                                                                   EXHIBIT T3E-1

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                                          )      Chapter 11
                                                )
TRENWICK AMERICA CORPORATION,                   )      Case No. 03-12635 (MFW)
                                                )
                                                )
                    Debtor                      )
                                                )
                                                )
                                                )

                          AMENDED DISCLOSURE STATEMENT
               PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE FOR
                 THE PLAN OF REORGANIZATION FOR TRENWICK AMERICA
               CORPORATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                            DATED: SEPTEMBER 10, 2004

WEIL, GOTSHAL & MANGES LLP                THE BAYARD FIRM
200 CRESCENT COURT, SUITE 300             222 DELAWARE AVENUE, SUITE 900
DALLAS, TEXAS 75201                       P.O. BOX 25130
(214) 746-7700                            WILMINGTON, DELAWARE 19899
                                          (302) 655-5000

                        ATTORNEYS FOR THE PLAN PROPONENTS

                                    OVERVIEW

      Contemporaneously herewith, J.C. Waterfall, Phoenix Partners, L.P., Phoenix Partners, II, L.P., Phaeton International (BVI) Ltd., and Tejas Securities Group, Inc. 401(k) Plan and Trust FBO John J. Gorman (collectively, the "Plan Proponents") have proposed and filed a Chapter 11 plan of reorganization (the "Plan") for Trenwick America Corporation (the "Debtor" or "TAC") pursuant to section 1121(c) of title 11 of the United States Code. This Disclosure Statement is being transmitted to holders of impaired Claims against TAC that are entitled to vote to accept or reject the Plan (i.e., Classes 3, 4, 5, 6, 7, 8, 9 and 10).

      The purpose of this Disclosure Statement is to provide holders of impaired Claims with adequate information to enable such holders to make reasonably informed decisions with respect to the Plan prior to exercising their right to vote to accept or reject the Plan.

      All capitalized terms not defined herein shall adhere to the meaning ascribed to them in the Plan.

      TAC, ALONG WITH TGL AND LSH, ARE DEBTORS IN THE ABOVE-REFERENCED JOINTLY ADMINISTERED CASES. HOWEVER, THE PLAN RELATES ONLY TO TAC AND NOT TO TGL OR LSH. AS SET FORTH BELOW, SIMULTANEOUSLY WITH THE ENTRY OF AN ORDER CONFIRMING THE PLAN, THE PLAN PROPONENTS (AND THE SIGNATORIES TO THE LETTER OF INTENT) WILL SUPPORT A REQUEST FOR ENTRY OF AN ORDER DISMISSING THE CHAPTER 11 CASES OF TGL AND LSH FOR THE PURPOSES OF REQUESTING AN ORDER FROM THE BERMUDA SUPREME COURT FOR THE WINDING-UP OF TGL AND LSH, OR SUCH OTHER DISPOSITION AS THE LoC BANK GROUP MAY REQUEST. AS DISCUSSED MORE FULLY IN ARTICLE III HEREOF, THE DEBTORS AND THE PLAN PROPONENTS BELIEVE THAT THE DISMISSAL OF THE CHAPTER 11 CASES OF TGL AND LSH WILL HAVE NO NEGATIVE IMPACT ON TAC'S CREDITORS.

      THE DISCLOSURE STATEMENT CONTAINS INFORMATION THAT MAY BEAR UPON YOUR DECISION TO ACCEPT OR REJECT THE PROPOSED PLAN. ALL FACTUAL AND FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY AND/OR IS BASED PRIMARILY UPON THE BOOKS AND RECORDS OF THE DEBTORS. THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN THE SUBJECT OF A CERTIFIED AUDIT. THE PLAN PROPONENTS MAKE NO REPRESENTATION AS TO THE ACCURACY OF THE FACTUAL OR FINANCIAL INFORMATION AND HAVE RELIED SOLELY ON THE DEBTORS IN ORDER TO OBTAIN SUCH INFORMATION. PLEASE READ THIS DOCUMENT THOROUGHLY AND CAREFULLY. THE PURPOSE OF THE DISCLOSURE STATEMENT IS TO PROVIDE YOU WITH "ADEQUATE INFORMATION" OF A KIND, AND IN SUFFICIENT DETAIL, AS FAR AS IS REASONABLY PRACTICABLE IN LIGHT OF THE NATURE AND HISTORY OF THE DEBTORS AND THE CONDITION OF THE DEBTORS' BOOKS AND RECORDS, THAT WOULD ENABLE A HYPOTHETICAL REASONABLE INVESTOR TYPICAL OF HOLDERS OF CLAIMS OR INTERESTS OF THE RELEVANT CLASS TO MAKE AN INFORMED JUDGMENT CONCERNING THE PLAN. HOLDERS OF CLAIMS SHOULD CAREFULLY READ THIS DISCLOSURE

STATEMENT IN ITS ENTIRETY, INCLUDING THE PLAN AND ALL OTHER EXHIBITS AND RELATED DOCUMENTS, PRIOR TO VOTING ON, OR OBJECTING TO, THE PLAN.

      THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(c) AND NOT NECESSARILY IN ACCORDANCE WITH ANY FEDERAL OR STATE SECURITIES LAWS, "BLUE SKY" LAWS OR OTHER APPLICABLE LAWS. THIS DISCLOSURE STATEMENT HAS NOT BEEN FILED WITH, OR REVIEWED BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE. THE PLAN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, AND NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. TO MAKE A REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      FOR THE CONVENIENCE OF CREDITORS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN, BUT THE PLAN ITSELF QUALIFIES ANY SUMMARY. THE DISCLOSURE STATEMENT CONTAINS INFORMATION SUPPLEMENTARY TO THE PLAN AND IS NOT INTENDED TO SUPPLANT OR SUBSTITUTE FOR THE PLAN ITSELF. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING.

      NO REPRESENTATIONS CONCERNING THE DEBTOR'S FINANCIAL CONDITION OR ANY ASPECT OF THE PLAN ARE AUTHORIZED OTHER THAN AS SET FORTH IN THE DISCLOSURE STATEMENT. ANY REPRESENTATIONS OR INDUCEMENTS MADE TO SECURE YOUR ACCEPTANCE WHICH ARE OTHER THAN AS CONTAINED IN OR INCLUDED WITH THIS DISCLOSURE STATEMENT SHOULD NOT BE RELIED UPON BY YOU IN ARRIVING AT YOUR DECISION TO APPROVE OR REJECT THE PLAN.

      THIS DISCLOSURE STATEMENT IS THE ONLY DOCUMENT AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ACCEPTING THE PLAN. NO SOLICITATION OF VOTES MAY BE MADE EXCEPT PURSUANT TO THIS DISCLOSURE STATEMENT, AND NO PERSON HAS BEEN AUTHORIZED BY THE BANKRUPTCY COURT TO USE OR DISCLOSE ANY INFORMATION CONCERNING THE DEBTOR OTHER THAN THE INFORMATION CONTAINED HEREIN. THE BANKRUPTCY COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A GUARANTY OR A DETERMINATION OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN, AN ENDORSEMENT OF THE PLAN BY THE BANKRUPTCY COURT OR A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

      OTHER THAN AS EXPLICITLY SET FORTH IN THIS DISCLOSURE STATEMENT, CREDITORS SHOULD NOT RELY UPON ANY INFORMATION RELATING TO THE DEBTOR, ITS ESTATE, THE VALUE OF ITS ASSETS, AND THE

NATURE OF ITS LIABILITIES OR ITS CREDITORS' CLAIMS. AS STATED ABOVE, ALL FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY OR IS BASED PRIMARILY UPON THE RECORDS OF THE DEBTOR AND HAS NOT BEEN THE SUBJECT OF A CERTIFIED AUDIT.

      THIS DISCLOSURE STATEMENT IS ACCURATE TO THE BEST OF THE PLAN PROPONENTS' KNOWLEDGE, INFORMATION AND BELIEF. AS THE INFORMATION CONTAINED HEREIN IS BASED PRIMARILY UPON THE DEBTOR'S RECORDS, THE PLAN PROPONENTS ARE UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN IS WITHOUT INACCURACIES OR OMISSIONS. MOREOVER, THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION STATED SINCE THAT DATE OR THAT THERE IS ANY DUTY OR OBLIGATION TO UPDATE SUCH INFORMATION.

      THE DISCLOSURE STATEMENT MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE PLAN PROPONENTS OR ANY OTHER PARTY OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTOR OR HOLDERS OF CLAIMS OR INTERESTS. CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ALL OUTCOMES OR THAT SUCH ESTIMATES AND ASSUMPTIONS ARE REASONABLE.

      SUMMARIES OF CERTAIN PROVISIONS, AGREEMENTS OR OTHER DOCUMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE AGREEMENT OR DOCUMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENT OR DOCUMENT.

      THE CONTENTS OF THIS DISCLOSURE STATEMENT SHOULD NOT BE CONSTRUED AS LEGAL, BUSINESS, SECURITIES OR TAX ADVICE. EACH CREDITOR OR INTEREST HOLDER IS ENCOURAGED TO CONSULT HIS OR HER OWN LEGAL COUNSEL AND ACCOUNTANT AS TO LEGAL, TAX AND OTHER MATTERS CONCERNING HIS OR HER CLAIM OR ITS TREATMENT UNDER THE PLAN.

                                TABLE OF CONTENTS

                                                                                                                PAGE
         INTRODUCTION.......................................................................................     1

I.       SUMMARY............................................................................................     2

         A.       The Chapter 11 Case.......................................................................     2

         B.       Chapter 11: In General....................................................................     4

         C.       General Overview..........................................................................     4

         D.       Exhibits..................................................................................     7

         E.       Disclosure Statement Enclosures...........................................................     7

         F.       Hearing on and Objections to the Plan.....................................................     8

         G.       Recommendation............................................................................     9

II.      GENERAL INFORMATION................................................................................     9

         A.       The Debtors' Corporate Structure..........................................................     9

         B.       The Debtors' Financial Structure and Funding Sources......................................    11

         C.       The Letter of Credit Facility.............................................................    12

         D.       The Senior Notes..........................................................................    13

         E.       The CI Notes..............................................................................    14

         F.       The Trust Preferreds......................................................................    14

         G.       Insurance Regulatory Oversight and Restrictions on the Exercise of Debtors' Corporate
                  Powers....................................................................................    14

         H.       Events Precipitating The Chapter 11 Cases.................................................    15

         I.       Intercompany Obligations..................................................................    18

         J.       The Debtors' Consensual Arrangement with Their Creditors for the Long-Term Restructuring
                  of Their Debt Obligations.................................................................    18

III.     THE CHAPTER 11 CASES...............................................................................    19

         A.       Filings of Chapter 11 Petitions and "Winding Up" Proceedings..............................    19

         B.       Administration of the Chapter 11 Cases....................................................    19

         C.       Bankruptcy Court First Day Orders.........................................................    20

         D.       Parties-in-Interest and Professionals.....................................................    20

         E.       Employee Relations........................................................................    23

         F.       Employment of W. Marston Becker and Timothy R. Graham.....................................    23

         G.       The Barclays Sale.........................................................................    24

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                PAGE

         H.       The Magicsunny Sale.......................................................................    25

         I.       The Runoff Agreements and Employment Agreements...........................................    26

IV.      DESCRIPTION OF INVESTIGATION AND DESCRIPTION OF POTENTIAL ESTATE CLAIMS............................    27

         A.       Introduction..............................................................................    27

         B.       Scope and Subjects of the Creditors' Committee's Investigation............................    28

         C.       Certain Potential Claims..................................................................    31

         D.       Executory Contracts and Unexpired Leases..................................................    34

         E.       Claims Process and Bar Date...............................................................    35

V.       SUMMARY OF THE PLAN................................................................................    36

         A.       Summary of Claims Treatment and Settlement................................................    37

         B.       Classification and Treatment of Claims and Interests......................................    38

         C.       Means for the Implementation of Plan......................................................    46

         D.       Distributions to Holders of Claims and Interests..........................................    57

         E.       Effect of the Plan on Claims and Interests................................................    63

         F.       Executory Contracts.......................................................................    68

         G.       Conditions to Confirmation and Occurrence of Effective Date...............................    69

         H.       Confirmability and Severability of a Plan and Cram-Down...................................    71

         I.       Administrative Provisions.................................................................    71

         J.       Financial Projections and Estimates of Recovery...........................................    75

VI.      VOTING REQUIREMENTS, ACCEPTANCE, CONFIRMATION AND CONSUMMATION OF THE PLAN.........................    77

         A.       General...................................................................................    77

         B.       Eligibility to Vote.......................................................................    78

         C.       Estimation and Temporary Allowance of Claims..............................................    78

         D.       Acceptance Requirements...................................................................    79

         E.       Transmission of Ballots...................................................................    79

         F.       Acceptances Required From Impaired Classes................................................    79

         G.       Confirmation Without Acceptance of All Impaired Classes ("Cram-down").....................    80

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                PAGE

         H.       Feasibility of the Plan..................................................................     81

         I.       Best Interests of Creditors..............................................................     81

         J.       Compliance With Securities Laws..........................................................     82

         K.       Certain Risk Factors to be Considered ...................................................     85

         L.       Certain Federal Income Tax Consequences of the Plan......................................     90

         M.       Alternatives to Confirmation of the Plan.................................................    102

         N.       Alternative Plans of Reorganization......................................................    102

         O.       Confirmation Hearing.....................................................................    102

VII.     CONCLUSION........................................................................................    104

                                TABLE OF CONTENTS
                                   (CONTINUED)

                        EXHIBITS TO DISCLOSURE STATEMENT

EXHIBIT "A" - Plan of Reorganization for Trenwick America Corporation under
              Chapter 11 of the Bankruptcy Code (along with Exhibit A thereto, the Letter of Intent)

EXHIBIT "B" - Order dated September 13, 2004 approving the Disclosure Statement

EXHIBIT "C" - Corporate Structure Chart

EXHIBIT "D" - Distribution Summary

EXHIBIT "E" - Projections and Estimates

                                  INTRODUCTION

      The Plan Proponents hereby submit this Amended Disclosure Statement (the "Disclosure Statement") pursuant to section 1125 of the Bankruptcy Code, to holders of Claims against, and Interests in, Trenwick America Corporation ("TAC" or the "Debtor"), in connection with (i) the solicitation of acceptances or rejection of the Plan of Reorganization for Trenwick America Corporation Under Chapter 11 of the Bankruptcy Code, dated September 10, 2004, as may be amended, supplemented or otherwise modified from time to time (the "Plan"), a copy of which is annexed hereto as Exhibit "A", and filed by the Plan Proponents with the Bankruptcy Court and (ii) the hearing to consider confirmation of the Plan (the "Confirmation Hearing") scheduled for October 27, 2004 at 11:30 a.m. (ET). This Disclosure Statement was approved by Order dated September 13, 2004, a copy of which is annexed hereto as Exhibit "B". The Plan Proponents are distributing this Disclosure Statement to provide the Debtor's creditors holding Allowed Claims(1) with adequate information so that they can make an informed judgment on whether to vote to accept or reject the Plan. This Disclosure Statement generally describes the Plan and contains information concerning, among other things, voting instructions, recovery information, classification and treatment of Claims and Interests, and the Debtor's history, businesses, assets, Causes of Action, and Runoff of its insurance operating company subsidiaries. Please read this Disclosure Statement and the Plan carefully and follow the instructions set forth below to vote on the Plan.

      TAC, ALONG WITH TGL AND LSH, ARE DEBTORS IN THE ABOVE-REFERENCED JOINTLY ADMINISTERED CASES. HOWEVER, THE PLAN RELATES ONLY TO TAC AND NOT TO TGL OR LSH. AS SET FORTH BELOW, SIMULTANEOUSLY WITH THE ENTRY OF AN ORDER CONFIRMING THE PLAN, THE PLAN PROPONENTS (AND THE SIGNATORIES TO THE LETTER OF INTENT) WILL SUPPORT A REQUEST FOR ENTRY OF AN ORDER DISMISSING THE CHAPTER 11 CASES OF TGL AND LSH FOR THE PURPOSES OF REQUESTING AN ORDER FROM THE BERMUDA SUPREME COURT FOR THE WINDING-UP OF TGL AND LSH, OR SUCH OTHER DISPOSITION AS THE LoC BANK GROUP MAY REQUEST. AS DISCUSSED MORE FULLY IN ARTICLE III HEREOF, THE DEBTORS AND THE PLAN PROPONENTS BELIEVE THAT THE DISMISSAL OF THE CHAPTER 11 CASES OF TGL AND LSH WILL HAVE NO NEGATIVE IMPACT ON TAC'S CREDITORS.

      In pursuit of the goal of maximizing value for creditors, the Plan Proponents have concluded that the Debtor's Estate would be best served by confirmation of the Plan. The Plan Proponents believe that the Plan will maximize recoveries to holders of Allowed Claims and that acceptance of the Plan is in the best interest of the Debtor and its creditors. The Plan Proponents urge creditors in impaired Classes that are entitled to vote, to vote to accept the Plan.

      The requirements for confirmation of the Plan and certain of the statutory findings that must be made by the Bankruptcy Court are described below under the caption "Voting Requirements, Acceptance, Confirmation and Consummation of the Plan."

----------
(1) As stated above, capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Plan.

      FOR A DESCRIPTION OF THE OVERALL STRUCTURE OF THE PLAN AND THE DISTRIBUTIONS TO BE MADE THEREUNDER, SEE ARTICLE IV OF THIS DISCLOSURE STATEMENT ENTITLED "SUMMARY OF THE PLAN." FOR A GENERAL DESCRIPTION OF THE DEBTOR, ITS HISTORY AND THE EVENTS WHICH TOOK PLACE DURING THE CHAPTER 11 CASE, PLEASE SEE
ARTICLE II OF THIS DISCLOSURE STATEMENT ENTITLED "GENERAL INFORMATION."

      Confirmation of the Plan and the occurrence of the Effective Date are subject to a number of material conditions precedent, which are summarized in this Disclosure Statement. There can be no assurance that these conditions will be satisfied.

                                   I. SUMMARY

A.    THE CHAPTER 11 CASE

      On August 20, 2003 (the "Petition Date"), TAC, along with Trenwick Group Ltd. ("TGL") and LaSalle Re Holdings Limited ("LSH," and collectively with TAC and TGL, the "Debtors") filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code (collectively, the "Chapter 11 Cases") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court.") By Order dated August 25, 2003, the Chapter 11 Cases were consolidated (for procedural purposes only) and are being jointly administered in the Bankruptcy Court before The Honorable Mary F. Walrath, Chief United States Bankruptcy Judge, under Case Number 03-12635. The Debtors, including TAC, are in possession of their properties and continue to operate and manage their businesses as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in the Chapter 11 Cases.

      On September 4, 2003 the United States Trustee for the District of Delaware, pursuant to section 1102 of the Bankruptcy Code, appointed the Creditors' Committee to represent the interests of all unsecured creditors in the Chapter 11 Cases. The Creditors' Committee was subsequently reconstituted on January 6, 2004.

      On March 26, 2004, TAC filed a proposed plan of reorganization and disclosure statement. A hearing to consider the adequacy of information contained in the Debtor's proposed plan and disclosure statement was scheduled for April 27, 2004. Prior to the filing of its proposed plan and disclosure statement, on March 17, 2004, the Debtors filed their Second Motion for an Order Pursuant to 11 U.S.C. Section 1121(d) further extending the Debtors' exclusive periods in which to file a plan of reorganization and solicit acceptances thereon ("Exclusivity Motion"), whereby the Debtors sought to further extend the time periods within which they had the exclusive right to file a plan and to solicit acceptances thereto. On April 8, 2004, the Plan Proponents filed a motion to terminate the Debtors' exclusive periods. On April 22, 2004, the Plan Proponents filed their objection to TAC's proposed disclosure statement. On the same date, the Plan Proponents filed an objection to the Exclusivity Motion. On April 27, 2004, the Bankruptcy Court entered an order approving the stipulation among the Debtors, the Creditors' Committee, and the Plan Proponents terminating the Debtors' exclusive periods, pursuant to which the Exclusivity Motion was deemed withdrawn and the Debtors' exclusive periods were terminated. Such stipulation was amended by agreement of the parties on or about May 28,

2004. On May 28, 2004, the Plan Proponents filed the Plan. The Plan does not provide for the treatment of claims against and interests in TGL or LSH. Simultaneously with the entry of the Confirmation Order confirming the Plan, the Plan Proponents (and the signatories to the Letter of Intent) will support a request for entry of an order dismissing the Chapter 11 cases of TGL and LSH for the purposes of requesting an order from the Bermuda Supreme Court for the winding-up of TGL and LSH, or such other disposition as the LoC Bank Group may request. On June 16, 2004, TAC withdrew its plan and disclosure statement.

      As described in greater detail in Section III.A. of this Disclosure Statement, also on the Petition Date, TGL and LSH (the "Bermuda Debtors") each filed a "winding up" proceeding in the Supreme Court of Bermuda. Thus far, the Supreme Court of Bermuda has permitted the Bermuda Debtors to remain in provisional liquidation through the pendency of the Chapter 11 process. However, there are no longer sufficient available funds with which to support the continued administration of the Bermuda Debtors' Chapter 11 Cases. On April 2, 2004, the Bermuda Debtors, by their Bermudian counsel, appeared before the Bermuda Supreme Court and requested that their Petitions be adjourned in order to allow the TAC restructuring to continue. Pursuant to an Order of the Bermuda Supreme Court dated April 2, 2004, the Petitions were adjourned until October 8, 2004. The Bermuda Debtors can request an earlier hearing should that prove necessary. Following the hearing on the Petitions, the Chief Justice of the Bermuda Supreme Court was provided a confidential report by the joint provisional liquidators regarding the status of the matters.

      The LoC Bank Group has a senior security interest in all of the assets of the Bermuda Debtors. There are no unencumbered assets available for distribution to any unsecured creditors of the Bermuda Debtors on account of their claims. Accordingly, it is expected that the Bermuda Debtors will request that, simultaneously with the entry of the Confirmation Order, the Bermuda Supreme Court enter an order for the winding-up of the Bermuda Debtors that would be effective simultaneous with the Effective Date of the Plan.

      Upon information and belief, an order for the winding up of the Bermuda Debtors would operate in favor of all creditors and contributories. Ultimately, the Bermuda Court will appoint a liquidator who may be the Official Receiver or any other fit person who will assume responsibility for the Bermuda Debtors' corporate governance. The liquidator will take into his custody or under his control all the property and things in action which the Bermuda Debtors are or appear to be entitled. Additionally, the liquidator will be responsible for distributing the assets of the Bermuda Debtors to their respective creditors in accordance with their priorities under applicable law. The Bermuda Court will confer certain powers to the liquidator to enable him to effectively wind up the affairs of the Bermuda Debtors and distribute their assets to their creditors in order of priority. The exercise by the liquidator of the powers conferred to him will be subject to the Supreme Court of Bermuda's control. Any creditor or contributory of the Bermuda Debtors has the ability to apply to the Bermuda Court with respect to the exercise or proposed exercise by the liquidator of those powers conferred.

      The Debtors and the Plan Proponents do not believe that the dismissal of the Chapter 11 Cases of TGL and LSH will have any negative impact on TAC's creditors. In fact, the Debtors and the Plan Proponents believe that TAC's creditors will benefit from such dismissals. Under the Plan, the LoC Bank Group's Maximum Claim is reduced by funds received from other sources. Because the LoC Bank Group is the senior secured creditor at TGL and LSH, after payment of any expenses of liquidation, assets available for distribution would first be distributed to the LoC Bank Group on account of their claims. Any recovery by the LoC Bank Group from such sources will reduce the LoC Bank Group Maximum Claim and free up funds at TAC for the remainder of TAC's creditors.

B.    CHAPTER 11: IN GENERAL

      Chapter 11 is the principal business reorganization vehicle of the Bankruptcy Code. Upon the filing of a petition for reorganization under Chapter 11, an estate is created containing all of the debtor's property and, generally, the debtor remains in control of its property and business as a debtor-in-possession. Under section 362 of the Bankruptcy Code, the commencement of a case under the Bankruptcy Code invokes an automatic stay of all attempts to collect claims or enforce liens against a debtor or the property of a debtor that arose prior to the commencement of such debtor's case or that otherwise interfere with such debtor's property. Under Chapter 11, a debtor is authorized to reorganize its business and capital structure for the benefit of its estate, creditors and stockholders.

      The confirmation of a plan of reorganization is the principal objective of a Chapter 11 case. A plan of reorganization sets forth the means for treating claims against, and interests in, a debtor. A claim or interest is impaired under a plan of reorganization if the plan provides that such claim will not be repaid in full or that the legal, equitable or contractual rights of the holder of such claim or interest are altered. A holder of an impaired claim or interest is entitled to vote to accept or reject a plan of reorganization. Chapter 11 does not require every holder of claims and interests to vote in favor of a plan of reorganization in order for the bankruptcy court to confirm the plan. However, the bankruptcy court must find that the plan of reorganization meets a variety of statutory tests before it may confirm, or approve, the plan of reorganization. Section 1125 of the Bankruptcy Code requires a debtor, before soliciting acceptances of the proposed plan, to prepare a disclosure statement containing adequate information of such kind, and in such detail, as to enable a hypothetical reasonable investor to make an informed judgment about the plan. The Bankruptcy Court has determined that this Disclosure Statement meets that test.

C.    GENERAL OVERVIEW

      The arrangements set forth in the Plan and the transactions described in this Disclosure Statement involving the Debtor and its non-Debtor Affiliates reflect a settlement among the Debtor's major creditor constituencies as embodied in the Letter of Intent. After a series of Restructuring Transactions, to the extent the same are entered into, New TAC will be a holding company and will have as its principal asset, directly or indirectly through subsidiaries, 100% of the outstanding shares of the stock of TARCO and InsCorp. On or before the Effective Date, TARCO will create a new subsidiary, TASCO, that will employ all the current employees of TAC currently providing services to InsCorp and TARCO, among others, and maintain responsibility for the operations of InsCorp and TARCO. New TAC's principal source of funding will be the New Term Loan Facility and the New Revolver Facility, payments it may receive from TASCO, as well as potential future funding from dividends from TARCO, if any, to the extent permitted by the appropriate regulatory bodies. A Litigation Trust may also be formed to which TAC will, on behalf of all of its creditors, assign all of its rights to (i) pursue all Causes of Action (against parties not released under the Plan) and (ii) receive all Causes of Action recoveries.

      The following table summarizes the treatment for creditors under the Plan. For a complete explanation, please refer to the discussion in Section V.B. of this Disclosure Statement, entitled "Classification and Treatment of Claims and Interests" and to the Plan itself.


                                                                                                         ESTIMATED
CLASS       DESCRIPTION                                      TREATMENT                                  RECOVERY(2)
-----       -----------          -----------------------------------------------------------------      -----------

1.          Secured Claims       At the sole option of New TAC, Allowed Secured Claims will either           100%
                                 (i) be Reinstated and rendered unimpaired or
                                 (ii) receive Cash in the amount of Allowed
                                 Secured Claim, including any interest on such
                                 Allowed Secured Claim required pursuant to
                                 Section 506(b) of the Bankruptcy Code.

2.          Priority Claims      Holders of Allowed Priority Claims will be paid in full in Cash on          100%
                                 account of their Allowed Priority Claims.

3.          LoC Bank Group       Holders of Allowed LoC Bank Group Claims will receive their Pro Rata       27.4%
            Claim                Share of New Series B Junior Subordinated Notes to be issued in the
                                 Face Amount of $19,505,000 and Junior
                                 Litigation Trust Certificates entitling the
                                 holders of Allowed LoC Bank Group Claims the
                                 right to receive, in the aggregate, the LoC
                                 Bank Group's Maximum Claim in Face Amount in
                                 respect of such New Series B Junior
                                 Subordinated Notes and Junior Litigation Trust
                                 Certificates; provided however, that (i) New
                                 Series B Junior Subordinated Notes and Junior
                                 Litigation Trust Certificates shall be
                                 deposited by the LoC Bank Group with the New
                                 TAC Escrow Agent and (ii) any Debt Payments and
                                 Trust Payments due the LoC Bank Group with
                                 respect thereto shall be deposited by New TAC,
                                 on behalf of the LoC Bank Group, into the New
                                 TAC Bank Group Escrow. On the Business Day
                                 following a LoC Claim Date, the New TAC Escrow
                                 Agent shall distribute funds in accordance with
                                 the New TAC Bank Group Escrow Agreement. The
                                 LoC Bank Group Claim is subject to further
                                 reduction or setoff for distributions received
                                 by the LoC Bank Group on account

----------
(2) See Section VI.J. hereof. The estimated recoveries of holders of Classes 3, 4, 5, 6, 7, 9 and 10 are pro forma projections based upon information with respect to projected revenues and expenses provided to the Plan Proponents, and are therefore uncertain by nature as they are based upon currently available data and will vary based upon the Runoff, the amount of payments received from TASCO, Cause of Action recoveries and recoveries from any and all other sources. Actual recoveries may vary substantially from the estimated recoveries and there is no assurance that the estimates can be achieved.

                                 of the Prepetition Claim of Trenwick (Barbados)as described further herein.

4.          Senior Notes Claim   Holders of Allowed Senior Notes Claims will receive their Pro Rata         60.4%
                                 Share of (i) New Senior Subordinated Notes and Senior Litigation
                                 Trust Certificates entitling the holders of Allowed Senior Note
                                 Claims to receive an aggregate of $35,000,000 in respect of such New
                                 Senior Subordinated Notes and Senior Litigation Trust Certificates
                                 and (ii) New Series B Junior Subordinated Notes and Junior
                                 Litigation Trust Certificates entitling the holders of Allowed
                                 Senior Note Claims to receive an aggregate of $41,945,161.29 in respect of such New Series B Junior Subordinated Notes and Junior
                                 Litigation Trust Certificates.

5.          InsCorp Claim        The Holder of an Allowed InsCorp Claim will receive (i) New Senior         81.2%
                                 Subordinated Notes and Senior Litigation Trust Certificates
                                 entitling it to receive an aggregate of $16,764,306.00 in respect of such New Senior Subordinated Notes and Senior Litigation Trust
                                 Certificates and (ii) New Series A Junior Subordinated Notes and
                                 Junior Litigation Trust Certificates entitling the holder of an
                                 Allowed InsCorp Claim to receive an aggregate of $9,535,694.00 in respect of such New Series A Subordinated Notes and Junior
                                 Litigation Trust Certificates.

6.          CI Notes Claim       Each Holder of an Allowed CI Notes Claim shall receive its Pro Rata        60.4%
                                 Share of (i) New Senior Subordinated Notes and Senior Litigation
                                 Trust Certificates entitling the holders of Allowed CI Notes Claims to receive an aggregate of $821,963.30 in respect of such New Senior
                                 Subordinated Notes and Senior Litigation Trust Certificates and (ii)
                                 New Series B Junior Subordinated Notes and Junior Litigation Trust
                                 Certificates entitling the holders of Allowed CI Note Claims to receive an aggregate of $984,946.70 in respect of such New Series B
                                 Junior Subordinated Notes and Junior Litigation Trust Certificates.

7.          General Unsecured    Each Holder of an Allowed General Unsecured Claim will receive its         60.4%
            Claims               Pro Rata Share of (i) New Senior Subordinated Notes and Senior
                                 Litigation Trust Certificates entitling it to receive an aggregate amount of forty-five percent (45%) of its Allowed Claim and (ii) New
                                 Series B Junior Subordinated Notes and Junior Litigation Trust
                                 Certificates entitling each holder to receive an aggregate amount of fifty-five percent (55%) of its Allowed Claim in respect of such
                                 New Series B

                                 Junior Subordinated Notes and Junior Litigation Trust
                                 Certificates.

8.          Convenience Claims   Holders of Allowed Convenience Claims will
                                 receive 100% of their 100F% Allowed Convenience Claims
                                 (as reduced in accordance with Section 6.34 of the Plan),
                                 without interest, in Cash.

9.          Trust Preferreds     Each Holder of an Allowed Trust Preferreds Claim shall receive its            0%
            Claim                Pro Rata Share of New TAC Interests and Residual Trust Certificates.

10.         Other Intercompany   Each Holder of an Allowed Other Intercompany                                N/A(3)
            Claim                will receive its Claims Pro Rata Share of (i) New Senior
                                 Subordinated Notes and Senior Litigation Trust Certificates
                                 entitling it to receive an aggregate amount of forty-five
                                 percent (45%) of its Allowed Claim and (ii) New Series B Junior
                                 Subordinated Notes and Junior Litigation Trust Certificates
                                 entitling each holder to receive an aggregate amount of fifty-five percent (55%) of its Allowed Claim in respect of such New
                                 Series B Junior Subordinated Notes and Junior Litigation Trust
                                 Certificates.

11.         Section 510(b)       Holders of Section 510(b) Claims will not receive any distributions           0%
            Claims               under the Plan.

12.         Old Common Stock     The Old Common Stock will be  cancelled and extinguished. Holders             0%
                                 of Old Common Stock will not receive any distributions under the Plan.

D.    EXHIBITS

      1.    Exhibits

      All exhibits to this Disclosure Statement are incorporated as if fully set forth herein and are a part of this Disclosure Statement.

E.    DISCLOSURE STATEMENT ENCLOSURES

      Accompanying the Disclosure Statement are the following enclosures:

      1.    Disclosure Statement Approval Order

      A copy of the Order of the Court dated September 13, 2004, attached as Exhibit "B", approving this Disclosure Statement and, among other things, establishing procedures for voting on the Plan, and scheduling the hearing to consider, and the deadline for objecting to, confirmation of the Plan (the "Disclosure Statement Approval Order").

----------
(3) See infra Section V.A. herein discussing Summary of Claims Treatment and Settlement.

      2.    Notice of Confirmation Hearing

      A copy of the notice of the deadline for submitting ballots to accept or reject the Plan and, among other things, the date, time and place of the Confirmation Hearing and the deadline for filing objections to confirmation of the Plan (the "Notice of Confirmation Hearing").

      3.    Ballots

      One or more ballots (and return envelopes) by which those entitled to vote may vote for acceptance or rejection of the Plan.

      4.    Eligibility to Vote; Summary of Voting Procedures

      If you are entitled to vote on the Plan, after carefully reviewing the information contained in this Disclosure Statement, please indicate your acceptance or rejection of the Plan by voting on the enclosed ballot(s). Please complete and sign the original ballot (copies, facsimiles and oral votes will not be accepted), and return it to the balloting agent (the "Voting Agent") at the following address, before 5:00 p.m. Eastern Time on October 18, 2004 (the "Voting Deadline"):

                            FINANCIAL BALLOTING GROUP
                 ATTN: TRENWICK AMERICA CORP. BALLOT PROCESSING
                           757 THIRD AVENUE, 3RD FLOOR
                            NEW YORK, NEW YORK 10017

F.    HEARING ON AND OBJECTIONS TO THE PLAN

      1.    Confirmation Hearing

      The Confirmation Hearing has been scheduled for October 27, 2004 at 11:30 a.m. Eastern Time, in Room B, United States Bankruptcy Court, 824 N. Market Street, Wilmington, Delaware 19801.

      2.    Date Set for Filing Objections to Confirmation of the Plan

      Any objections to confirmation of the Plan must be made in writing and must be filed with the Office of the Clerk of the Bankruptcy Court, 824 N. Market Street, 5th Floor, Wilmington, Delaware 19801, with a copy delivered, on or before the date set forth in the notice of the confirmation hearing sent to you with the Disclosure Statement, to: (a) Counsel for the Plan Proponents (i) Weil, Gotshal & Manges, LLP, 200 Crescent Court, Suite 300, Dallas, Texas 75201,
Attn: Martin A. Sosland, Esq. and Stephen A. Youngman, Esq. and (ii) The Bayard Firm, 222 Delaware Avenue, Suite 900, P.O. Box 25130, Wilmington, Delaware 19899, Attn: Neil B. Glassman, Esq.; (b) the Debtor, Trenwick America Corporation, One Canterbury Green, Stamford, Connecticut 06901, Attn: Timothy R. Graham, Esq.; (c) counsel to the Debtor (i) Ashby & Geddes, 222 Delaware Avenue, 17th Floor, P.O. Box 1150, Wilmington, Delaware 19899, Attn: Christopher S. Sontchi, Esq., Don A. Beskrone, Esq. and (ii) Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019-6092, Attn: Benjamin Hoch, Esq., Irena Goldstein, Esq., and Carey D. Schreiber, Esq.; (d) counsel for the Creditors' Committee, Young Conaway Stargatt & Taylor, LLP, The Brandywine Building, 1000 West

Street,17th Floor, P.O. Box 391, Wilmington, Delaware 19899-0391, Attn: Brendan
L. Shannon, Esq., and Maureen Luke, Esq. and (e) the Office of the United States Trustee, District of Delaware, 844 N. King Street, Room 2311, Lockbox 35, Wilmington, DE 19801, Attn: Joseph J. McMahon, Jr., Esq.

      Any objection to confirmation must be made in writing and must specify in detail the name and the address of the Person objecting, the grounds for the objection and the nature and amount of the Claim or Interest held by the objector. Any such objection must be filed with the Bankruptcy Court and served upon the parties designated in the notice of the Confirmation Hearing on or before the deadline specified in the Confirmation Notice. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED IT WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

G.    RECOMMENDATION

      THE PLAN PROPONENTS BELIEVE THAT CONFIRMATION OF THE PLAN IS DESIRABLE AND IN THE BEST INTEREST OF THE ESTATE. The Plan provides for an equitable distribution scheme. Any alternative to confirmation of the Plan, such as conversion to a Chapter 7 case or attempts by another party-in-interest to file a plan, could result in significant delays, litigation and cost. FOR THESE REASONS, THE PLAN PROPONENTS URGE YOU TO RETURN YOUR BALLOT ACCEPTING THE PLAN.

      IF YOU HAVE ANY QUESTIONS REGARDING THE INFORMATION CONTAINED HEREIN OR IN THE PLAN, PLEASE CONTACT EITHER OF THE FOLLOWING: MARTIN A. SOSLAND OR STEPHEN
A. YOUNGMAN (214.746.7700).

                            II. GENERAL INFORMATION(4)

A.    THE DEBTORS' CORPORATE STRUCTURE

      TGL is a publicly-held Bermuda-based specialty insurance and reinsurance holding company. TGL was formed in 1999 to acquire two publicly held companies, Trenwick Group Inc. and co-debtor LSH, and the minority interest in LaSalle Re Limited, a Bermuda operating insurance company ("LaSalle Re"), the direct subsidiary of LSH. The acquisition was completed on September 27, 2000 (the "Trenwick-LaSalle Combination"). Prior to the commencement of the Chapter 11 Cases, TGL had direct and indirect subsidiaries located in Bermuda, Barbados, France, the United States (the "U.S.") and the United Kingdom (the "U.K."). The corporate structure of the Debtors and their affiliated companies as of December 31, 2003 is depicted in Exhibit "C". TGL and its direct and indirect subsidiaries are collectively referred to herein as the "Trenwick Group."

      TGL's U.S. insurance business is conducted through TAC. TAC is a Delaware holding company headquartered in Stamford, Connecticut, that has as its principal assets the direct and indirect ownership interest in regulated operating insurance company subsidiaries. Currently,

----------

(4) The following factual recitation is based in substantial part upon information provided by the Debtor in the disclosure statement filed by the same on March 26, 2004.

TAC's direct regulated insurance subsidiary is Trenwick America Reinsurance Corporation, a Connecticut insurance company ("TARCO"), and TAC's indirect regulated insurance subsidiary is the Insurance Corporation of New York, a New York insurance company ("InsCorp"), which is the wholly-owned direct subsidiary of TARCO.

      TAC is a wholly-owned subsidiary of Trenwick (Barbados) Limited ("Trenwick (Barbados)"), which in turn is a wholly-owned subsidiary of TGL. In November 2002, TARCO began providing treaty reinsurance to insurers of property and casualty risk through an underwriting facility with Chubb Re, Inc. and its affiliate Federal Insurance Company (together, "Chubb"). As of November 1, 2002, TARCO and Chubb entered into a Stop Loss Reinsurance Agreement, pursuant to which TARCO agreed to reinsure Chubb's subsidiary, Federal Insurance Company, for losses under the underwriting arrangement. On April 15, 2003, TARCO ceased underwriting reinsurance business under the Chubb facility in order to reduce costs following the significant decline in business underwritten under this facility. On June 18, 2003, the Chubb facility was cancelled. As a result, TARCO, is primarily in Runoff.(5)

      Prior to the Petition Date, TGL's U.K. insurance business was conducted through subsidiaries of its wholly-owned U.K. holding company subsidiaries Trenwick Holdings Limited ("THL") and Trenwick UK Holdings Limited ("TUKHL"). Through its wholly-owned operating insurance subsidiary Trenwick International Limited ("Trenwick International"), which is currently in Runoff, THL underwrote various specialty insurance and reinsurance products until it was placed in Runoff. Significant lines of THL's business and significant customers were transferred to TUKHL prior to the Petition Date. TUKHL underwrites specialty property and casualty insurance as well as treaty and facultative property and casualty reinsurance on a worldwide basis. TUKHL participated at the Society of Lloyd's as constituted under the Lloyd's Acts 1871-1982 ("Lloyd's") through its direct subsidiary Trenwick Managing Agents Limited ("TMAL"), a managing agent at Lloyd's, and through five Lloyd's corporate members (collectively, the "Lloyd's Operations"). The corporate members included Oak Dedicated Limited ("Oak One"), Oak Dedicated Two Limited ("Oak Two"), and Oak Dedicated Three Limited ("Oak Three"), which were subsidiaries of LaSalle Re, and Oak Dedicated Four Limited ("Oak Four," and together with Oak One, Oak Two and Oak Three, the "Oaks"), which was a subsidiary of Audit Holdings Limited and an indirect subsidiary of TGL.

      TGL's Bermuda-based insurance business was conducted through its direct and indirect subsidiaries LSH and LaSalle Re. LaSalle Re is also currently in Runoff.

----------
(5) The Runoff of an operating insurance company differs from the liquidation of non-insurance entities in that the operations of operating insurance companies in Runoff continue. Even though the company no longer actively writes new insurance/reinsurance business, it pays off its liabilities as they come due. The activity associated with business written by the operating insurance company in prior years both from a premium and loss standpoint continues for a number of years after the company begins the Runoff. Insurance companies in Runoff need employees and managers to service their existing insurance portfolios and oversee the Runoff process, although a company in Runoff would no longer have any underwriting staff and remaining staff would handle the premiums and losses on previously written business. Typically, over time as activity diminishes there is a matching reduction in staff. In certain instances, more staff may leave than is necessary to conduct the Runoff and staff may need to be hired, or tasks outsourced.

      As of the Petition Date, TAC employed approximately 86 employees. Neither TGL nor LSH had employees as of the Petition Date. TMAL and Trenwick International had an aggregate of approximately 250 employees in the U.K. Various other affiliates of the Debtors, collectively, had an aggregate of approximately 10 employees.

B.    THE DEBTORS' FINANCIAL STRUCTURE AND FUNDING SOURCES

      As holding companies, the Debtors' principal assets are their investments in their direct and indirect regulated insurance subsidiaries. The Debtors' operating insurance subsidiaries receive cash from premiums, investment income and proceeds from sales and maturities of portfolio investments. Those operating subsidiaries utilize such cash to pay claims, purchase their own reinsurance protection, meet operating and capital expenses and purchase investment securities.

      Historically, TAC's and TGL's principal source of funding consisted of dividends, tax allocation payments and other payments, including intercompany borrowings, from their direct and indirect subsidiaries as permitted by statute or regulatory approval. LSH's funding has been derived from dividends and other payments from LaSalle Re and its subsidiaries, including fees for services provided to LaSalle Re and its subsidiaries, which fees and payments are subject to review by the Bermuda Monetary Authority. Trenwick (Barbados), as a "pass through" holding company, does not generate or earn funds since it has no operations or expenses related to operations.

      As a result of the Runoff of insurance operations, the only funds that TAC and TGL currently receive, other than tax allocation payments, tax refunds and minimal returns on their cash balances, are reimbursements for services that they provide pursuant to an Amended and Restated Administrative Services Agreement, dated January 1, 2003, among TARCO, InsCorp, Trenwick (Barbados) and other of TAC's affiliated companies (collectively, the "Companies"), Trenwick Services Inc., a Delaware corporation and wholly-owned subsidiary of Trenwick (Barbados) ("Trenwick Services"), TAC and TGL (the "ASA").(6) Prior to the Petition Date, pursuant to the ASA, TAC and TGL provided the Companies with certain management, administrative, consulting, accounting and other services, on a cost allocation basis consistent with generally accepted accounting principles and in accordance with New York Insurance Regulation 30. Since the Petition Date, TAC has been the sole provider of such services.(7)

      The Debtors principally used their cash to meet operating expenses, repay loans to affiliates and to service their debt obligations.

      For its fiscal year ended December 31, 2002, TGL reported consolidated revenues of approximately $1.1 billion, TAC reported consolidated revenues of approximately $571 million

----------
(6) The ASA replaced a similar 1999 services agreement among the Companies, certain of TAC's former subsidiaries and Trenwick Group Inc., a Delaware corporation.

(7) Similarly, LSH and LaSalle Re have an arrangement whereby LaSalle Re pays for administrative services provided by LSH on behalf of LaSalle Re. LaSalle Re and TAC have an arrangement whereby LaSalle Re pays TAC for administrative services provided by TAC on behalf of LaSalle Re.

and LSH reported consolidated revenues of approximately $448.5 million. In fiscal year 2002, TGL reported a consolidated net loss of approximately $385 million, TAC reported a consolidated net loss of approximately $276 million and LSH reported a consolidated net loss of approximately $85.5 million.

      For the six (6) months ended June 30, 2003, on an unaudited basis,(8) TGL reported a consolidated net loss of approximately $51 million on consolidated revenues of approximately $462 million, TAC reported a net loss of approximately $48 million on consolidated revenues of approximately $234 million and LSH reported a net loss of approximately $87 million on consolidated revenues of approximately $153 million.

      As of June 30, 2003, on an unaudited basis, TGL reported consolidated assets of approximately $5 billion, TAC reported consolidated assets of approximately $2.2 billion and LSH reported consolidated assets of approximately $2.2 billion. As of June 30, 2003, on an unaudited basis, TGL's reported consolidated liabilities were approximately $4.8 billion, TAC's reported consolidated liabilities were approximately $2.0 billion and LSH's reported consolidated liabilities were approximately $1.96 billion.

C.    THE LETTER OF CREDIT FACILITY

      In September 2000, concurrently with the Trenwick-LaSalle Combination, TAC and THL, TGL's U.S. and U.K. holding companies, respectively, entered into an amended and restated $490 million credit agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") with certain lending institutions (the "LoC Bank Group").(9) The Credit Agreement consisted of both a $260 million revolving credit facility (the "Revolving Credit Facility") and a $230 million letter of credit facility (the "Letter of Credit Facility"). The Letter of Credit Facility was utilized to support TGL's Lloyd's Operations. On or about September 26, 2001, the aggregate amount outstanding under the Revolving Credit Facility was converted into a four-year term loan and was repaid in full on June 17, 2002. On December 24, 2002, the Letter of Credit Facility was reduced to $182.5 million. As set forth below, as a result of the completion of the U.K. Sales, the Letter of Credit Facility was further reduced to approximately $162.0 million. The Letter of Credit Facility is scheduled to terminate on December 31, 2009.

      TGL has guaranteed the direct or indirect obligations of TAC and THL under the Credit Agreement (the guaranties, as amended, supplemented or otherwise modified from time to time, are collectively referred to as the "Guaranty"). The Debtors are guarantors of THL's primary obligation under the LoC Facility. The LoC Bank Group Claim against TAC under such guaranty is unsecured.

----------
(8) This reported financial information is under review and accordingly is subject to adjustment.

(9) As of the Petition Date, the members of the LoC Bank Group were as follows:
JP Morgan Chase Bank; Wachovia Bank, National Association; Credit Lyonnais, New York Branch; Dresdner Bank AG - New York and Grand Cayman Branches; Fleet National Bank; The Royal Bank of Scotland PLC; ING Bank N.V., London Branch; Citibank, N.A.; The Bank of Nova Scotia; State Street Bank and Trust Company; and Mizuho Corporate Bank, Ltd.

      Since December 2002, the Debtors, THL and TUKHL have entered into additional amendments and numerous waivers and consents with the LoC Bank Group with respect to the Credit Agreement and Guaranty providing for, among other things, waivers of potential covenant defaults, further modifications to financial covenants, additional financial reporting, approval of certain employee and other payments, and extension of numerous deadlines imposed under the Credit Agreement and Guaranty.

      The Credit Agreement and Guaranty are secured by (i) a first priority security interest in all of the personal property of TGL, (ii) a pledge of 100 percent of the common stock of TAC, LSH and LaSalle Re and (iii) certain other assets of various of TGL's subsidiary and affiliated companies. Under the Plan, the LoC Bank Group Claim is Allowed in the amount of $19,505,000, subject to reduction or setoff for distributions made on account of the Prepetition Claim of Trenwick (Barbados) under the Plan as described further herein.

D.    THE SENIOR NOTES

      In connection with the Trenwick-LaSalle Combination, TAC assumed the obligations of Trenwick Group Inc. ("TGI") with respect to those certain 6.70% senior notes (as amended, supplemented or otherwise modified from time to time, the "Senior Notes") with an aggregate principal amount of $75 million, which were originally due on April 1, 2003. Interest on the Senior Notes is payable semi-annually at a rate of 6.70%. In April 2003, the beneficial holders of the Senior Notes (the "Senior Noteholders") reached an agreement with TAC to extend the maturity date of the Senior Notes (the "Senior Note Extension") until August 1, 2003 and to waive the default resulting from TAC's failure to pay the principal and interest on the Senior Notes due on April 1, 2003. TAC paid the interest payable through April 1, 2003, in the amount of $2.5 million, in connection with the Senior Note Extension.

      The Senior Notes are unsecured obligations of TAC and rank senior in right of payment to all existing and future subordinated indebtedness of the Debtors. The Senior Notes rank pari passu with the LoC Bank Group, the CI Notes, General Unsecured Claims and any valid intercompany obligations owed by TAC to Trenwick (Barbados), TARCO and InsCorp.(10) The indenture governing the Senior Notes limits TAC's ability to incur secured indebtedness without equally and ratably securing the Senior Notes.

      Pursuant to the Credit Agreement, TAC was required to replace, refinance or restructure the Senior Notes by March 1, 2003. The LoC Bank Group provided TAC with a waiver of this March 1 deadline through July 31, 2003. Under the Plan, the Senior Notes Claim is Allowed in the amount of $76,945,161.29.

----------
(10) The Plan Proponents believe there are potential claims and objections with respect to at least certain of the intercompany obligations that are recorded on TAC's books and records. The Plan Proponents reserve any and all of the Estate's objections, claims, defenses, rights of subordination, and other rights with respect to such recorded intercompany obligations, including without limitation any and all objections, claims, defenses, rights of subordination or other rights with respect to the recorded intercompany obligation to Trenwick (Barbados).

E.    THE CI NOTES

      In 1999, TGI acquired Chartwell Re Corporation ("Chartwell") and became the successor obligor under Chartwell's Contingent Interest Notes due June 30, 2006 (the "CI Notes"). In connection with the Trenwick-LaSalle Combination in 2000, TAC assumed the obligations under the CI Notes. The CI Notes were issued in an aggregate principal amount of $1 million, and accrued interest at a rate of 8.0% per annum, compounded annually. The interest is not payable until the maturity or earlier redemption of the CI Notes. The amount of contingent interest payable is dependent upon the level of unpaid claims and claims expenses related to business written by TAC's subsidiary, InsCorp, prior to 1996. At maturity, holders of the CI Notes are entitled to receive, in proportion to the principal amount of the CI Notes held by them, an aggregate of from $0 to $55 million in contingent interest. The CI Notes were to reach maturity on June 20, 2006. Due to adverse business developments affecting InsCorp's business written prior to 1996, as of the Petition Date, according to the Debtors' records, the carrying value of the CI Notes is the minimum $1 million, plus accrued interest up to the Petition Date in the sum of $806,910.00. Under the Plan, the CI Notes Claim is Allowed in the amount of $1,806,910.00.

F.    THE TRUST PREFERREDS

      As part of the Trenwick-LaSalle Combination, TAC also assumed TGI's outstanding obligation of $113.4 million on the 8.82% junior subordinated deferrable interest debentures (the "Trust Preferreds") held by Trenwick Capital Trust I (the "Capital Trust"). The Capital Trust issued $110 million in 8.82% subordinated capital income securities (the "Trust Preferreds Securities"). Interest on the Trust Preferreds accrued at 8.82% per annum. Payment of interest on the Trust Preferreds may be deferred for up to five (5) years. During the interest deferral period, TAC and its subsidiaries could not pay dividends on common or preferred shares, pay interest or principal on subordinated or pari passu debt or repurchase common shares, preferred shares or pari passu debt.

      On January 15, 2003, TAC gave notice that it was deferring payment of interest due on February 1, 2003 until August 1, 2003. On July 24, 2003, TAC gave notice that it was deferring payment of interest due on August 1, 2003 until February 1, 2004. Under the Plan, the Trust Preferreds Claim is Allowed in the amount of $124,201,169.49.

G. INSURANCE REGULATORY OVERSIGHT AND RESTRICTIONS ON THE EXERCISE OF DEBTORS' CORPORATE POWERS

      The Debtors and their insurance and reinsurance company subsidiaries are subject to regulatory oversight under the insurance statutes and regulations of the jurisdictions in which they conduct business. These regulations vary from jurisdiction to jurisdiction and are generally designed to protect ceding insurance companies and policyholders by regulating the Debtors' financial integrity and solvency in their business transactions and operations. Many of the insurance statutes and regulations applicable to the Debtors' insurance company operating subsidiaries relate to reporting and enable regulators to closely monitor the Debtors' and their subsidiaries' performance. At any time, such insurance regulatory authorities may commence voluntary or involuntary proceedings for the formal supervision, rehabilitation or liquidation of such subsidiaries.

      In this regard, upon information and belief, on May 5, 2003, InsCorp entered into a "letter of understanding" with the New York State Insurance Department (the "NY DOI") and on January 9, 2004, InsCorp entered into a "Stipulation" with the NY DOI, under which, among other things, InsCorp is prohibited from paying any dividends, ordinary or extraordinary, without the prior written approval of the NY DOI. TARCO entered into a similar "letter of understanding" with the Connecticut Department of Insurance (the "CT DOI") on December 3, 2002, and on September 3, 2003, TARCO executed a confidential "Consent Order" with the CT DOI pursuant to Conn. Gen. Stat. Section 38a-962b. As a result of such Consent Order, restrictions have been placed on TARCO's activities, including without limitation, its ability to accept, renew, modify, collateralize, commute, settle or compromise its reinsurance obligations, to settle intercompany balances, or to pay dividends and other distributions, without prior approval of the CT DOI.

H.    EVENTS PRECIPITATING THE CHAPTER 11 CASES

      In 2000, the Trenwick Group underwent a corporate reorganization and restructuring that was completed on or about September 26, 2000 - the day prior to the completion of the Trenwick-LaSalle combination. There were numerous steps to this complicated restructuring. As part of the multi-step restructuring, Chartwell Re Holdings ("CRH") assumed certain of TGI's obligations, including the obligations with respect to the Senior Notes, the CI Notes and the Trust Preferreds and received certain of TGI's assets. CRH then sold certain of these same assets, including Trenwick Holdings Limited and its subsidiaries, back to TGI. As part of these restructuring and reorganization transactions, CRH subsequently merged into TAC; TAC was the surviving entity to that merger.

      The Debtors' financial condition began deteriorating rapidly commencing in or around 2000 largely as a result of significant adverse loss reserves at their operating insurance subsidiaries, impacting business written prior to September 26, 2000. This deterioration of the Debtors' financial condition reduced the Debtors' enterprise value and prevented payments of dividends to TAC, resulting in the inability of TAC to service its indebtedness.

      In 2002, after experiencing serious significant losses and capital constraints in certain of its business operations, TGL conducted several strategic reviews of its operations and determined to reduce its operating leverage by concentrating its limited financial resources in its U.S. treaty reinsurance business and the Lloyd's Operations. In April 2002, TGL sold the in-force property catastrophe reinsurance business of LaSalle Re, the subsidiary of its co-Debtor LSH.

      TGL and TAC voluntarily placed into Runoff their U.S. specialty program business operated through their direct and indirect subsidiary, TARCO, effective October 30, 2002 (formerly operated through another of TAC's subsidiaries, Canterbury Financial Group, Inc.). Effective November 29, 2002, TGL also placed into Runoff its London-based specialty insurance and reinsurance company, Trenwick International. Little or no new insurance is presently being offered in these Runoff operations.

      On April 15, 2003, TAC announced that it would cease underwriting reinsurance business through TARCO to reduce costs. This action was taken because TAC's ability to write reinsurance business was severely constrained by its financial condition and concerns arising with respect to its ongoing stability. The effect of this cessation is that TARCO is now primarily in Runoff.(11) Thus, while TAC's Cash needs continued in 2003, its sources of Cash essentially disappeared when its subsidiaries entered Runoff.

      The Debtors' financial problems are significant. For the year ended December 31, 2002, TAC reported a net loss on an unconsolidated basis of approximately $276 million. In the first half of 2003, on an unaudited basis, TAC, on an unconsolidated basis, reported a loss of approximately $48.7 million. For the year ended December 31, 2002, TGL reported a net loss on an unconsolidated basis of approximately $384.7 million. In the first half of 2003, on an unaudited basis, TGL, on an unconsolidated basis, reported a loss close to $51 million. For the year ended December 31, 2002, LSH reported a net loss on an unconsolidated basis of approximately $85.5 million. In the first half of 2003, on an unaudited basis, LSH, on an unconsolidated basis, reported a loss of approximately $87.2 million.

      Notably, the Debtors and their subsidiaries expended a much larger proportion of Cash from operations in 2003, prior to the Petition Date, than in 2002. The increase in the proportion of Cash used for operations by the operating insurance company subsidiaries was due to a significant decline in receipt of premiums since many of the Debtors' operating insurance company subsidiaries are in Runoff. At the same time, there was an increase in claims expenses paid in 2003 as compared to 2002. The majority of these payments related to business written prior to September 26, 2000.

      While Cash used in the Debtors' operations was increasing and net losses mounting, the more restrictive nature of the Debtors' debt obligations greatly hindered the Debtors' ability to obtain other sources of funding. In this regard, the various agreements among the Debtors and the LoC Bank Group limited the Debtors' ability to borrow money, to make particular types of investments or other restricted payments (dividends), to sell assets, or to merge or consolidate. These restrictions significantly limited the Debtors' financial and operational flexibility.

      The principal amount of $75 million on the Senior Notes became due on August 1, 2003. TAC did not make payment of principal and interest owing to the Senior Noteholders on the Senior Notes' maturity and it, therefore, was again in default on the Senior Notes. Furthermore, as described above, on the Petition Date there was $182.5 million outstanding on the letters of credit issued under the Letter of Credit Facility. The Debtors were required to collateralize with Cash, Cash equivalents and/or marketable securities sixty (60%) percent of the outstanding letters of credit by August 1, 2003. In addition, by December 31, 2003, the Debtors were to use their best efforts to terminate the letters of credit under the Letter of Credit Facility by replacing them with other letters of credit or other collateral acceptable to Lloyd's. In the event that the letters of credit were not terminated under the LoC Facility on December 31, 2003, the Debtors were required on such date to collateralize with Cash, Cash equivalents and/or marketable securities 100 percent of the outstanding letters of credit. The LoC Bank Group executed several

----------
(11) TARCO continues to be entitled to the economic benefits of existing business under the Chubb facility, subject to the terms and conditions of such facility. Under the ASA, TAC also continues to service and pay all claims for all business previously written through TARCO outside of the Chubb facility and jointly adjusts and settles with Chubb any claims arising under the business written under the Chubb facility, subject to Chubb's final authority.

waivers of potential defaults and extended certain deadlines under the Letter of Credit Facility, but the Debtors did not have the liquidity to replace such letters of credit or to collateralize them in a manner acceptable to Lloyd's and, thus, failed to collateralize sixty (60%) percent of them by the August l, 2003 deadline. To remedy these and other defaults, the LoC Bank Group, the Senior Noteholders, significant holders of Trust Preferreds and the Debtors agreed to an overall restructuring of the Debtors' debt obligations as set forth more fully below.

      The Debtors' inability to refinance these existing debt obligations and raise additional capital is the result of several other factors as well, not just a lack of cash flow or the restrictive nature of their debt obligations. Other factors affecting the Debtors' ability to manage their financial obligations and resources effectively include the financial conditions in both the equity and debt markets and the ratings of the Debtors' securities by rating agencies. For example, as a result of the Debtors' continued financial deterioration, their ratings were downgraded a number of times by A.M. Best, Standard & Poor's Corporation and Moody's Investors Service. The ratings were subsequently withdrawn.

      As stated previously, the Debtors are holding companies and their ability to pay their debts is dependent upon the earnings and cash flows of their operating subsidiaries and those subsidiaries' ability to pay dividends, or otherwise advance or repay funds to the Debtors. Such payments are regulated by insurance laws. The operating insurance subsidiaries have been required to maintain specified minimum levels of capital, and have not had sufficient cash in excess of that capital to pay dividends or advance or repay funds to the Debtors. This in turn has had a serious adverse effect on the Debtors' ability to pay their operating expenses and make payments on their debt and other security obligations.

      TGL and its subsidiaries established loss reserves to cover the estimated liability for the payment of all losses incurred with respect to policies that were written. In light of loss trends across its major business groups prior to the Petition Date, TGL and its subsidiaries strengthened loss reserves by $90.7 million in the third quarter 2002 and $107 million in the fourth quarter 2002, the majority of both strengthenings of loss reserves applied to business written prior to September 26, 2000. This further depleted the low levels of surplus still remaining within the operating insurance subsidiaries. This adjustment increased liability on the Debtors' financial statements and adversely affected the Debtors' ability to pay their debts as they became due.

      Because of the Debtors' inability to generate sufficient cash resources, the Debtors were unable to meet their operating expenses and upcoming debt obligations as they came due. During the months prior to the Petition Date, the Debtors explored various options to restructure their indebtedness and guaranty obligations. These options included, without limitation, sales of assets and businesses, discussions with the various creditors regarding debt restructurings, and the reorganization of existing operations. The implementation of most of these options would be subject to obtaining necessary third party approvals and would require compliance with other agreements and applicable law and regulations. Accordingly, the Debtors and their affiliated companies actively negotiated a global restructuring with significant holders of Trust Preferreds, the Senior Noteholders and the LoC Bank Group.

I.    INTERCOMPANY OBLIGATIONS

      As of the Petition Date, according to the Debtors' records, the Debtors and certain of their affiliated companies were indebted to one another for intercompany debts arising from the ASA and other arrangements regarding intercompany obligations, including, but not limited, to intercompany loans. As part of the restructuring and as a result of their financial condition, the Debtors had to delay the payment of such intercompany indebtedness.

      As of December 13, 2002, the Oaks were indebted to TAC in the sum of $48,292,618. On December 13, 2002, in order to assure Lloyd's of TMAL's (the holding company of the Oaks and a U.K. affiliate of TAC) solvency position (despite TMAL's shareholders' deficit) and ensure that the Oaks would be permitted to trade, upon information and belief, TAC executed a letter of support confirming that it had no present intention of demanding repayment of intercompany indebtedness owed by the Oaks. As a result, the letter of support further confirmed that the Oaks need not take the debt owed to TAC by the Oaks into account when determining each of these companies' positions for the purposes of confirming the Oaks' solvency. Prior to the Petition Date, TGL and TAC executed a forbearance agreement with the Oaks in order to preserve TMAL's and the Oaks' financial position, which were necessary for consummation of the restructuring. TAC has reported an indebtedness to TARCO in the amount of approximately $33.3 million and InsCorp in the amount of approximately $26.3 million and Trenwick (Barbados) in the amount of $23,187,594.00. The proceeds of the amounts obtained from these affiliates were used primarily to pay interest on the Senior Notes, interest on the Trust Preferreds, interest on the Credit Facility, LoC Bank Group fees, letter of credit fees, and interest on intercompany obligations and holding company capital expenses.

      Under the Plan, the claim of InsCorp will be allowed in the amount of $26,300,000. The Prepetition Claim of TARCO will be an Allowed Other Intercompany Claim in the amount of approximately $33,300,000. The Plan Proponents believe there are potential claims and objections with respect to at least certain of the intercompany obligations that are recorded on TAC's books and records. The Plan Proponents reserve any and all of the Estate's objections, claims, defenses, rights of subordination, and other rights with respect to such recorded intercompany obligations, including without limitation any and all objections, claims, defenses, rights of subordination or other rights with respect to the recorded intercompany obligation to Trenwick (Barbados), which is not deemed an Allowed Other Intercompany Claim under the Plan.

J. THE DEBTORS' CONSENSUAL ARRANGEMENT WITH THEIR CREDITORS FOR THE LONG-TERM RESTRUCTURING OF THEIR DEBT OBLIGATIONS

      The Debtors reached an agreement in principal with their major creditor constituencies regarding a restructuring of their debt obligations and commenced the Chapter 11 Cases as part of the implementation of such agreement. In this regard, the Debtors entered into a letter of intent dated August 6, 2003 (together with the Exhibits thereto, including but not limited to a Term Sheet, the "LOI") contemplating a proposed long-term restructuring of their debt obligations with the signatories thereto, including (i) the Senior Noteholders,
(ii) the Steering Committee of the LoC Bank Group on behalf of the LoC Banks, and (iii) Magicsunny, a holding company wholly owned and controlled (through its parent company, Talisman Holdings

Limited) by a group composed of members of management of the Lloyd's Operations (the "Management Team"). On May 17, 2004, the LOI was modified and amended by agreement of Steering Committee of the LoC Bank Group on behalf of the LoC Banks; J.C. Waterfall; Phoenix Partners, L.P.; Phoenix Partners II, L.P.; Phaeton International (BVI), Ltd.; Tejas Securities Group Inc. 401k Plan and Trust FBO John J. Gorman, and MBIA Insurance Corporation, which is attached to the Plan as Exhibit A.(12) The restructuring contemplates a series of complex transactions involving the many entities comprising the Trenwick Group (as modified, and together with any exhibits thereto, including but not limited to the term sheet, hereinafter, the "Letter of Intent"). The Plan implements the agreements reached by the signatories to the Letter of Intent.

                            III. THE CHAPTER 11 CASES

A.    FILINGS OF CHAPTER 11 PETITIONS AND "WINDING UP" PROCEEDINGS

      As set forth in Section I.A. above, on the Petition Date, the Debtors each filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court. As stated above, however, the Plan relates only to TAC and not to TGL or LSH.

      Also on the Petition Date, in furtherance of Debtors' Chapter 11 Cases, TGL and LSH, which are incorporated in Bermuda (collectively, the "Bermuda Debtors"), commenced a proceeding in the Supreme Court of Bermuda known under Bermudian Law as a "winding up." The Bermuda Debtors petitioned the Supreme Court of Bermuda to issue an order appointing Joint Provisional Liquidators (the "JPLs") of the Bermuda Debtors. On August 22, 2003, the Supreme Court of Bermuda appointed John M. Wardrop of KPMG LLP in the U.K. and Michael W. Morrison of KPMG in Bermuda as JPLs.

      Rather than working at cross purposes with the efforts in these Chapter 11 Cases, deference has been paid in the "winding up" to the jurisdiction of this Court and the Debtors' restructuring efforts in accordance with the provisions of the Bankruptcy Code. The Supreme Court of Bermuda empowered and directed the JPLs to effectuate the relief requested by the Debtors in the First Day Motions, to oversee the continuation of TGL and LSH under the control of their Boards of Directors and under the supervision of Supreme Court of Bermuda and the Bankruptcy Court, to liaise with TGL's and LSH's Boards of Directors in effecting a plan of reorganization under the Bankruptcy Code and under the supervision of the Supreme Court of Bermuda and the Bankruptcy Court in connection with these Chapter 11 Cases and to hire and compensate professionals, as needed.

B.    ADMINISTRATION OF THE CHAPTER 11 CASES

      After the Petition Date, and in accordance with sections 1107(a) and 1108 of the Bankruptcy Code, the Debtors continue to operate their businesses and manage their properties as debtors in possession. As of the date of this Disclosure Statement, no trustee or examiner has been appointed in the Chapter 11 Cases.

----------
(12) The Debtor was not a party to the modification and amendment of the LOI.

C.    BANKRUPTCY COURT FIRST DAY ORDERS

      On the first day of the Chapter 11 Cases, the Bankruptcy Court entered a number of orders granting the Debtors various forms of relief. In particular, shortly after the Petition Date, the Debtors obtained orders authorizing: (i) the continued use of business forms and records and the maintenance of bank accounts and cash management system; (ii) the extension of time to file the Schedules; (iii) the payment of certain pre-petition wages, salaries and commissions to employees; and (iv) the retention of various Professionals to render services to the Debtors.

D.    PARTIES-IN-INTEREST AND PROFESSIONALS

      The parties described below have been the major parties-in-interest in the Chapter 11 Cases to date:

      1.    Debtors

      The Debtors' Professionals are as follows:

            (a)   Counsel

      In connection with the commencement of the Chapter 11 Cases, the Debtors retained Dewey Ballantine LLP ("Dewey Ballantine") as general bankruptcy counsel and Ashby & Geddes, P.A., ("Ashby & Geddes") as Delaware counsel. In addition, the Debtors retained the law firm of Appleby, Spurling & Kempe ("Applebys") as Bermuda counsel. The Orders approving the retention of Ashby & Geddes and Dewey Ballantine were entered on September 22, 2003 and October 7, 2003, respectively. The Order approving the retention of Applebys was entered on December 17, 2003.

      Prior to the Petition Date, Dewey Ballantine had acted as counsel to the Debtors in connection with the pre-petition restructuring discussions, including the negotiation of the Letter of Intent, and general corporate matters. Prior to the Petition Date, Applebys had acted as counsel to the Debtors in connection with the pre-petition restructuring discussions and general corporate matters involving Bermuda law.

            (b)   Financial Advisor

      In connection with the commencement of the Chapter 11 Cases, the Debtors retained Greenhill & Co, LLC ("Greenhill") as their financial advisor. The Order approving the retention of Greenhill was entered by the Bankruptcy Court on September 22, 2003. Prior to the Petition Date, Greenhill acted as financial advisor for the Debtors in connection with the pre-petition restructuring negotiations, including the negotiation of the Letter of Intent.

            (c)   Auditors

      In connection with the commencement of the Chapter 11 Cases, the Debtors retained PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as their auditors. The Order approving the retention of PricewaterhouseCoopers was entered by the Bankruptcy Court on

October 15, 2003. Prior to the Petition Date, PricewaterhouseCoopers served as the Trenwick Group's principal auditor for over 10 years.

            (d)   Tax Advisors

      In connection with the commencement of the Chapter 11 Cases, TAC retained Ernst & Young LLP ("E&Y") as its tax advisor. The Order approving the retention of E&Y was entered by the Bankruptcy Court on December 17, 2003. Prior to the Petition Date, E&Y had rendered various tax consulting services to TAC.

            (e)   Claims Agent

      Because of the large number of creditors in the Chapter 11 Cases, on September 22, 2003, the Debtors obtained Bankruptcy Court approval to have CPT Group, Inc. appointed as the official claims agent (the "Claims Agent") for the Clerk of the Bankruptcy Court. The services performed and to be performed by the Claims Agent include: (i) distribution of notices required to be sent to parties in interest, (ii) receipt, maintenance, docketing and administration of the proofs of Claims filed in the Chapter 11 Cases, and (iii) provision of other administrative services that the Debtors may require.

      2.    Creditors' Committee

      On September 4, 2003, the United States Trustee appointed the Creditors' Committee. On January 6, 2004, the Creditors' Committee was reconstituted by the United States Trustee.(13)

      The Creditors' Committee retained the following professional advisors:
Young Conaway Stargatt & Taylor, LLP; Dr. Ben S. Branch, Finance Department, School of Management, University of Massachusetts; Hennigan, Bennett & Dorman LLP; and VERIS Consulting, LLC, R. Larry Johnson.

            (a)   Dr. Ben S. Branch

      On September 23, 2003, the Creditors' Committee filed an application in the Bankruptcy Court seeking to employ Dr. Ben S. Branch (the "Branch Application") as a consultant to:

----------
(13) The current membership of the Creditors' Committee is as follows: J.P. Morgan Chase Bank, c/o Mr. William A. Austin; The Royal Bank of Scotland PLC, c/o Mr. Peter Ballard; ING Bank N.V., London Branch, c/o Mr. Michael E.R. Sharman; Wilmington Trust Company, Successor Indenture Trustee to Bank One Trust Company, N.A., Senior Note Indenture Trustee, c/o Mr. Steven M. Cimalore; MBIA Insurance Corporation, c/o Mr. Richard L. Weill and Mr. James H. Maitland; U.S. Bank N.A., CI Note Indenture Trustee, c/o Mr. Michael J. D'Angelico; HSBC Bank USA, Trust Preferreds Indenture Trustee, c/o Ms. Sandra Horwitz; John J. Gorman c/o Morris D. Weiss, Esq., Tejas Securities Group, Inc.; and Phoenix Partners L.P. c/o Joann McNiff, Esq., Morgens, Waterfall, Vintiadis & Co., Inc.

            provide certain consulting services to the Creditors' Committee, including but not limited to investigating the Debtors' operations, history, and financial records with the goal of identifying sources of recovery separate and apart from the run-off operations of the Debtors' regulated subsidiaries. More specifically, Dr. Branch will evaluate past transactions involving the Debtors to identify potential avoidance actions, fraudulent transfers, and other potential causes of action, including claims against the Debtors' directors and officers...

            Branch Application, 9.

      The Senior Noteholders originally recommended Dr. Branch, a Professor at the University of Massachusetts, to act as TAC's consultant pursuant to the LOI. LOI, Exh. B, Term Sheet, p. 15. Subsequently, however, the Creditors' Committee determined to hire Dr. Branch as its own consultant, rather than have him serve as TAC's consultant. The Creditors' Committee and TAC agreed that, if Dr. Branch were hired as a consultant to the Creditors' Committee, TAC would not be obligated to retain its own consultant as required in the LOI. On October 15, 2003, the Court authorized the Creditors' Committee's retention of Dr. Branch.

            (b)   Hennigan, Bennett & Dorman, LLP

      The Creditors' Committee retained Hennigan, Bennett & Dorman, LLP to assist Dr. Branch in his investigation. On December 31, 2003, the Creditors' Committee filed an application (the "HBD Retention Application"), with the Court seeking to retain HBD as "special litigation counsel for the purpose of investigating, analyzing and, if appropriate, prosecuting claims and causes of action relating to the Debtors' prepetition transactions with their lenders and related parties." HBD Retention Application, p. 1. By Order dated January 15, 2004, the HBD Retention Application was approved by the Bankruptcy Court.

      On January 30, 2004, the Creditors' Committee filed an application (the "Supplemental HBD Retention Application"), in the Bankruptcy Court seeking to expand the retention of HBD to include serving as "special litigation counsel to the Creditors' Committee for the purpose of investigating, analyzing and, if appropriate and approved by the Creditors' Committee and this Court in accordance herewith, prosecuting claims and causes of action against the Debtors' directors, and officers and other parties." Supplemental HBD Retention Application, pp. 1, 3-4. By Order dated March 22, 2004, the Supplemental HBD Retention Application was approved by the Bankruptcy Court. On May 14, 2004, the Creditors' Committee filed a motion seeking to amend HBD's employment terms to provide that HBD's fees and expenses will be allocated exclusively to TAC and not the other Debtors. At this time, TAC and the Plan Proponents have no objection to the allocation of HBD's fees and expenses solely to TAC.

      On August 9, 2004, the Creditors' Committee filed a motion seeking to amend HBD's retention in order for HBD to assist with respect to the filing of an objection to the Prepetition Claim of Trenwick (Barbados), the potential prosecution of any setoff or avoidance actions against Trenwick (Barbados), and procuring standing for the Creditors' Committee to pursue such courses of action. By Order dated August 27, 2004, HBD's retention was expanded to cover these duties.

            (c)   VERIS Consulting, LLC

      On January 30, 2004, the Creditors' Committee filed an application (the "VERIS Retention Application") in the Bankruptcy Court seeking to retain VERIS Consulting as financial and actuarial advisors for the purpose of (a) evaluating the Debtors' past transactions, claims reserves, and the adequacy of the Debtors' various subsidiaries' and affiliates' capital and (b) analyzing the financial condition of TAC. By Order dated March 22, 2004, the VERIS Retention Application was approved by the Bankruptcy Court.

      3.    Fee Examiner.

      On June 3, 2004, the Plan Proponents filed a motion (the "Examiner Motion") to appoint an examiner (the "Fee Examiner") with limited scope. The Plan Proponents propose that the Fee Examiner conduct a limited investigation solely regarding the appropriate allocation of administrative fees and costs, including Professional fees and costs and the reasonableness and necessity of such fees and costs, including those of the Debtors', the Creditors' Committee's and the Indenture Trustees' Professionals. The Examiner Motion has been adjourned.

E.    EMPLOYEE RELATIONS

      After filing their bankruptcy petitions, according to the Debtors, the Debtors found it increasingly difficult to retain key personnel. Accordingly, the Debtors took a number of steps to minimize any disruptions in their workforce.

      In this regard, TAC sought and obtained an Order, dated August 25, 2003, authorizing TAC to pay certain accrued pre-petition employee obligations in the nature of wages, salary and other compensation earned and to honor certain employee reimbursement requests incurred in a manner consistent with the Debtors' prepetition practices and policies.(14)

      To further stabilize its operations, TAC developed an employee retention program (the "Retention Program"). The Retention Program economically rewards TAC employees essential to the administration of TAC's bankruptcy estate and its efforts to maximize distributions to its creditors, who remain employed at TAC and fulfill their responsibilities through the successful conclusion of the Chapter 11 Case. On August 29, 2003, TAC filed a motion to approve the Retention Program. The Bankruptcy Court granted this motion on September 17, 2003.

F.    EMPLOYMENT OF W. MARSTON BECKER AND TIMOTHY R. GRAHAM

      On the Petition Date, TAC and TGL moved to assume the pre-petition contracts of Messrs. W. Marston Becker (Chairman of the Board of Directors and Chief Executive Officer of TGL and TAC) and Timothy R. Graham (Corporate General Counsel and Chief Corporate

----------
(14) Similarly, TGL sought and obtained an Order, dated September 17, 2003, authorizing TGL to pay certain pre-petition accrued employee tax and 401(K) savings plan payments.

Restructuring Counsel of TGL and TAC). After discussions with the United States Trustee and the Creditors' Committee, TAC and TGL agreed to assume the employment agreements on slightly modified terms with the support of the Creditors' Committee. By Order dated September 17, 2003, the Bankruptcy Court granted this motion. By order dated June 22, 2004, the Bankruptcy Court granted an extension of the employment agreement of Tim Graham.

G.    THE BARCLAYS SALE

      Pursuant to the Letter of Intent, on October 28, 2003, the Debtors filed a Motion for an Order Pursuant to Sections 105(a), 363 and 541 of the Bankruptcy Code and Rules 2002, 6004 and 6007 of the Federal Rules of Bankruptcy Procedure Allowing the Debtors to Exchange Intercompany Obligations Owed to them by Certain Non-Debtor Affiliates and Enter Into Certain Related Standstill Agreements (the "Barclays Sale Motion"). The Barclays Sale Motion was approved by the Court on November 24, 2003.

      The Barclays Sale was completed on December 31, 2003.(15) As part of the Barclays Sale, Oaks One, Two and Three surrendered L200 million of net operating losses to Barclays which were otherwise unusable by the Debtors. The net proceeds from the Barclays Sale, of approximately L12 million were ultimately released into the Oaks' Security and Trust Funds at Lloyd's ("FaL"), which allowed the Letter of Credit Facility to be reduced by approximately L12 million upon consummation of the Magicsunny Sale.

      1.    The Intra-Group Reorganization

      As part of its purchase of the ordinary shares in Oaks One, Two and Three, Barclays required that TAC and TGL release such Oaks entities from repaying the intercompany debt owed by the same to TAC and TGL. TAC and TGL released the following intercompany debt owed to them by the Oaks.

                                     INTERCOMPANY DEBT
                                             owed to TAC                        owed to TGL
                                             -----------                        -----------
owed from Oak One                            $22,105,409                        $3,899,233
owed from Oak Two                            $ 6,360,364                        $1,610,437
owed from Oak Three                          $ 1,044,093                        $  328,300
owed from Oak Four                           $30,474,473                        $  959,014

      In consideration for such release, a new holding company, LaSalle (UK) Ltd. ("LaSalle UK"), a Bermuda company that is U.K. managed and controlled,(16) assumed the liability for that debt and issued to TAC and TGL subordinated promissory notes ("TAC Notes" and "TGL Notes," respectively, and collectively, the "LaSalle UK Notes") in exchange for and, in respect of such debts.

----------
(15) The details of the Barclays Sale are based in substantial part upon information provided by the Debtors.

(16) LaSalle UK is the direct subsidiary of LaSalle Re.

      TAC and TGL subordinated their right to payment under the LaSalle UK Notes to amounts owing to the LoC Bank Group under the Letter of Credit Facility. In addition, any amount payable to TAC or TGL pursuant to the LaSalle UK Notes will occur only after the Letters of Credit have expired and the LoC Bank Group Claim has been satisfied in full.

      Upon the winding up of the Oaks' financial affairs, the Oaks' economic interests (consisting of profits from their underwriting) together with any cash FaL released to them by Lloyd's, would first be used to repay their creditors, including intercompany obligations. The Oaks' economic interests were shifted in their entirety to LaSalle UK through the issuance of preference shares (the "Preference Shares") by the Oaks and through the issuance of put options (the "Put Options") by Barclays to LaSalle UK. The LaSalle UK Notes provide for a payment stream to the Debtors from LaSalle UK of funds received from each of the Oaks through the Preference Shares.

      The combination of the Preference Shares and Put Options will ensure that LaSalle UK (and therefore the existing creditors of the Oaks and of the wider LaSalle group) benefit from any value left in the Oaks when their financial affairs are finally wound up. Should there be earlier releases from Lloyd's, the directors of the Oaks will consider, at that time, whether it is appropriate to redeem any of the Preference Shares. The Put Options return any economic value in the Oaks to LaSalle UK to be paid to TAC and TGL in the same order of priority to which TAC and TGL are presently entitled. In the unlikely event that any of Oaks One, Two or Three undertake any borrowing at Barclays' direction, or make any distribution or dividend to a holder of shares other than the Preference Shares, which results in a diminution of their net asset value (applying U.K. GAAP principles) then this diminution would be ignored for the purposes of calculating the Put Option prices.

      2.    Standstill Agreements

      Barclays also required that all of the existing and potential future creditors of the Oaks (including the LoC Bank Group) enter into standstill agreements pursuant to which they agree not to enforce any rights they may have under the Credit Agreement and Guaranty prior to, at least, January 1, 2005. Barclays similarly required standstill agreements (the "Standstill Agreements") from TAC and TGL as a condition to the sale of Oaks One, Two and Three, because as long as the Credit Agreement and Guaranty remain in place, if the Letters of Credit are called and are not replaced, the Debtors would have a potential subrogation claim against the Oaks on account of the Guaranty which could invalidate the ability of Barclays to utilize the NOLs. In connection with the Barclays Sale, the Debtors executed the Standstill Agreements.

H.    THE MAGICSUNNY SALE

      In connection with the Magicsunny Sale, on October 28, 2003, the Debtors filed a Motion for an Order Pursuant to 11 U.S.C. Sections 105(a), 363 and 541 of the Bankruptcy Code and Federal Rules of Bankruptcy Procedure 2002, 6004 and 6007 Authorizing and Approving (a) the Sale of Certain of Debtors' Assets Free and Clear of Liens, Claims and Encumbrances and (b) The Subordination of Certain of the Debtors' Debt Receivables In Connection With Such Sale (the "Magicsunny Sale Motion"). The Magicsunny Sale Motion was approved by the Court on November 24, 2003, and the sale was consummated on December 8, 2003.

      As part of the Magicsunny Sale,(17) Magicsunny acquired the shares of the following non-Debtor affiliated entities and any of their subsidiaries for nominal consideration: TMAL; Trenwick UK Management Services Limited; Resource Underwriting Pacific Pty Limited; Acorn Corporate Capital Limited;(18) Oak Four; Trenwick Underwriting France S.A.; and, Trenwick UK Pension Trustees Limited (through the acquisition of its parent). Magicsunny purchased the entities free of all obligations to other members of the Trenwick Group through a discharge of indebtedness.

      CCM1 provided L150 million of underwriting capacity for the 2004 year of account. The LoC Bank Group made available to CCM1 sufficient funds available at Lloyd's ("FaL") to support L150 million of capacity for the 2004 year of account, and will make available as much capacity as possible for the 2005 and 2006 years of account, not exceeding L150 million and not requiring an increase in the LoC Bank Group' FaL. Any surplus Letters of Credit may then be released. The LoC Bank Group extended the Letter of Credit Facility in order to support underwriting for the 2004-2006 years of account.

      The Letters of Credit are evergreen, but subject to an annual notice of cancellation, at the LoC Bank Group's discretion, in the event of non-compliance with the terms and conditions for extending the Letter of Credit Facility as agreed upon by the LoC Bank Group and Magicsunny. No Letter of Credit fees are being charged.

      Magicsunny will manage the Runoff of the Oaks, TUKHL and all other non-acquired subsidiaries of TUKHL for third party expenses plus various fixed annual fees as set forth in the Letter of Intent. TGL and LaSalle Re will hold Magicsunny harmless to the extent customary for transactions of this type solely with respect to these Runoff functions. To the extent required by U.K. company law, the Trenwick Group U.K. entities not acquired by Magicsunny will enter into administration or liquidation proceedings, or voluntary dissolution if appropriate.(19)

I.    THE RUNOFF AGREEMENTS AND EMPLOYMENT AGREEMENTS

      TAC, TARCO and InsCorp entered into an Amended and Restated Consulting Agreement, dated as of September 11, 2003 (as same may be amended, supplemented or otherwise modified from time to time, the "Consulting Agreement"), with Kenning Financial Advisors, LLC, a Delaware limited liability company ("Kenning"), under which Kenning was retained to develop comprehensive Runoff plans for TARCO and InsCorp. TAC and Kenning, in consultation with the creditors and the Plan Proponents, have developed and submitted proposed Runoff plans for TARCO and InsCorp (as same may be amended, supplemented or otherwise modified from time to time, the "Runoff Plans") to the CT DOI and the NY DOI, and the Boards of Directors of TARCO, InsCorp and TAC for their approval. Due to the confidential

----------
(17) The details of the Magicsunny Sale are based in substantial part upon information provided by the Debtors.

(18) Only Acorn was a direct subsidiary of any of the Debtors.

(19) Management of Magicsunny is obligated to cooperate to a reasonable extent with respect to any insolvency proceedings of non-purchased U.K. entities if requested to do so by TGL and/or the LoC LoC Bank Group. Any costs incurred in respect of this cooperation will be borne by the non-purchased U.K. entities subject to the availability of funds, but in no event by Magicsunny.

and non-final nature of the Runoff Plans, the Plan Proponents are precluded from disclosing the content of the Runoff Plans herein by state regulation, although the estimated recoveries disclosed herein and projections attached hereto are based upon the Plan Proponents' best estimates thereof. Negotiations with the CT DOI and the NY DOI with respect to the Runoff Plans are ongoing.

      The Runoff Plans are designed to assist TARCO and InsCorp in maximizing the availability of funds to satisfy the interests of insurance policyholders and creditors of these subsidiaries which in turn will maximize recovery to TAC's creditors. In addition, TAC, TARCO and InsCorp, in consultation with the creditors and Plan Proponents, have begun negotiating separate Runoff management agreements (as same may be amended, supplemented or otherwise modified from time to time, the "Runoff Agreements"), with Kenning, pursuant to which Kenning will manage the Runoff of TAC's subsidiaries, as well as employment agreements with certain of TAC's management (the "Employment Agreements").

      The Runoff Agreements and the Employment Agreements will become effective upon their execution by the parties and satisfaction of the following conditions: (i) the approval by the NY DOI of the Runoff Agreement with respect to InsCorp, Kenning's retention by InsCorp pursuant to such Runoff Agreement and the appointment of the Kenning Executives as officers of InsCorp, (ii) the approval by the NY DOI of the InsCorp Runoff Plan, and their execution by the parties thereto and (iii) the approval by the CT DOI of the TARCO Runoff Plan, the TARCO Runoff Management Agreement, and the execution of such agreements by the parties thereto.

      At this time, although negotiations are ongoing, the Plan Proponents, TAC, TARCO and InsCorp are not certain that they will be able to reach agreement with the NY DOI and the CT DOI on the Runoff and the Employment Agreements, or that the conditions precedent to such Runoff Agreements will be satisfied. Accordingly, in the event that an agreement is not reached, or the conditions precedent to such Runoff Agreements are not satisfied or waived, to the extent possible, TAC, TARCO and InsCorp will seek to enter into Runoff Agreements with a different Runoff management firm or make other alternative arrangements.

                      IV. DESCRIPTION OF INVESTIGATION AND
                   DESCRIPTION OF POTENTIAL ESTATE CLAIMS(20)

A.    INTRODUCTION

      Since October 15, 2003, when the Court approved the Creditors' Committee's employment of Dr. Ben Branch, he and attorneys retained by the Creditors' Committee have assisted the Creditors' Committee in the investigation of the Debtor's prepetition business operations and financial affairs with the goal of identifying sources of recovery separate from the Runoff operations of the Debtor's regulated subsidiaries. As part of this investigation, Dr. Branch, with the assistance of HBD is evaluating prepetition transactions to identify potential causes of action belonging to the Estate. The investigation is ongoing and is not yet completed.

----------
(20) The following details of potential Estate claims are based upon information provided by the Creditors' Committee.

      The Creditors' Committee has sought information relevant to Dr. Branch's investigation from several sources. For example, on October 29, 2003, the Creditors' Committee served an Application for an Order Authorizing and Compelling Examination of Debtors, Production of Documents, and Responses to Interrogatories Pursuant to Rules 2004 and 9016 of the Federal Rules of Bankruptcy Procedure seeking from the Debtors deposition testimony, production of documents and responses to interrogatories (the "2004 Motion"). On March 23, 2004, the Court entered an order granting the 2004 Motion. In response to the 2004 Motion and the meet and confer process with respect thereto, the Debtors produced over 175,000 pages of documents as of April 24, 2004. The Creditors' Committee has also obtained over 25,000 pages of documents relevant to the investigation from certain of the Debtors' lenders through a voluntary production. The Creditors' Committee may also seek production of documents relevant to the investigation from other sources. The order granting the 2004 Motion also grants the Creditors' Committee the right to take up to three (3) depositions of individual representatives or corporate designees of the Debtors. No depositions have been taken as of the date hereof.

      The Creditors' Committee has evaluated numerous transactions as part of its investigation. Certain of the Estate's potential claims and causes of action against third parties are described below. The discussions below, however, reflect only the tentative and preliminary results of the investigation to date by the Creditors' Committee. Because its investigation is ongoing, the Creditors' Committee anticipates that it ultimately may have meritorious claims against entities not identified below, as well as claims against the third parties identified below that are in addition to or different from the claims described below. As a result, and because the Debtor's pre-petition transactions and business operations were extensive and complex, PARTIES IN INTEREST MAY NOT RELY ON THE ABSENCE OF A REFERENCE IN THIS DISCLOSURE STATEMENT OR PLAN AS ANY INDICATION THAT THE LITIGATION TRUST, THE LITIGATION TRUSTEE(S) OR NEW TAC, AS THE CASE MAY BE, ULTIMATELY WILL NOT PURSUE ANY AND ALL AVAILABLE CLAIMS AND CAUSES OF ACTION AGAINST THEM.

B.    SCOPE AND SUBJECTS OF THE CREDITORS' COMMITTEE'S INVESTIGATION

      The Creditors' Committee's investigation has focused upon:

      1. The merger of Chartwell Re Corporation and TGI, including the propriety of the actions and conduct of these entities' employees, directors, officers, other fiduciaries, and professional advisors with respect thereto;

      2. Numerous events surrounding TGI's 2000 corporate reorganization and restructuring that was implemented in phases and completed at or about the time of the Trenwick-LaSalle combination, including without limitation:

            (a) The assignment by TGI of certain of TGI's debt to CRH (which subsequently merged into TAC) and/or TAC, including the nature and adequacy of the consideration for that assignment and the propriety of the actions and conduct of the entities' employees, directors, officers, other fiduciaries and professional advisors with respect thereto;

            (b) The "sale" by CRH and/or TAC of THL to TGI, including the nature and adequacy of the consideration for that transfer, the propriety and nature of intercompany transfers and other transactions leading up to CRH and/or TAC's transfer of THL, and the propriety of the actions and conduct of the entities' employees, directors, officers, other fiduciaries and professional advisors with respect thereto;

      3. The potential recoveries to TAC resulting from any claims arising out of the sale of LSH's catastrophe business;

      4. Certain intercompany transfers that impacted the Debtor, including without limitation those described in sub-paragraphs (a)-(e) below, concerning the adequacy of consideration therefor, the appropriate characterization thereof, the allowance of claims with respect thereto, the propriety of the actions and conduct of the entities' employees, directors, officers, other fiduciaries and professional advisors with respect thereto, potential avoidance and fraudulent transfer actions with respect thereto, and the identification of potential recoveries to TAC, if any, resulting from any claims arising out of:

            (a) Intercompany transfers between TGI and CRH, including transfers leading up to the 2000 restructuring and business combination;

            (b) Intercompany transfers by and between Trenwick (Barbados) and TAC, including without limitation, the nature of the $75 million intercompany transfer from Trenwick (Barbados) to TAC in or about December 2000 and the potential recharacterization of such transfer as a capital contribution rather than a loan, and potentially related transfers involving Trenwick (Barbados), LSH and TGL in or about this same time period;

            (c) Intercompany transfers connected or associated with approximately $195 million paid to the LoC Bank Group under the term loan in or about June 17, 2002 in satisfaction of such loan;

            (d) Intercompany transfers by TAC and/or CRH to Chartwell Managing Agents Limited ("CMAL"), TMAL, and/or the Oaks and payments of obligations on behalf of CMAL, TMAL and/or the Oaks, including without limitation transfers or payments on or before June 30, 2000, and transfers and payments in the fourth quarter 2002 and first quarter 2003;

            (e) Intercompany transfers in the fourth quarter 2002 involving the transfer of substantial funds from TGL and/or LSH (and/or its subsidiaries) and the Oaks;

      5. The Chartwell Reinsurance Company ("CRC")/TARCO merger in December 2002, including the propriety of the actions and conduct of the entities' employees, directors, officers, other fiduciaries and professional advisors with respect thereto;

      6. Payments and transfers to the LoC Bank Group, including an analysis of those described in sub-paragraphs (a)-(f) immediately below, regarding, among other things, the potential avoidability thereof, the allowability or subordination of claims with respect thereto, and the conduct of the entities' employees, directors, officers, other fiduciaries and professional advisors with respect thereto:

            (a) The TGI Credit Agreement dated on or about November 24, 1999 and the guaranty by TAC and CRH of the Credit Agreement;

            (b) The entry by TAC, on about September 27, 2000 into the Amended and Restated Credit Agreement, which was among TAC, THL and the lenders party thereto, the guaranties thereof and the propriety of the actions and conduct of the entities' employees, directors, officers, other fiduciaries and professional advisors with respect thereto;

            (c) TAC's June 2002 payment of approximately $195 million to the LoC Bank Group;

            (d) TAC's payment of approximately $10.7 million to the LoC Banks in LoC fees in the fourth quarter of 2002 and first quarter of 2003;

            (e) The amendments, modifications, waivers of the Credit Agreement and the guaranties with respect thereto, including without limitation the Second Amendment and Waiver to the Credit Agreement dated as of November 5, 2001, the Third Amendment to the Credit Agreement dated April 12, 2002, the Third Amendment to the Holdings Guaranty dated April 12, 2002, the Fourth Amendment and Waiver to the Credit Agreement dated as of December 24, 2002, the Fourth Amendment to the Holdings Guaranty dated December 24, 2002, the Fifth through Ninth Amendments to the Credit Agreement dated from January 16, 2003 through April 8, 2003, the Fifth through Eleventh Amendments to the Holdings Guaranty dated January 16, 2003 through April 16, 2003, the US Subsidiaries Guaranty dated as of March 28, 2003;

            (f) The pledge, security and related agreements associated with the Credit Agreement and the guaranties thereto, including without limitation, the Holdings Pledge Agreement dated as of May 15, 2002, the LaSalle Re Holdings Pledge Agreement dated as of May 15, 2002, the Blocked Account Control Agreements dated as of March 27, 2003, the US Security Agreement dated as of March 28, 2003, the US Pledge Agreement dated as of March 28, 2003, the Barbados Security Agreement dated as of March 31, 2003, and the conduct of the entities' directors, officers and professional advisors with respect thereto;

      7. Bonus and severance commitments and/or agreements involving officers, directors and/or employees of TAC and its Affiliates;

      8. Payments made by TAC within ninety (90) days of the Petition Date and any payments made by TAC to Insiders within one year of the Petition Date; and

      9. One or more of the decisions by the directors, officers and employees to continue to support the Lloyd's operations made on or after April 1, 2000.

      THE CREDITORS' COMMITTEE'S INVESTIGATION IS INCOMPLETE AND IS ONGOING. ANY PERSONS INVOLVED IN THE ABOVE-DESCRIBED EVENTS ARE ON NOTICE THAT CLAIMS, ACTIONS, SUITS, OR CAUSES OF ACTION MAY BE BROUGHT AGAINST THEM WHETHER OR NOT SUCH CLAIMS, ACTIONS, SUITS, OR CAUSES OF ACTION ARE DESCRIBED HEREIN.

      ALL PARTIES WHO PREVIOUSLY DEALT WITH THE DEBTOR BEFORE THE PETITION DATE, INCLUDING IN PARTICULAR DIRECTORS AND OFFICERS OF ANY OF THE TRENWICK GROUP ENTITIES, AND THOSE PROFESSIONALS WHO PREVIOUSLY ADVISED THE DEBTOR OR ITS AFFILIATES PRE-PETITION WITH RESPECT TO THE ABOVE TRANSACTIONS AND EVENTS AND/OR ANY OTHER PROFESSIONALS WHO PROVIDED PRE-PETITION FINANCIAL OR LEGAL ADVICE TO THE DEBTOR, ARE HEREBY ON NOTICE THAT THE PLAN AND THIS DISCLOSURE STATEMENT PRESERVE ALL OF THE DEBTOR IN POSSESSION'S AND THE ESTATE'S CLAIMS, SUITS, RIGHTS, ACTIONS, CAUSES OF ACTION, RECOVERIES AND JUDGMENTS. THE PLAN PROPONENTS EXPECT THAT ANY AND ALL MERITORIOUS CLAIMS WILL BE PURSUED AND LITIGATED BY THE LITIGATION TRUSTEE(S).

      FURTHER, ALL PARTIES THAT HAVE ASSERTED PRE-PETITION CLAIMS AGAINST THE DEBTOR OR THAT MIGHT IN THE FUTURE ASSERT SUCH CLAIMS ARE HEREBY ON NOTICE THAT, EXCEPT AS OTHERWISE PROVIDED HEREIN, THE PLAN AND THIS DISCLOSURE STATEMENT PRESERVE ALL OF THE DEBTOR'S AND THE ESTATE'S RIGHTS AND POWER TO OBJECT TO, SEEK TO DISALLOW OR SUBORDINATE, ON ANY BASIS, ALL OR PART OF ANY SUCH CLAIMS.

C.    CERTAIN POTENTIAL CLAIMS

      The evidence reviewed in the Creditors' Committee's ongoing investigation has revealed that the Estate may have potential claims and causes of action not released pursuant to the releases described herein and set forth in the Plan, stemming from the above-referenced events. These potential claims include, but are not limited to, the following potential claims and causes of action described in this Section IV.C:

      1.    2000 Restructuring and Reorganization

      As part of the 2000 reorganization of the Trenwick Group corporate structure (the "2000 Corporate Restructuring"), TAC ultimately assumed well in excess of $300 million of TGI's liabilities, including the assumption of the obligations under the Senior Notes, the Trust Preferreds, and the CI Notes and the substitution of TAC as the primary obligor (as opposed to guarantor) with respect to the Revolving Credit Facility. These new obligations burdened TAC and its creditors in a manner that a finder of fact may find was both unfair to TAC and its creditors and was in breach of duties owed to TAC and its creditors.(21) For example, a finder of fact may find that TGI, TAC and CRH's directors, officers, employees and certain of their consultants and/or professionals, may have: (i) caused TAC to assume liabilities in exchange for consideration that had materially less than reasonably equivalent value in that the amount of the liabilities transferred to TAC materially exceeded the fair value of the assets transferred to TAC in connection with and in purported justification of TAC's assumption of TGI liabilities; and (ii) caused CRH/TAC, in a transaction that was effectively simultaneous with TGI's transfer of

----------
(21) As set forth above, CRH merged into TAC in an intermediate step of the integrated restructuring. In this summary claims description, references to TAC, which was the surviving entity, include references to CRH to the extent that CRH was the entity involved in one or more of the intermediate restructuring steps or events.

THL to CRH/TAC, to "sell" THL back to TGI in exchange for the cancellation of what may have been, in material part, a manufactured and/or illegitimate "obligation" from CRH to TGI, leaving TAC with less than fair consideration for the "sale" of THL to TGI.

      Based on the evidence reviewed in the investigation, a finder of fact may find that certain officers of the Trenwick Group, with the approval and apparent assistance of certain professionals, including potentially Ernst & Young and Baker & McKenzie, orchestrated a series of complex restructuring steps and accounting maneuvers in an effort to provide accounting justification for the 2000 Corporate Restructuring from the perspective of TAC and its creditors. A fact finder may find that these restructuring and accounting steps and maneuvers did not render the 2000 Corporate Restructuring as a transaction that was fair to TAC and/or that complied with obligations owed to TAC's creditors.

      Based on the evidence reviewed in the investigation, a fact finder may find that TAC's assumption of liabilities from TGI was not in exchange for assets of reasonably equivalent value transferred to and retained by TAC in the restructuring. The Creditors' Committee's investigation has, accordingly, revealed that the Estate may have, directly or by assignment, potential claims against: (i) TGL (as successor) for fraudulent transfer; (ii) certain of the TGI, CRH and TAC's employees, directors and officers and potentially other employees, officers and directors within the Trenwick Group for, among other things, breach of fiduciary or other duties owed to TAC and CRH and their respective creditors and/or for aiding and abetting such breaches of fiduciary duties, and (iii) Ernst & Young, Baker & McKenzie and potentially other professionals or consultants for, for example, breaches of duties, aiding and abetting breaches of fiduciary duty, or interference with contract or prospective economic advantage.

      With respect to CRH and/or TAC's "sale" of THL (which Ernst & Young opined to have a mid-point fair value of $130 million) back to TGI, the Estate may have, directly or by assignment, among others, potential claims against: (i) TGL (as successor to TGI) for fraudulent transfer; (ii) certain of the TGI, CRH and TAC employees, directors and officers and potentially other employees, officers and directors within the Trenwick Group for, among other things, breach of fiduciary or other duties owed to TAC and CRH and their respective creditors and/or for aiding and abetting such breaches of fiduciary duties, and (iii) Ernst & Young, Baker & McKenzie and potentially other professionals or consultants for breaches of duties, aiding and abetting breaches of fiduciary duty, or interference with contract or prospective economic advantage.

      2.    Intercompany Transfers

      The Estate may have potential claims, rights or objections with respect to intercompany transfers, including, without limitation, transfers to Trenwick (Barbados), transfers between CRH and TGI, and transfers to CMAL, TMAL and/or the Oaks. Such potential claims and rights include, but are not limited to, (i) claims to disallow or recharacterize Trenwick (Barbados') claim against the Estate on the grounds that the "claim" is more appropriately characterized as a capital contribution, (ii) potential claims against Trenwick (Barbados) and/or TGL to avoid payments made to Trenwick (Barbados), including those payments made within one-year prior to the Petition Date; (iii) potential claims against certain of TAC's employees, directors, officers and potentially its professionals for breaches of duties owed to TAC and its creditors when orchestrating and/or approving any intercompany transfers by TAC; and (iv) potential claims against certain employees, directors and officers of TAC, CRH, TGI, TGL, Trenwick (Barbados) and potentially other entities in the Trenwick Group that may have aided and abetted breaches of duties to TAC and its creditors with respect to TAC's intercompany transfers.

      3.    CRC/TARCO Merger

      With respect to the CRC/TARCO merger, the Estate may have potential claims against certain of the officers, directors and/or employees of TARCO, and those officers, directors and/or employees of other entities within the Trenwick Group that structured, participated in and approved the CRC/TARCO merger without adequately evaluating, considering or ensuring the fairness of this transaction to TARCO and its shareholder TAC.

      4.    Payments of Bonuses; Avoidance and Related Actions

      The Estate may have claims to avoid certain bonus and severance payments, commitments and/or agreements involving officers, directors and/or employees of the Debtor and its Affiliates. In addition, the Creditors' Committee is evaluating avoidance actions with respect to payments or transfers made by TAC within ninety (90) days of the Petition Date and any payments made by TAC to Insiders within one year of the Petition Date. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, ANY PERSON THAT RECEIVED ANY SUCH PAYMENT OR TRANSFER FROM TAC, WHO HAS NOT RECEIVED OR DOES NOT RECEIVE A FORMAL WRITTEN RELEASE, EITHER SPECIFICALLY IN THE PLAN OR OTHERWISE, WITH RESPECT THERETO, IS ON NOTICE THAT CLAIMS OR CAUSES OF ACTION MAY BE FILED AGAINST THEM.

      5.    Potential Causes of Action Relating To Transfers to the Oaks

      The Trenwick Group entities, including TAC, provided substantial value to the Lloyd's operations through a series of intercompany transfers to TMAL, CMAL and the Oaks. The Estate may have claims against certain of the employees, officers and directors of TAC for breach of duties to TAC and its creditors for having approved transfers to support the Lloyd's operations without ensuring that TAC received fair or reasonably equivalent consideration in exchange, and for taking other steps in order to benefit the Lloyd's operations, to the detriment of TAC and its creditors. The Estate may also have claims against certain of the employees, directors and officers of other Trenwick Group entities and their professionals that assisted in these transfers and events.

      The transfers and events that may give rise to such claims, include but are not limited to, (i) TAC's guaranties, dated on or about November 24, 1999 and September 27, 2000 with respect to the LoCs that were issued for the benefit of the Lloyd's operations; (ii) various amendments and modifications to the Credit Documents that were to the detriment of TAC, including amendments requiring TAC to pay LoC fees and amendments increasing the LoC fees, and (iii) TAC's payment of LoC fees.

      As set forth above, the Creditors' Committee's investigation is not yet complete. The Creditors' Committee continues to analyze and evaluate the evidence that could support or undermine the Estate's potential claims and the level of estimated recoveries. Although certain of the potential claims appear promising to the Creditors' Committee and the Plan Proponents, any litigation to enforce such claims would be complex, lengthy, expensive and uncertain in outcome. Accordingly, neither the Creditors' Committee nor the Plan Proponents can give any assurance that the Estate or the Litigation Trustee(s) will pursue any potential claims described herein, or if pursued that the Estate or Litigation Trust ultimately will prevail, that the defendants will have the resources with which to satisfy any judgment entered against them, or that the proceeds of any potentially applicable insurance policies will be available to satisfy any such judgment or settlement.

D.    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

      1.    Generally

      Pursuant to section 365 of the Bankruptcy Code, the Debtor may either assume, assume and assign, or reject executory contracts and unexpired leases of real and personal property, subject to the approval of the Bankruptcy Court. Executory contracts are generally those contracts in which performance remains due to some extent from both the debtor and any non-debtor parties thereto. As a condition to assumption, or assumption and assignment, the Debtor must cure all existing defaults under the contract or lease. If the contract or lease is rejected, any resulting rejection damages are treated as prepetition unsecured claims.

      For a complete discussion of the treatment of executory contracts and unexpired, under the Plan please see Section V.F. of this Disclosure Statement, entitled "Executory Contracts and Unexpired Leases" and the Plan.

      2.    The Atrium Stipulation

      In order to afford TAC and the other Debtors an opportunity to review their options with respect to their remaining leases, the Debtors filed a motion on October 17, 2003 (the "365(d)(4) Motion") seeking to extend through the date of confirmation of a plan of reorganization, the Debtors' time within which to assume or reject such leases. By Order dated November 17, 2003, the Bankruptcy Court approved the 365(d)(4) Motion allowing the Debtors additional time to determine which of their leases and any other unexpired leases of nonresidential real property should be assumed and assigned or rejected.

      By Order dated October 22, 2003, the Bankruptcy Court approved a Stipulation, dated October 17, 2003 (the "Atrium Stipulation"), pursuant to which the Debtor rejected certain non-residential real property leases (a lease and sublease) relating to office space located at The Jericho Atrium, 500 North Broadway, Suite 155, Jericho, New York. Because the costs associated with such leases were significantly greater than any potential value of the leases to the Debtor, the Debtor concluded that it was in the best interests of the Debtor's estate and creditors to reject the leases. The Atrium Stipulation also provided for a general release of claims by the landlord and subtenant.

      3.    Automobile Leases

      Similarly, by Order of the Bankruptcy Court, dated October 14, 2003, TAC and TGL rejected certain automobile leases because the costs associated with such leases were significantly greater than any potential value that could be realized from them.

      4.    TASCO-Related Assumption Motion

      On August 6, 2004, TAC and TGL filed a motion for an order authorizing (i) the assumption and assignment of the ASA to TASCO, (ii) the entry into an additional administrative services agreement between TAC and TASCO, (iii) the assumption and assignment of certain contracts related to ongoing business operations, (iv) the assumption and assignment of an unexpired lease of nonresidential real property located at One Canterbury Green in Stamford, Connecticut (the "Headquarters Lease"), as modified, and (v) the transfer of certain assets free and clear of liens and encumbrances (the "Assumption Motion"). Pursuant to the Assumption Motion, as part of the operational shift from TAC to TASCO, all of TAC's employees will become employed by TASCO (and will cease to be employed by TAC). TAC will assume and assign to TASCO the ASA, certain other business contracts of TAC and TGL, and the Headquarters Lease, as well as transfer related assets and fixtures of TAC and TGL to TASCO. In addition, because certain of the employees provide TAC with services related to the administration of TAC's Estate, TAC will enter into an additional administrative services agreement with TASCO, whereby TASCO will provide TAC with such services.

      As stated above, as part of the Assumption Motion, TAC intends to assume and assign the Headquarters Lease, as amended. As detailed in the Assumption Motion, the Headquarters Lease is a critical component of the ongoing business operations of TARCO and InsCorp because it provides the office space necessary for the Runoff of operations. TAC is current on all of its obligations pursuant to the Headquarters Lease. As part of an amendment of the Headquarters Lease, the square footage of the premises covered by the Lease will be substantially reduced, thereby reducing the rent paid on an annual basis by approximately $900,000. The hearing on the Assumption Motion has been adjourned at this time.

E.    CLAIMS PROCESS AND BAR DATE

      The Debtors' Schedules were filed on September 26, 2003. By Orders dated October 15, 2003 and December 17, 2003 (the "Bar Date Order"), the Court fixed December 15, 2003 and March 1, 2004, respectively, as the dates by which certain proofs of Claims had to be filed against the Debtors' Estates (collectively, the "Bar Date").

      Under the Bar Date Order, the term "claim" means: (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

      Except as provided below, all persons, creditors, individuals, partnerships, corporations, associations, estates, trusts, governmental units and other entities that hold or assert any Claim

(as defined in section 101(5) of the Bankruptcy Code) against any of the Debtors arising prior to or which may be deemed to have arisen prior to the Petition Date were required to file proof of such Claims, substantially in conformity with Official Bankruptcy Form No. 10, so that such Proof of Claim was actually received on or before the Bar Date.

      Proofs of Claim were not required to be filed by the Bar Date by creditors holding or wishing to assert claims against the Debtors of the following types:
(a) Claims that are (i) listed in the Schedules and not designated as contingent, unliquidated or disputed, and (ii) not disputed by the holders as to
(A) amount, (B) classification, or (C) the identity of the Debtor against whom such Claim is scheduled; (b) Claims on account of which a Proof of Claim has already been properly filed with the Court against the correct Debtor and Claims previously Allowed or paid pursuant to an order of the Court; (c) Claims between and among Debtors and/or their non-Debtor affiliates; (d) Claims that arose on or after the Petition Date, including Claims allowable under 11 U.S.C. Sections 503(b) and 507(a)(1) as expenses of administration and (e) holders of Interests in any of the Debtors deriving solely from ownership of common or preferred stock of any of the Debtors (each an "Interest Holder"); provided, however, to the extent that an Interest Holder wished to assert a Claim against any of the Debtors based on transactions in the Debtors' securities, including, but not limited to, claims for damages or rescission based on the purchase or sale of an Interest, such Interest Holder was required to file a proof of Claim on or prior to the Bar Date.

      The Debtor and Plan Proponents are currently evaluating filed Proofs of Claim to determine whether objections seeking the disallowance of some asserted Claims should be filed with the Bankruptcy Court. The Debtor, in consultation with the Plan Proponents, is (i) reconciling the Claims listed in the respective Schedules with the Claims asserted in Proofs of Claim and (ii) is also preparing objections seeking the elimination of claims that are duplicative or erroneous in order to ensure that holders of only valid Claims can vote on and receive distributions under the Plan. Once an objection to a Claim is filed, the Bankruptcy Court will determine whether such Claim should be Allowed. To the extent that the Debtor or the Plan Proponents are successful in their objections, the total amount of the Debtor's liabilities to be treated under the Plan will be decreased.

      Under the Bar Date Order, any person or entity that was required to file a timely Proof of Claim and failed to do so on or before the Bar Date will not be entitled with respect to such Claim to receive any payment or distribution of property from the Debtor, its successors or assigns with respect to such Claim, and will be forever barred from asserting such Claim against the Debtor or New TAC.

                             V. SUMMARY OF THE PLAN

      THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE, CLASSIFICATION, TREATMENT AND IMPLEMENTATION OF THE PLAN. THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE SPECIFIC DETAILED INFORMATION SET FORTH IN THE PLAN, A COPY OF WHICH IS ATTACHED TO THIS DISCLOSURE STATEMENT AS EXHIBIT "A", AND TO ALL EXHIBITS ANNEXED THERETO.

      As discussed herein, inter alia, in Section VI.K., pursuant to section 1123(b)(3)(A) of the Bankruptcy Code, the Plan will constitute a compromise and settlement of claims, demands, rights and Causes of Action that may be asserted by the Debtor and its Estate against the LoC Bank Group and other principal parties. The settlement embodied therein provides tangible benefits to the Debtor's Estate in return for the resolution of and the opportunity to avoid a likely protracted and expensive litigation, which the Debtor's Estate cannot afford.

A.    SUMMARY OF CLAIMS TREATMENT AND SETTLEMENT

      The Plan is the final step in the implementation of the restructuring of TAC's debt obligations summarized in the Letter of Intent, as described more fully in Section B hereof, entitled "Classification and Treatment of Claims and Interests." Under the Plan, as part of an overall settlement, the LoC Bank Group agreed to substantially subordinate and limit its recovery from the Debtor on account of the LoC Bank Group Claim, in the amount of $19,505,000 to the Allowed Claims of the holders of the Senior Notes Claim (until the holders of Senior Notes Claims have received $35,000,000), the CI Notes Claim, General Unsecured Claims, the InsCorp Claim and the Other Intercompany Claims. Additionally, the LoC Bank Group agreed to waive any and all rights to the proceeds of the intercompany receivable from TAC to Trenwick (Barbados). Such waiver will be accomplished by the claim reduction/setoff described herein.

      The agreement to subordinate its claim on behalf of the LoC Bank Group allows for distributions to the remaining unsecured creditors of TAC through the distribution of New Senior Subordinated Notes and New Junior Subordinated Notes, which will essentially be paid out in two tranches. As Exhibit "D" details, assuming the disallowance of the Prepetition Claim of Trenwick (Barbados) as an Other Intercompany Claim or the setoff thereof against the Allowed LoC Bank Group Claim,(22) total first tranche distributions of New Senior Subordinated Notes will be approximately $52,813,649. Pursuant to the settlement, the LoC Bank Group has agreed to subordinate its recovery in the first tranche to the Allowed Claims of all other unsecured creditors, and as such does not participate in the first tranche. Furthermore, the LoC Bank Group has agreed that should the LoC Bank Group receive any funds either directly or indirectly on account of the Prepetition Claim of Trenwick (Barbados), including but not limited to, distributions on account thereof, the Allowed LoC Bank Group Claim shall be reduced or setoff by the amount of such distributions. Furthermore, any such funds shall be deposited with the New TAC Escrow Agent into the New TAC Bank Group Escrow and become subject to the New TAC Escrow Agreement. Such funds shall be distributed from the New TAC Bank Group Escrow in accordance with the same priorities and on the same terms provided in the Plan, with the exception that Trenwick (Barbados) shall not be entitled to receive any distributions from the funds released from Escrow. Accordingly, the LoC Bank Group shall only be entitled to one recovery in the maximum amount of $19,505,000, either from distributions on account of an Allowed Trenwick (Barbados) Claim or an Allowed LoC Bank Group Claim.(23)

----------
(22) The Plan Proponents intend to estimate and reserve for the Prepetition Claim of Trenwick (Barbados). See also infra n. 23.

(23) The disallowance of the Prepetition Claim of Trenwick (Barbados) or other settlement satisfactory to the Plan Proponents in their sole discretion shall be a condition precedent to the Effective Date of the Plan.

      The Allowed Claims of the holders of Senior Notes Claims participate in the first tranche to the extent of $35,000,000. Otherwise, all unsecured creditors are treated on a pro rata basis in the first tranche with the exception of InsCorp. InsCorp will receive a ten-point enhancement on its pro rata recovery in the first tranche and will thereby receive approximately thirty-five percent (35%) of the New Senior Subordinated Notes, as opposed to its twenty-five percent (25%) pro rata recovery. The Plan provides InsCorp with an enhanced recovery in order to facilitate the Debtor's reorganization, facilitate the approval of the Runoff with the CT DOI and the NY DOI, as well as the global settlements embodied herein.

      As described below in Section B, all unsecured creditors, including the LoC Bank Group, will also receive New Junior Subordinated Notes. Assuming the disallowance of the Prepetition Claim of Trenwick (Barbados) or the setoff thereof against the Allowed LoC Bank Group Claim,(24) and as detailed on Exhibit "D", a total of $72,243,422 of New Junior Subordinated Notes will be distributed to the holders of Allowed Claims. Again, InsCorp will receive a ten-point enhancement on its recovery in the second tranche, receiving distributions based upon approximately twenty-three percent (23%) of the remaining claims in the second tranche, as opposed to its pro rata thirteen percent (13%), until such time as the InsCorp Claim is paid in full. Thereafter, all distributions in the second tranche will be made ratably.

      Further, as detailed in the Letter of Intent, as between the Senior Noteholders, the LoC Bank Group, and the holders of the CI Notes, distributions of the New Junior Subordinated Notes will be distributed to such holders in the following approximate proportions: sixty-eight percent (68%) to the Senior Noteholders, twenty-nine percent (29%) to the LoC Bank Group, and three percent (3%) to the holders of the CI Notes. All other unsecured creditors, other than InsCorp, will receive distributions on the New Junior Subordinated Notes on a pro rata basis.

      All recipients of New TAC Debt Securities will also receive corresponding Litigation Trust Certificates as an additional source of recovery. Under the Plan, holders of Allowed Trust Preferreds Claims will receive equity in New TAC and corresponding Residual Trust Certificates in the Litigation Trust.

      Additionally, as will be detailed in the Intercreditor Agreement to be provided in the Plan Supplement, certain holders of the Trust Preferreds that also hold Senior Notes, and MBIA have agreed that MBIA will distribute fifteen percent (15%) of any amounts received by MBIA with respect to the Senior Notes, including distributions under the Plan, to the participating Trust Preferreds.

B.    CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

      Claims and Interests are divided into twelve (12) Classes under the Plan, and the proposed treatment of Claims and Interests varies among the Classes. The meaning of "impairment," and the consequences thereof in connection with voting on the Plan, are set forth in Section VI.B. of this Disclosure Statement.

----------
(24) See supra n. 22.

      The following Section briefly summarizes the classification and treatment of Claims and Interests under the Plan.

      1.    Unclassified Claims

            (a)   Administrative Claims

      Description: Administrative Claims include the costs and expenses of administration of the Debtor's Chapter 11 Case of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including, among other things, (i) the actual, necessary costs and expenses incurred after the Petition Date of operating the Debtor's businesses and preserving the Debtor's Estate, (ii) Professional fees for the legal, financial and other advisors to the Debtor and the Creditors' Committee to the extent Allowed by the Bankruptcy Court and (iii) any fees or charges assessed against the Debtor's Estate pursuant to section 1930, Chapter 123 of Title 28 of the United States Code. Based upon a review of TAC's books and records and the Claims Filed to date, neither TAC nor the Plan Proponents believe there are any Administrative Claims against the Debtors' Estate other than those of Professionals and any obligations arising under the employment agreements of W. Marston Becker and Timothy R. Graham that were assumed by TAC.

      Treatment: Subject to the Bar Date provisions in the Plan and Section 11.04(b) thereof and except to the extent the Plan Proponents in consultation with the Creditors' Committee and the holder of an Allowed Administrative Claim agree to a different treatment, each holder of an Allowed Administrative Claim shall receive in full satisfaction of such Allowed Administrative Claim, Cash, in an amount equal to such Allowed Administrative Claim: (i) on the Initial Distribution Date, or as soon as practicable thereafter, or (ii) if such Administrative Claim is Allowed after the Initial Distribution Date, within ten
(10) days following the date that such Administrative Claim is Allowed or as soon as practicable thereafter; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business of the Debtor will be paid in accordance with the terms and conditions of the particular agreements from which such Allowed Administrative Claims arise.

            (b)   Priority Tax Claims

      Description: Priority Tax Claims are claims of a kind specified in section 507(a)(8) of the Bankruptcy Code. Based upon a review of TAC's books and records and the Claims Filed to date, TAC does not believe there are any Priority Tax Claims that are appropriately asserted against TAC's Estate.

      Treatment: Except to the extent that the holder of an Allowed Priority Tax Claim has been paid by the Debtor prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of New TAC, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Initial Distribution Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as practicable, or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim together with interest at the Priority Tax Interest Rate per annum, or such other rate determined by the Bankruptcy Court, over a period not exceeding six
(6) years from the date of assessment of such Allowed Priority Tax Claim.

            (c)   U.S. Trustee Fees

      The Debtor or New TAC, as the case may be, will pay the U.S. Trustee Fees payable under Section 1930 of title 28 as determined by the Court on confirmation, and thereafter, when due until such time as the Court enters a final decree closing the Chapter 11 Case.

            (d)   Indenture Trustee Fees

      Each Indenture Trustee, agent or servicer shall be required to File an application with the Bankruptcy Court for allowance of its costs and expenses incurred in connection with its duties as Indenture Trustee, agent, or servicer subject to a "reasonableness" standard, unless an agreement can be reached between the Plan Proponents and the Indenture Trustee for the payment thereof. Notwithstanding the foregoing, to the extent any Indenture Trustee provides services related to distributions pursuant to the Plan, each Indenture Trustee shall be entitled to receive from New TAC, without further court approval, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services, with such payment made on terms as agreed to between such Indenture Trustee and New TAC. Such Indenture Trustee shall submit invoices to the Plan Proponents following the Confirmation Date. If a dispute arises, such dispute will be resolved by the Bankruptcy Court.

      Treatment: Allowed Claims for Indenture Trustee fees shall receive the same treatment as holders of Allowed Administrative Claims with respect to the timing and manner of payment thereof. The Indenture Trustees have taken the position that their respective lien rights for the payment of their fees and expenses on Plan distributions to noteholders under their respective Indentures may not be extinguished by the Plan prior to their having been paid in full. The Plan currently would extinguish the lien rights of the Indenture Trustees as of the Confirmation Date and would pay those fees and expenses as an Administrative Claim of the Estate, subject to a post-confirmation date fee application approval process. In the event that Administrative Claim treatment is not afforded and the Indenture Trustees are permitted to retain their lien rights, the distributions to Classes 4, 6 and 9 could be adversely affected.

            (e)   MBIA Fees

      In full satisfaction of the fees and expenses incurred in connection with the Chapter 11 Case, MBIA shall receive from New TAC on the Effective Date, or as soon as practicable thereafter, Cash in the amount of actual fees and expenses incurred by MBIA on and after April 1, 2004 through the Effective Date without the necessity of further Court order, unless the Court orders otherwise. It is estimated that MBIA will incur approximately $350,000.00 in fees and expenses through September 30, 2004. The payment of fees and expenses under
Section 4.05 of the Plan is part of the overall settlement embodied in the Plan.

            (f)   Plan Proponents Fees

      In full satisfaction of the fees and expenses incurred in connection with the Chapter 11 Case, the Plan Proponents shall receive from New TAC on the Effective Date, or as soon as practicable thereafter, Cash in the amount of actual fees and expenses incurred by the Plan Proponents on and after March 1, 2004 through the Effective Date without the necessity of further Court order, unless the Court orders otherwise. It is estimated that the Plan Proponents will incur approximately $950,000.00 in fees and expenses through September 30, 2004. The payment of fees and expenses under Section 4.06 of the Plan is part of the overall settlement embodied in the Plan.

            (g)   LoC Bank Group Fees

      In accordance with the Letter of Intent, the LoC Bank Group shall be entitled to retain all sums advanced to the LoC Bank Group from non-Debtor funds prior to the Petition Date pursuant to the Letter of Intent on account of legal and other costs of the LoC Bank Group and as a part of the overall settlement embodied in the Plan, including $2,500,000 incurred in relation to the transactions contemplated by the Letter of Intent after June 30, 2003.

      2.    Classified Claims

            (a)   Class 1

      Description: Secured Claims.

      Treatment: Except to the extent that a holder of an Allowed Secured Claim agrees to a different treatment, in full and final satisfaction of such Claim, each Allowed Secured Claim (at the sole option of New TAC) (i) shall be Reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or other applicable nonbankruptcy law that entitles the holder of an Allowed Secured Claim to demand or receive payment of such Allowed Secured Claim prior to the stated maturity of such Allowed Secured Claim from and after the occurrence of a default, or (ii) each holder of an Allowed Secured Claim shall receive Cash in an amount equal to such Allowed Secured Claim, including any interest on such Allowed Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Initial Distribution Date and the date such Allowed Secured Claim becomes an Allowed Secured Claim, or as soon thereafter as is practicable. Based upon a review of TAC's books and records and the Claims Filed to date, no creditors have asserted Secured Claims against TAC's Estate, nor are TAC and the Plan Proponents aware of any Secured Claims against the Estate.

      Impairment and Voting: Class 1 shall be unimpaired under the Plan. The holders of Allowed Claims in Class 1 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

            (b)   Class 2

      Description: Priority Claims.

      Treatment: Except to the extent that a holder of an Allowed Priority Claim agrees to a different treatment, in full and final satisfaction of such Claim, each holder of an Allowed Priority Claim shall receive (at the sole option of New TAC) Cash in an amount equal to such Allowed Priority Claim, on the later of the (i) Initial Distribution Date and (ii) the date such

Priority Claim becomes an Allowed Priority Claim, or as soon thereafter as is practicable. Based upon a review of TAC's books and records and the Claims Filed to date, less than approximately $300,000 of Priority Claims have been asserted against TAC's Estate, but the Plan Proponents and the Debtor do not believe any of such Claims will ultimately be Allowed as Priority Claims. If allowed, such Claims will likely fall into Class 7 as General Unsecured Claims.

      Impairment and Voting: Class 2 shall be unimpaired under the Plan. The holders of Allowed Claims in Class 2 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

            (c)   Class 3

      Description: LoC Bank Group Claim.

      Treatment: Except to the extent that a holder of an Allowed LoC Bank Group Claim agrees to a different treatment, in full and final satisfaction of such Claim, on the Initial Distribution Date, each holder of an Allowed LoC Bank Group Claim shall receive its Pro Rata Share of New Series B Junior Subordinated Notes to be issued in the aggregate Face Amount of $19,505,000 and Junior Litigation Trust Certificates entitling the holders of Allowed LoC Bank Group Claims the right to receive, in the aggregate, the LoC Bank Group's Maximum Claim in respect of such New Series B Junior Subordinated Notes and Junior Litigation Trust Certificates; provided, however, that (i) such New Series B Junior Subordinated Notes and Junior Litigation Trust Certificates shall be deposited by the LoC Bank Group with New TAC Escrow Agent and (ii) any Debt Payments and Trust Payments due the LoC Bank Group with respect thereto shall be deposited by New TAC, on behalf of the LoC Bank Group, into the New TAC Bank Group Escrow on each Quarterly Distribution Date on which a distribution is made on the New Series B Subordinated Junior Notes and the Junior Litigation Trust Certificates. On the Business Day following a LoC Claim Date, the New TAC Escrow Agent shall distribute, to the extent available under the terms of the New TAC Escrow Agreement, an amount equal to the amount of any draws on letters of credit pursuant to the Letter of Credit Facility which have been drawn and not previously reimbursed hereunder on or before on each LoC Claim Date. The Escrow Excess Amount, if any, shall be returned to New TAC after the Final LoC Claim Date and shall constitute Available Cash, which shall be distributed in accordance with the Plan. The Allowed LoC Bank Group Claim shall be reduced and offset by the amount of any funds received by the LoC Bank Group either directly or indirectly on account of the Prepetition Claim of Trenwick (Barbados), including but not limited to, distributions on account thereof. Furthermore, any such funds shall be deposited by the LoC Bank Group with the New TAC Escrow Agent into the New TAC Bank Group Escrow and thereby become subject of the New TAC Escrow Agreement. Such funds shall be distributed from the New TAC Bank Group Escrow in accordance with the same priorities and on the same terms provided in the Plan, with the exception that Trenwick (Barbados) shall not be entitled to receive any distributions from the funds released from New TAC Bank Group Escrow.

      Within ten (10) Business Days after receiving of notice thereof, the LoC Bank Group Administrative Agent shall notify New TAC to the extent any LoC Outstanding has expired or has been drawn upon or has been released. Additionally, post-confirmation, the LoC Bank

Group Administrative Agent shall provide a semi-annual report of LoCs Outstanding to New TAC.

      Allowance of Claims, Impairment and Voting: In accordance with the LoC Bank Group Settlement, the LoC Bank Group Claim is Allowed in the amount of $19,505,000, without offset, defense or counterclaim and it shall not be subject to objection, subordination, recharacterization or claim under chapter 5 of the Bankruptcy Code. Class 3 is impaired under the Plan. Holders of Allowed Claims in Class 3 are entitled to vote to accept or reject the Plan.

            (d) Class 4

      Description: Senior Notes Claim.

      Treatment: Except to the extent that a holder of an Allowed Claim in Class 4 agrees to a different treatment, in full and final satisfaction of such Allowed Claim, each holder of an Allowed Claim in Class 4 shall receive its Pro Rata Share of (i) New Senior Subordinated Notes in aggregate Face Amount of $35,000,000 and Senior Litigation Trust Certificates entitling the holders of Allowed Senior Note Claims to receive an aggregate of $35,000,000 in respect of such New Senior Subordinated Notes and Senior Litigation Trust Certificates, and
(ii) New Series B Junior Subordinated Notes in the aggregate Face Amount of $41,945,161.29 and Junior Litigation Trust Certificates entitling the holders of Allowed Senior Note Claims to receive an aggregate of $41,945,161.29 in respect of such New Series B Junior Subordinated Notes and Junior Litigation Trust Certificates.

      Allowance of Claims, Impairment and Voting: The Senior Notes Claim is Allowed, for all purposes relating to the Chapter 11 Case, in the aggregate amount of $76,945,161.29, without offset, defense or counterclaim and it shall not be subject to objection, subordination, recharacterization or claim under chapter 5 of the Bankruptcy Code. Class 4 is impaired under the Plan. The holders of Allowed Claims in Class 4 are entitled to vote to accept or reject the Plan.

            (e) Class 5

      Description: InsCorp Claim.

      Treatment: Except to the extent that the holder of an Allowed Claim in Class 5 agrees to a different treatment, in full and final satisfaction of such Allowed Claim, the holder of such Allowed Claim in Class 5 shall receive (i) New Senior Subordinated Notes in the aggregate Face Amount of $16,764,306.00 and Senior Litigation Trust Certificates entitling the holder of an Allowed InsCorp Claim to receive an aggregate amount of $16,764,306.00 in respect of such New Senior Subordinated Notes and Senior Litigation Trust Certificates and (ii) New Series A Junior Subordinated Notes in the aggregate Face Amount of $9,535,694.00 and Junior Litigation Trust Certificates entitling the holder of an Allowed InsCorp Claim to receive an aggregate amount of $9,535,694.00 in respect of such New Series A Junior Subordinated Notes and Junior Litigation Trust Certificates. New TAC Debt Securities distributed to InsCorp on the Initial Distribution Date will be exchanged for modified New TAC Debt Securities in accordance with the calculation of the Subordinated Note InsCorp Percentage, to the extent the Prepetition Claim of Trenwick (Barbados), which is contained in Class 10 as an Other Intercompany Claims, is not reduced or disallowed.

      Allowance of Claims, Impairment and Voting: The InsCorp Claim shall be Allowed in the amount of $26,300,000. Class 5 is impaired under the Plan. The holder of an Allowed Claim in Class 5 is entitled to vote to accept or reject the Plan.

            (f) Class 6

      Description: CI Notes Claim.

      Treatment: Except to the extent that a holder of an Allowed Claim in Class 6 agrees to a different treatment, in full and final satisfaction of such Allowed Claim, each holder of an Allowed Claim in Class 6 shall receive its Pro Rata Share of (i) New Senior Subordinated Notes in the aggregate Face Amount of $821,963.30 and Senior Litigation Trust Certificates entitling the holders of Allowed CI Notes Claims to receive an aggregate amount of $821,963.30 in respect of such New Senior Subordinated Notes and Senior Litigation Trust Certificates and (ii) New Series B Junior Subordinated Notes and Junior Litigation Trust Certificates entitling the holders of Allowed CI Note Claims to receive an aggregate of $984,946.70 in respect of such New Series B Junior Subordinated Notes and Junior Litigation Trust Certificates.

      Allowance of Claims, Impairment and Voting: The CI Notes Claim is Allowed in the amount of $1,806,910.00. Class 6 is impaired under the Plan. The holders of Allowed Claims in Class 6 are entitled to vote to accept or reject the Plan.

            (g) Class 7

      Description: General Unsecured Claims.

      Treatment: Except to the extent that a holder of an Allowed Claim in Class 7 agrees to a different treatment (including electing to convert its General Unsecured Claim to a Convenience Claim), in full and final satisfaction of such Allowed Claim, each holder of an Allowed Claim in Class 7 shall receive its Pro Rata Share of (i) New Senior Subordinated Notes and Senior Litigation Trust Certificates entitling the holder of an Allowed General Unsecured Claim to receive an aggregate amount of forty-five percent (45%) of its Allowed Claim and
(ii) New Series B Junior Subordinated Notes and Junior Litigation Trust Certificates entitling each holder of an Allowed General Unsecured Claim to receive an aggregate amount of fifty-five percent (55%) of its Allowed Claim.

      Approximately $352,000 of General Unsecured Claims have been asserted against TAC's Estate, although such amount may be higher if Claims improperly filed as Priority Claims are Allowed as Class 7 Claims.

      Impairment and Voting: Class 7 is impaired under the Plan. The holders of Allowed Claims in Class 7 are entitled to vote to accept or reject the Plan.

            (h) Class 8

      Description: Convenience Claims.

      Treatment: In full and final satisfaction of such Claim, each holder of an Allowed Convenience Claim shall be paid 100% of its Allowed Convenience Claim (as reduced in accordance with Section 6.34 of the Plan), without interest, in Cash. Based upon a review of TAC's books and records, TAC's Schedules and Claims asserted against TAC, TAC has prepared a preliminary analysis of General Unsecured Claims. Assuming all general unsecured creditors having Claims less than $500.00 are Allowed as Convenience Claims under the Plan and assuming that all general unsecured creditors having Allowed Claims less than or equal to $1,000.00 elect to reduce their claims and be treated as Allowed Convenience Class members, TAC estimates that approximately nine (9) claimants will form Class 8.

      Impairment and Voting: Class 8 is impaired under the Plan. Holders of such Claims are entitled to vote to accept or reject the Plan.

            (i) Class 9

      Description: Trust Preferreds Claim.

      Treatment: Except to the extent that a holder of an Allowed Trust Preferred Claim agrees to a different treatment, in full and final satisfaction of such Allowed Trust Preferred Claim, each holder of an Allowed Trust Preferred Claim shall receive its Pro Rata Share of (i) New TAC Interests and (ii) Residual Trust Certificates.

      Allowance of Claims, Impairment and Voting: The Trust Preferreds Claim is Allowed in the aggregate amount of $124,201,169.49, without offset, defense or counterclaim and it shall not be subject to objection, subordination, recharacterization or claim under chapter 5 of the Bankruptcy Code. Class 9 is impaired under the Plan. The holders of Allowed Claims in Class 9 are entitled to vote to accept or reject the Plan.

            (j) Class 10

      Description: Other Intercompany Claims

      Treatment: Except to the extent that a holder of an Allowed Claim in Class 10 agrees to a different treatment, in full and final satisfaction of such Allowed Claim, each holder of an Allowed Claim in Class 10 shall receive its Pro Rata Share of (i) New Senior Subordinated Notes and Senior Litigation Trust Certificates entitling the holder of an Allowed Other Intercompany Claim to receive an aggregate amount of forty-five percent (45%) of its Allowed Claim and
(ii) New Series B Junior Subordinated Notes and Junior Litigation Trust Certificates entitling each holder of an Allowed Other Intercompany Claim to receive an aggregate amount of fifty-five percent (55%) of its Allowed Claim.

      Impairment and Voting: The Prepetition Claim of TARCO is Allowed in the aggregate amount of $33,300,000.00. The Prepetition Claim of Trenwick (Barbados) is not Allowed under the Plan. The holders of Allowed Claims in Class 10 are entitled to vote to accept or reject the Plan.

            (k) Class 11

      Description: Section 510(b) Claim

      Treatment: Holders of Allowed Claims in Class 11 shall not receive any distribution under the Plan.

      Impairment and Voting: Class 11 is impaired. Holders of Class 11 Claims shall be deemed to have rejected the Plan.

            (l) Class 12

      Description: Old Common Stock

      Treatment: On the Effective Date, all Old Common Stock shall be cancelled and extinguished and the holder thereof shall not receive any distribution under the Plan.

      Impairment and Voting: Class 12 is impaired. Holders of Class 12 Interests shall be deemed to have rejected the Plan.

C. MEANS FOR THE IMPLEMENTATION OF PLAN

      1. Restructuring Transactions

      On or before the Effective Date, the Debtor may, but is not obligated to, enter into such Restructuring Transactions and may, but is not obligated to, take such actions as may be necessary or appropriate to effect a corporate restructuring of its business or simplify its overall corporate structure. The Restructuring Transactions that are potentially contemplated to occur on or before the Effective Date will be described more fully in the Plan Supplement; provided, however, that the Plan Proponents reserve the right to direct the Debtor to undertake transactions in lieu of, or in addition to, such Restructuring Transactions as may be necessary or appropriate under the circumstances. Such transactions may include one or more mergers, sales, consolidations, restructurings, acquisitions, dispositions, liquidations or dissolutions, as may be determined by the Plan Proponents in consultation with the Committee to be necessary or appropriate. The actions to effect these Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, sale consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, incorporation or dissolution pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such Restructuring Transactions. Notwithstanding anything to the contrary herein, Restructuring Transactions shall be limited to such transactions reasonably necessary and appropriate to effect the provisions of the Plan and to maximize the benefit to be realized from TAC's consolidated tax group's net operating losses.

      2. Managers of New TAC

      Commencing on the Effective Date, the New TAC Limited Liability Company Agreement shall provide that the management of New TAC shall be at the direction of the board of managers of New TAC, which board shall consist of up to nine (9) persons, including (i) two (2) managers to be designated by the Plan Proponents in consultation with MBIA and the LoC Bank Group, each of whom is not a Plan Proponent or an officer, director, employee or Affiliate of a Plan Proponent or New TAC; (ii) five (5) additional managers to be designated by the Plan Proponents at their sole discretion; (iii) one (1) additional manager to be designated by the LoC Bank Group so long as the LoC Bank Group holds any New TAC Debt Securities and (iv) one (1) additional manager to be designated by MBIA so long as MBIA holds any New TAC Debt Securities. The names of the managers shall be disclosed prior to the Confirmation Hearing and set forth in the Plan Supplement. The managers of New TAC shall serve for five (5) years and can only be removed in accordance with the terms of the New TAC Certificate of Formation and the New TAC Limited Liability Company Agreement. During such initial five-year period, in the event that any manager resigns or is unable to perform the duties of a manager, the remaining New TAC managers shall appoint a new manager so long as the appointment of such new manager is consented to by the party or constituency, in its sole discretion, that originally designated the resigning manager.

      3. New Operational Subsidiary

      On or before the Effective Date, TARCO shall create a new subsidiary, TASCO, that will employ all of the current employees of TAC who are currently providing services to InsCorp and TARCO, among others, and maintain responsibility for the operations of InsCorp and TARCO, and others to the extent agreed upon by New TAC. TAC will also enter into an administrative services agreement with TASCO, whereby TASCO will provide TAC with services related to the administration of TAC's Chapter 11 estate.

      4. New TAC Certificate of Formation and Limited Liability Company
Agreement

      The adoption of the New TAC Certificate of Formation and New TAC Limited Liability Company Agreement will be deemed to have occurred and be effective as of the Effective Date without any further action by the managers or interest holders of New TAC. The New TAC Certificate of Formation and/or Limited Liability Company Agreement will, among other things, contain appropriate provisions (i) governing the authorization and issuance of the New TAC Securities, (ii) prohibiting the issuance of nonvoting membership interests as required by section 1123(a)(6) of the Bankruptcy Code, (iii) providing that New TAC may not file a voluntary bankruptcy petition absent the affirmative vote of at least seven (7) of the members of the board of directors, and (iv) implementing such other matters as the managers of New TAC believe are necessary and appropriate to effectuate the terms and conditions of the Plan. On or prior to the Effective Date, the New TAC Certificate of Formation shall be filed with the Secretary of State of the State of Delaware, in accordance with section 18-201 of the Delaware Limited Liability Company Act. The New TAC Certificate of Formation shall be substantially in the form contained in the Plan Supplement. New TAC will elect to be treated as a corporation for federal income tax purposes.

      5. Issuance of Securities

            (a) New Senior Subordinated Indenture.

      On the Effective Date, New TAC and the New Indenture Trustee will enter into the New Senior Subordinated Note Indenture on terms reasonably acceptable to the Plan Proponents, the LoC Bank Group and MBIA, in, or substantially in, the form of that which will be provided in the Plan Supplement, pursuant to which the New Senior Subordinated Notes will be issued. The New Senior Subordinated Note Indenture will provide for periodic mandatory redemptions of the New Senior Subordinated Notes following the full indefeasible payment of the New Term Loan Facility and the New Revolver Facility from the proceeds of Free Cash Flow, which mandatory redemptions shall be made with respect to each New Senior Subordinated Note based on its Applicable Share of such Free Cash Flow. The New Senior Subordinated Note Indenture shall give the holders of the New Senior Subordinated Notes the benefit of customary covenants and shall, in addition, provide such holders thereof with: (1) board observation rights for certain holders thereof with respect to New TAC and its subsidiaries (including any special subcommittees of any such boards); (2) the right to receive quarterly and annual financial reports of New TAC to the extent prepared in the ordinary course; (3) the right to receive quarterly reports, to the extent prepared in the ordinary course, on the status and progress of the Runoff; (4) negative covenants, including, without limitation (i) limitations on investments by New TAC, its subsidiaries, and the Litigation Trust, specifically including, but not limited to, investments in Affiliates and the Litigation Trust; (ii) limitations on transactions with Affiliates by New TAC, its subsidiaries, and the Litigation Trust; (iii) limitations on indebtedness of New TAC, its subsidiaries and the Litigation Trust, including, but not limited to, intercompany indebtedness; (iv) limitations on liens on assets of New TAC, its subsidiaries and the Litigation Trust; (v) limitations on mergers, acquisitions and sales of assets by New TAC, its subsidiaries and the Litigation Trust; and
(vi) limitations on dividends and (5) an affirmative covenant requiring New TAC to cause TARCO to dividend all available funds to New TAC within ten (10) business days after obtaining requisite approvals, including that of any appropriate regulatory bodies, of such dividend. No amendments to, or waivers of any of the provisions of, the New Senior Subordinated Notes Indenture or the New Senior Subordinated Notes may be made without the prior written consent of holders of a majority in principal amount of all New Senior Subordinated Notes. MBIA shall, subject to regulatory approval as applicable and for the period of time that it is a holder of New Senior Subordinated Notes, have the power to designate (A) one member of the board of managers or board of directors, as the case may be, of each New TAC, TARCO and InsCorp, and (B) one member of the Litigation Trust Advisory Board. Available remedies upon an event of default (including breach of any covenant) shall include, without limitation, specific performance. The New Senior Subordinated Notes shall be subordinated to the New Revolver Facility and the New Term Loan Facility on terms which shall be reasonably acceptable to the Plan Proponents, the LoC Bank Group and MBIA. The New Senior Subordinated Notes shall be secured by a second Lien on all of collateral securing the New Revolver Facility and the New Term Loan Facility.

            (b) New Senior Subordinated Notes and Senior Litigation Trust Certificates.

      On the Initial Distribution Date, New TAC will issue the New Senior Subordinated Notes in accordance with the Plan without further act or action under applicable law, regulation, rule or order. On the Initial Distribution Date, the Litigation Trust will issue to each holder of a New Senior Subordinated Note, Senior Litigation Trust Certificates in the aggregate Face Amount equal to the Face Amount of the New Senior Subordinated Notes issued to such holder. Following the full indefeasible payment of the New Term Loan Facility and the New Revolver Facility, on each Quarterly Distribution Date each holder of a New Senior Subordinated Note will receive its Applicable Share of the Debt Payments made by New TAC in respect of the New Senior Subordinated Notes on such Quarterly Distribution Date, if any, until the earlier to occur of the final maturity date of the New Senior Subordinated Notes or such time that such holder of the New Senior Subordinated Notes has received Debt Payments in respect of its New Senior Subordinated Notes and Trust Payments in respect of its Senior Trust Certificates totaling the aggregate Face Amount of the New Senior Subordinated Notes distributed to it under the Plan. Trust Payments will be paid by the Litigation Trustee(s) in accordance with the Litigation Trust Agreement. Each Trust Payment with respect to a Senior Trust Certificate will be deemed to also be a Debt Payment and will reduce the outstanding principal amount of the New Senior Subordinated Note to which it corresponds by the amount of such Trust Payment. The New Senior Subordinated Notes and the corresponding Senior Trust Certificates cannot be transferred, sold or otherwise disposed of separately.

            (c) New Junior Subordinated Notes Indenture.

      On the Effective Date, New TAC and the New Indenture Trustee shall enter into the New Junior Subordinated Notes Indenture on terms reasonably acceptable to the Plan Proponents, the LoC Bank Group and MBIA, in, or substantially in, the form of that which will be provided in the Plan Supplement, pursuant to which the New Junior Subordinated Notes will be issued. The New Junior Subordinated Note Indenture will provide for periodic mandatory redemptions of the New Junior Subordinated Notes (after payment in full of the New Senior Subordinated Notes) from the proceeds of Free Cash Flow which mandatory redemptions shall be made with respect to each Series of New Junior Subordinated Notes based on the Subordinated Note InsCorp Percentage and the Subordinated Note Series B Percentage of such Free Cash Flow, as applicable. The New Junior Subordinated Note Indenture shall give the holders of the New Junior Subordinated Notes the benefit of customary covenants and shall, in addition, provide such holders thereof with covenants similar to those granted in the New Senior Subordinated Note Indenture. Available remedies upon an event of default (including breach of any covenant) shall include, without limitation, specific performance. The New Junior Subordinated Notes shall be subordinated to the New Revolver Facility, the New Term Loan Facility and the New Senior Subordinated Notes on terms which shall be reasonably acceptable to the Plan Proponents, the LoC Bank Group and MBIA. The New Junior Subordinated Notes shall be secured by a third Lien on all of collateral securing the New Revolver Facility, the New Term Loan Facility and the New Senior Subordinated Notes.

            (d) New Junior Subordinated Notes and Junior Litigation Trust Certificates.

      On the Initial Distribution Date, New TAC will issue the New Junior Subordinated Notes in accordance with the Plan without further act or action under applicable law, regulation, rule or order. On the Initial Distribution Date, the Litigation Trust will issue the Junior Litigation Trust Certificates in the Face Amount equal to the Face Amount of the New Junior Subordinated Notes issued to such holders. Provided that the holders of the New Senior Subordinated Notes have received Debt Payments (including any Trust Payments deemed to be Debt Payments) totaling the aggregate Face Amount of the New Senior Subordinated Notes, on each Quarterly Distribution Date each holder of a New Junior Subordinated Note will receive its Applicable Share of the Debt Payments made by New TAC in respect of the New Junior Subordinated Notes on such Quarterly Distribution Date, if any, until the earlier of the final maturity date of such New Junior Subordinated Notes or such time that such holder of the New Junior Subordinated Note has received Debt Payments in respect of its New Junior Subordinated Notes and Trust Payments in respect of its Junior Litigation Trust Certificates totaling the aggregate Face Amount of the New Junior Subordinated Notes distributed to it under the Plan. Trust Payments will be paid by the Litigation Trustee(s) in accordance with the Litigation Trust Agreement. Each Trust Payment in respect of Junior Litigation Trust Certificates will be deemed to also be a Debt Payment and will reduce the outstanding principal amount of the New Junior Subordinated Notes attached thereto by the amount of such Trust Payment. The New Junior Subordinated Notes and the corresponding Junior Litigation Trust Certificates cannot be transferred, sold or otherwise disposed of separately.

            (e) New TAC Interests and Residual Trust Certificates.

      On the Initial Distribution Date, New TAC will issue the New TAC Interests and the Litigation Trust will issue the Residual Trust Certificates in accordance with the Plan without further act or action under applicable law, regulation, rule or order. At such time that all obligations under the New TAC Debt Securities have been paid in full, holders of the New TAC Interests and the Residual Trust Certificates will be entitled to receive (i) distributions on account of the New TAC Interests, to the extent that there is Available Cash and is otherwise required under the Plan, and (ii) Trust Payments in respect of the Residual Trust Certificates. The New TAC Interests and the Residual Trust Certificates cannot be transferred, sold or otherwise disposed of separately.

            (f) Rights Offering/Exit Facility and New Loan Agreement

      Pursuant to the Plan, a rights offering (the "Rights Offering") will be established under which each holder of an Allowed Trust Preferreds Claim that is an Accredited Investor and is not an Insider of the Debtor (each, an "Eligible Participant") will be offered the opportunity to participate as a lender in the New Revolver Facility(25) and the New Term Loan Facility, which shall serve as an exit facility, to be made available upon the Effective Date to New TAC and the Litigation Trust pursuant to the New Loan Agreement. Pursuant to the Rights Offering, each Eligible Participant will receive rights (the "Rights") pro rata in proportion to their respective

-------
(25) MBIA may elect to be an assignee or participant in the New Revolver
Facility.

interests in the Trust Preferreds, representing the Right to fund the New Term Loan Facility and the New Revolver Facility. One (1) Right shall be issued with respect to each one thousand dollar ($1,000) principal amount of Trust Preferreds held. Each Right shall expire unless effectively exercised by the Voting Deadline. Upon exercise of the Rights in connection with the Voting Deadline, each holder shall be obligated, in respect of each Right exercised,
(1) to pay $36.36 in Cash to fund the New Term Loan Facility and (2) commit to fund an additional $36.36 under the New Revolver Facility from time to time as drawn by New TAC in accordance with its terms. Notwithstanding the foregoing, each exercising Right holder that does not qualify as an institutional lender shall be required to pre-fund the full amount of its New Revolver Facility commitment upon exercise of its Rights.

      In reliance upon an exemption from the registration requirements of the Securities Act and equivalent state securities laws afforded by section 4(2) of the Securities Act of 1933 and the safe harbor set forth in Regulation D promulgated thereunder, the Rights offered pursuant to the Rights Offering will be exempt from the registration requirements of the Securities Act and equivalent state securities laws. As stated above, the Rights offered in the Rights Offering will be offered and available only to investors that are Accredited Investors. Offers and sales of securities under Rule 506 of Regulation D may be made to an unlimited number of Accredited Investors without regard to the dollar amount of the offering. The Rights must be exercised prior to the Voting Deadline and may not be transferred by any holder thereof. Any holder of Trust Preferreds that is eligible to participate in the Rights Offering and exercises its Rights may only be allowed to transfer such holder's interest in the New Term Loan Facility and the New Revolver Facility in accordance with the terms set forth in the New Loan Agreement.

      The Standby Purchasers have committed to exercise all of the Rights received by them under the Plan and to exercise, pro rata, based on the percentage of their respective commitments, all Rights not timely exercised by the remaining Rights holders (the "Standby Commitment"). In consideration for the Standby Commitment, the Standby Purchasers will receive a fee equal to five percent (5%) of the aggregate funding commitment under the New Revolver Facility and the New Loan Facility, which shall be memorialized as an additional principal amount of the notes under the New Term Loan Facility. The Standby Commitment shall be conditioned upon, inter alia, the following: (a) an order of the Bankruptcy Court confirming the Plan, in a form reasonably satisfactory to the Standby Purchasers, shall have been entered by the Bankruptcy Court; (b) the Confirmation Order shall have become a Final Order prior to November 12, 2004;
(c) the Effective Date of the Plan shall occur no later than January 31, 2005;
(d) the reorganization shall have been consummated on terms consistent with the Plan, with only such amendments and modifications as are satisfactory to the Standby Purchasers in their sole and absolute discretion; (e) Administrative Expenses, excluding Professional Fees, shall not have exceeded $250,000; (f) Allowed Secured Claims shall not have exceeded $100,000; (g) Allowed non-capital market, non-bank General Unsecured Claims shall not have exceeded $352,000; (h) the LoC Bank Group shall have voted to accept the Plan; (i) Financial Balloting Group shall have been retained as the Voting Agent; (j) Kenning Financial Advisors LLC, or another Runoff Manager acceptable to the Standby Purchasers, in their sole and absolute discretion, shall have been retained to conduct the Runoff of the assets of the regulated TAC subsidiaries; and (k) no regulatory authority shall have intervened or taken any action to assert control over the regulated subsidiaries of TAC.

      The proceeds of the New Revolver Facility and the New Term Loan Facility will be used to fund post-confirmation expenses of New TAC and the Litigation Trust beyond those amounts that cannot be reimbursed by the regulated entities, including post-confirmation expenses of consummating the Plan, securing the contemplated IRS private letter rulings and expenses associated with litigation.

      Any Eligible Participant that desires to exercise its Right to participate as a lender under the New Loan Agreement and fund a portion of the New Term Loan Facility and New Revolver Facility should contact Financial Balloting Group LLC at (646) 282-1800 on or about October 8, 2004 to request, when available, a draft of the New Loan Agreement and any other documents necessary to exercise such Right. Each Eligible Participant that desires to exercise such Right must, prior to the Voting Deadline, (a) complete and return any required documentation that is sent to the Eligible Participant for such purpose, (b) fund, in Cash, such Eligible Participant's aggregate commitment under the New Term Loan Facility and, if such Eligible Participant is not an institutional lender, the New Revolver Facility, and (c) provide documentation (such as a brokerage account statement or a letter from the Eligible Participant's broker or bank) verifying the amount of Trust Preferreds beneficially held by such Eligible Participant on August 26, 2004, the record date for determining eligibility to participate in the Rights Offering. The failure of an Eligible Participant to comply with the foregoing on or prior to the Voting Deadline will result in the lapse and expiration of such Eligible Participant's Rights under the Rights Offering.

            (g) New Term Loan Facility

      The New Term Loan Facility will be a five-year term loan extended to New TAC and the Litigation Trust in the principal amount of $1,500,000, which will include the five percent (5%) fee for the Standby Commitment. New TAC and the Litigation Trust will be joint and several obligors under the New Term Loan Facility. The New Term Loan Facility will accrue interest at ten percent (10%) per annum, payable from Available Cash, and will mature on the fifth anniversary of the consummation of the Plan. The New Term Loan Facility will be secured by a first Lien on all the assets of New TAC and the Litigation Trust, including all proceeds attributable to the capital stock of TARCO and InsCorp. The New Term Loan Facility will be mandatorily prepayable from Available Cash, after payment in full of outstanding borrowings under the New Revolver Facility and payment of all accrued and unpaid interest under the New Term Loan Facility and the New Revolver Facility. The New Term Loan Facility shall contain affirmative and negative covenants and events of default customary for extensions of credit of this kind.

      The principal amount of the New Term Loan Facility shall be convertible into (i) New TAC Interests representing ninety percent (90%) of the fully diluted New TAC Interests outstanding at the time of the consummation of the Plan, and (ii) beneficial interests representing ninety percent (90%) of the aggregate interests of the holders of Residual Trust Certificates in the Litigation Trust (the "Conversion Interests"). Each lender may at any time, at its election, convert or all or a portion of the principal amount of the New Term Loan Facility held by such lender into a pro rata portion (based upon the original aggregate principal amount of the New Term Loan Facility) of the Conversion Interests.

            (h) New Revolver Facility

      The New Revolver Facility shall be a seven-year revolving loan extended to New TAC and the Litigation Trust in the principal amount of $2,000,000. New TAC and the Litigation Trust shall be joint and several obligors under the New Revolver Facility. The New Revolver Facility will accrue interest at ten percent (10%) per annum, payable from Available Cash, and will mature on the seventh anniversary of the consummation of the Plan. The New Revolver Facility will be secured by a first Lien on all the assets of New TAC and the Litigation Trust, including all proceeds attributable to the capital stock of TARCO and InsCorp. The New Revolver Facility shall be mandatorily prepayable from Available Cash, after payment of all accrued and unpaid interest under the New Term Loan Facility and the New Revolver Facility. The applicable portion of the revolving commitment shall be terminated in connection with such prepayment. The New Revolver Facility shall contain affirmative and negative covenants and events of default customary for extensions of credit of this kind.

      6. Regulatory Issues.

      The effectiveness of the Plan shall depend upon the execution of the Runoff Plans, the Runoff Agreements, and the treatment of the Prepetition Claims of TARCO and InsCorp being satisfactory to the respective insurance departments.

      The effectiveness of the Plan shall further depend upon the approval of certain regulatory filings by TAC, New TAC, or certain of their affiliates or subsidiaries. The Debtor and New TAC shall continue to be responsible for preparing, and shall cause their respective subsidiaries and affiliates, if necessary and as appropriate, to prepare the appropriate regulatory filings in the ordinary course with their respective governing regulatory bodies with respect to insurance matters.

      Additionally, prior to any change of control, Form A Filings shall be filed with and approved by the appropriate governing regulatory bodies. The preparation of such regulatory and Form A Filings and the approval thereof may take three (3) or more months.

      7. Post-Confirmation Action.

            (a) Post-Confirmation, Pre-Effective Date.

      Subsequent to the Confirmation Date, but prior to the Effective Date, the Debtor shall continue to operate its business in the ordinary course in accordance with the Bankruptcy Code and any applicable Bankruptcy Court orders affecting the same, including any order, which may be the Confirmation Order, entered by the Bankruptcy Court at the request of the Plan Proponents establishing operating guidelines for the Debtor, which guidelines shall be included in the Plan Supplement and are subject to regulatory approval.

            (b) Post- Effective Date.

           In accordance with section 1142(b) of the Bankruptcy Code and section 303 of the Delaware General Corporation Laws, on the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders, directors, or members of one or more of the Debtor, New TAC, the Plan Proponents, or any other Person under the Plan, including, without limitation, the authorization to issue or cause to be issued the New TAC Securities, the effectiveness of New TAC Certificate of Formation and the New TAC Limited Liability Company Agreement, corporate mergers or dissolutions effectuated pursuant to the Plan and the election or appointment, as the case may be, of directors and officers of New TAC pursuant to the Plan, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation or similar laws of the State of Delaware, without further order of the Bankruptcy Court and without any requirement of further action by the stockholders, directors or members of TAC or New TAC. On the Effective Date or as soon thereafter as is practicable, New TAC shall, if required, file its New TAC Certificate of Formation with the Secretary of State of the State of Delaware, in accordance with the applicable law of such state.

      8. Establishment of Litigation Trust.

            (a) Litigation Trust.

      Upon the determination of the Plan Proponents, but in no event later than the Effective Date, the Litigation Trust may be formed. The Litigation Trust, if formed, shall be a statutory trust that shall be deemed a resident of the state in which it is formed as of the Effective Date. On the Effective Date, the Litigation Trust shall be funded in an amount equal to the Initial Trust Funding Amount. As of the Effective Date, the Litigation Trust Assets, which include the Causes of Action, will automatically vest in the Litigation Trust.

            (b) Litigation Trust Board.

      The Litigation Trust, if formed, will be governed by the Litigation Trust Board and the Litigation Trust Assets will be managed by the Litigation Trustee(s), subject to the provisions of the Plan, the Confirmation Order and the Litigation Trust Agreement. The Litigation Trust Board initially will be no less than a three (3) member board composed of members who will be identified in the Plan Supplement. The Litigation Trust Agreement shall govern compensation of Litigation Trust Board members and changes in the composition of the Litigation Trust Board after the Effective Date and other matters related to the role, responsibilities and governance of the Litigation Trust Board.

            (c) Litigation Trustee(s).

      The Litigation Trustee(s) will be the exclusive trustee(s) of the Litigation Trust Assets for purposes of 31 U.S.C. Section 3713(b) and 26 U.S.C.
Section 6012(b)(3), as well as the representative of the Estate appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code. The Litigation Trustee(s) shall have fiduciary duties to beneficiaries of the Litigation Trust in the same manner that members of an official committee of creditors appointed pursuant to section 1102 of the Bankruptcy Code have fiduciary duties to the creditor constituents represented by such a committee. The Litigation Trustee(s) shall be identified in Plan Supplement. The Litigation Trustee(s) shall be compensated from the Litigation Trust Assets, and the Litigation Trust Agreement shall specify the terms and conditions of such compensation, as well as provide the manner in which the Litigation Trustee(s) may be removed.

      In accordance with section 1123(b)(3) of the Bankruptcy Code, the Litigation Trustee(s) will retain and may (but are not required to) enforce all Causes of Action except to the extent, and only to the extent, that any such Causes of Action are explicitly released pursuant to Section 7.07 of the Plan. Pursuant to the terms hereof, the Litigation Trustee(s), in their sole and absolute discretion, will determine whether to bring, settle, release, compromise or enforce the Causes of Action (or decline to do any of the foregoing) and will not be required to seek further approval of the Bankruptcy Court for such action.

            (d) Responsibilities of the Litigation Trustee(s).

      The responsibilities of the Litigation Trustee(s) shall be specified in the Litigation Trust Agreement and shall include: (i) receipt, management, supervision, and protection of the Litigation Trust Assets on behalf of and for the benefit of the beneficiaries of the Litigation Trust; (ii) investigation, analysis, filing, initiation, prosecution, and if necessary and appropriate, compromise of the Causes of Action; (iii) calculation and implementation of all distributions to be made to the Trust Beneficiaries; (iv) filing of all required tax returns and paying of taxes and all other obligations of the Litigation Trust; (v) employing, retaining, compensating and terminating professionals, consultants, agents, and employees to assist the Litigation Trustee(s) with respect to the Litigation Trustee(s)' responsibilities including the filing and prosecution of Causes of Action; (vi) consulting with and obtaining the required prior approval of the Litigation Trust Board as set forth in the Litigation Trust Agreement; (vii) negotiation, receipt, or acceptance of the assignment or transfer of claims, rights, suits, judgments, causes of action, and/or judgments, recoveries or proceeds therefrom, from the holders thereof, to the extent that such an assignment and/or transfer to the Litigation Trust is deemed to be in the best interests of the beneficiaries to the Litigation Trust; (viii) determination of the amount of consideration to be provided for the assignment or transfer of claims, rights, suits, judgments, causes of action, and/or judgments, recoveries or proceeds therefrom; and (ix) such other responsibilities as may be vested in the Litigation Trustee(s) pursuant to the Plan, the Litigation Trust Agreement, orders of the Bankruptcy Court, or as may be necessary and proper to carry out the provisions of the Plan.

            (e) Powers of Litigation Trustee(s).

      The powers of the Litigation Trustee(s) shall be specified in the Litigation Trust Agreement and shall include the power to, without Court approval: (i) invest funds; (ii) make distributions; (iii) pay taxes and other obligations owed by the Litigation Trust or incurred by the Litigation Trustee(s); (iv) engage and compensate, from the Litigation Trust Assets, professionals, consultants, agents, and employees to assist the Litigation Trustee(s) with respect to the Litigation Trustee(s)' responsibilities, including the filing and prosecution of Causes of Action, subject to approval by the Litigation Trust Board in accordance with the procedures and terms of the Litigation Trust Agreement; (v) file, initiate, analyze, investigate, compromise and settle Causes of Actions; (vi) commence and/or pursue any and all actions involving Litigation Trust Assets that could arise or be asserted at any time, unless otherwise waived or relinquished in the Plan; (vii) negotiate, receive, or accept the assignment or transfer of claims, rights, suits, judgments, causes of action, and/or judgments, recoveries or proceeds therefrom, from the holders thereof, to the extent that such an assignment and/or transfer to the Litigation Trust is deemed to be in the best interests of the beneficiaries to the Litigation Trust; (viii) determine the

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

amount of consideration to be provided for the assignment or transfer of claims, rights, suits, judgments, causes of action, and/or judgments, recoveries or proceeds therefrom; and (ix) utilize Litigation Trust Assets to purchase appropriate insurance to insure the acts and omissions of the Litigation Trustee(s) and the Litigation Trust Board. The Litigation Trustee(s) shall exercise such powers in accordance with the provisions of the Plan and the Litigation Trust Agreement, which shall provide that the Litigation Trustee(s) must consult with the Litigation Trust Board concerning any matter involving an amount equal to or exceeding $250,000 and obtain the prior approval of the Litigation Trust Board on other specific matters described in the Litigation Trust Agreement. The Litigation Trustee(s) are not empowered without further authorization by New TAC (as may be further limited by the terms of the New Indentures and the New Loan Agreement) to incur indebtedness payable by New TAC in excess of the Initial Trust Funding Amount.

            (f) Compensation of the Litigation Trustee(s).

      In addition to reimbursement for the actual reasonable and necessary expenses incurred, the Litigation Trustee(s), and any professionals, employees, agents, or consultants engaged or retained by the Litigation Trustee(s), shall be entitled to reasonable compensation from the Litigation Trust Assets for services rendered in connection with performance of the duties of the Litigation Trustee(s) as set forth above. With respect to any agents, consultants, employees and professionals engaged or retained by the Litigation Trust and the Litigation Trustee(s), such compensation shall be in an amount and on such terms as may be agreed to by the Litigation Trustee(s) and such professionals, agents, consultants, or employees with the written consent of the Litigation Trust Board and in accordance with the Litigation Trust Agreement. Compensation of the Litigation Trustee(s) for the first calendar year following the Effective Date shall be as set forth in the Plan Supplement and shall be subject to reasonable modification thereafter in accordance with the Litigation Trust Agreement and with the prior written approval of the Litigation Trust Board.

            (g) Termination of Litigation Trust.

      The duties, responsibilities and powers of the Litigation Trustee(s) shall terminate after all Causes of Action transferred and assigned to the Litigation Trust or involving the Litigation Trustee(s) on behalf of the Litigation Trust are fully resolved and the Litigation Trust Assets have been distributed in accordance with the Plan and the Litigation Trust Agreement and all matters relative to administration of the Trust have been concluded, except for the filing of all final tax returns. The Litigation Trust shall terminate no later than five (5) years from the Effective Date. However, if warranted by the facts and circumstances provided for in the Plan, and subject to the approval of the Bankruptcy Court, upon a finding that an extension is necessary for the purpose of the Litigation Trust, the term of Litigation Trust may be extended for a finite period based on the particular circumstances at issue; provided, however, that such termination shall occur no later than the tenth anniversary following the Effective Date. Each such extension must be approved by the Bankruptcy Court within six (6) months of the beginning of the extended term with notice thereof to all of the beneficiaries of the Litigation Trust.

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

      9. Establishment of New TAC Bank Group Escrow

      On the Effective Date, New TAC and the LoC Bank Group shall enter into the New TAC Bank Group Escrow Agreement, in, or substantially in, the form of that contained in the Plan Supplement, pursuant to which the New TAC Bank Escrow will be established to hold in trust the distributions to holders of Allowed Class 3 Claims under the Plan until the Final LoC Claim Date and otherwise implement the terms of the Letter of Intent.

D. DISTRIBUTIONS TO HOLDERS OF CLAIMS AND INTERESTS

      1. Initial Distributions

      On the Initial Distribution Date, New TAC will make a Distribution to: (i) each holder of an Allowed Claim in an amount equal to its Pro Rata Share (calculated as of the applicable Initial Distribution Date) of Cash, New TAC Securities and the Trust Certificates, as the case may be, in accordance with the terms of the Plan; (ii) if applicable, New TAC will make a distribution to the Disputed Claims Reserve Trust of the remaining Cash, New TAC Securities and Trust Certificates allocated in accordance with the terms of the Plan. The amount of Cash, New TAC Securities and Trust Certificates to be paid on the Initial Distribution Date to holders of Allowed Claims will be calculated as if each Disputed Claim were an Allowed Claim in its Face Amount.

      2. Estimation of Claims

      From and after the Effective Date, the Plan Proponents or New TAC may, at any time, request that the Bankruptcy Court estimate any Claim subject to estimation under section 502(c) of the Bankruptcy Code and for which New TAC may be liable under the Plan, including any Claim for taxes, to the extent permitted by section 502(c) of the Bankruptcy Code, regardless of whether any party in interest previously objected to such Claim, and the Bankruptcy Court will retain jurisdiction to estimate any Claim pursuant to section 502(c) of the Bankruptcy Code at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Plan Proponents or New TAC may elect to pursue any supplemental proceedings to object to any ultimate allowance on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

      3. Resolution of Disputed Claims

            (a) Disputed Claims Reserve Account.

      On the Initial Distribution Date, New TAC and the Litigation Trustee(s), as the case may be, shall deposit into the Disputed Claims Reserve Account sufficient Cash, New TAC Securities and Trust Certificates to distribute to each holder of a Disputed Claim the distribution to which it would be entitled under the Plan if its Disputed Claim was an Allowed Claim.

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

            (b) Distributions With Respect to Disputed Claims.

      No distribution or payment shall be made on account of a Disputed Claim until such Disputed Claim becomes an Allowed Claim. No distribution or payment shall be made to any holder of an Allowed Claim who is also a potential defendant in an avoidance action under chapter 5 of the Bankruptcy Code unless and to the extent that such avoidance action has been waived, released, enjoined, discharged or otherwise limited by the Plan or other order of the Bankruptcy Court. For purposes of the Plan, such distribution or payment on account of such Allowed Claim shall be held in the Disputed Claims Reserve Account as if it were a Disputed Claim, unless otherwise ordered by the Bankruptcy Court. After the Effective Date, New TAC shall have the exclusive right to make and file objections to and settle, compromise or otherwise resolve Disputed Claims. New TAC shall file and serve a copy of each objection upon the holder of the Claim to which an objection is made as soon as practicable, but in no event later than (i) one hundred-twenty (120) days after the Effective Date, or (ii) such other time as may be fixed or extended by the order of the Bankruptcy Court. After the Effective Date, New TAC may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

            (c) Allowance or Disallowance of Disputed Claim.

      On the first Quarterly Distribution Date after a Disputed Claim becomes an Allowed Claim, New TAC shall make Pro Rata distributions, in accordance with the provisions of the Plan (calculated as of such Quarterly Distribution Date), of Cash, New TAC Securities or Trust Certificates, as the case may be, in respect of such Disputed Claim that has become an Allowed Claim or for a LoC Outstanding for which a LoC Claim Date has occurred during the preceding calendar quarter. Any distributions held in the Disputed Claims Reserve Account for the benefit of a holder of a Disputed Claim which is subsequently Disallowed, in whole or part, shall be included in Free Cash Flow and distributed, on the next Quarterly Distribution Date, in accordance with the distribution of Free Cash Flow on such Quarterly Distribution Date.

      4. Late Claims

      Except as otherwise expressly provided in the Plan, any Claim not deemed Filed pursuant to section 1111(a) of the Bankruptcy Code or timely filed pursuant to the Bankruptcy Code, Bankruptcy Rules or any applicable order of the Court, shall (i) not be treated as an Allowed Claim; and (ii) be expunged from the Claims register in the Debtor's Chapter 11 Case without need for any further notice, motion, objection or order.

      5. Miscellaneous Distribution Provisions

            (a) Method of Cash Distributions.

      Cash payments made pursuant to the Plan shall be in U.S. dollars by checks drawn on a domestic bank selected by New TAC or by wire transfer from a domestic bank; provided, however, that Cash payments made to foreign creditors, if any, holding Allowed Claims may be paid, solely at the option of New TAC in such funds and by such means as are reasonably necessary or customary in a particular foreign jurisdiction.

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

            (b) Distributions of New TAC Securities to Holders of Old
Securities.

      On the Effective Date, the Old Securities will be surrendered to their respective Indenture Trustee in accordance with the terms of the relevant Indenture. The Initial Distribution under the Plan in respect of Allowed Claims under the Old Securities shall be made to the appropriate Indenture Trustee for the benefit of such holders. Following the Initial Distribution under the Plan, the Indenture Trustees shall be discharged of all further duties under each Indenture Trustee's relevant Indenture. All distributions subsequent to the Initial Distribution shall be made (in each case in accordance with the Plan) pursuant to the Litigation Trust Agreement and (i) the New Indentures with respect to the New TAC Debt Securities or (ii) the New TAC Certificate of Formation and the New TAC Limited Liability Company Agreement with respect to the New TAC Interests.

      Any Old Security which is lost, stolen, mutilated or destroyed, shall be deemed surrendered when the holder of a Claim based thereon delivers to the applicable Indenture Trustee, agent, servicer or New TAC (a) evidence satisfactory to the Indenture Trustee, agent, servicer or New TAC of the loss, theft, mutilation or destruction of such instrument or certificate, and (b) such security or indemnity as may be required by the Indenture Trustee, agent, servicer or New TAC to hold each of them harmless with respect thereto.

            (c) The Indentures.

      With the exception of the Trust Preferreds Indentures, which shall remain in full effect, each Indenture or other agreement that governs the rights of the holder of a Claim and that is administered by an Indenture Trustee, an agent or a servicer, shall continue in effect solely for the purposes of allowing such Indenture Trustee, agent or servicer to make the distributions to be made on account of such Claims under the Plan. Notwithstanding the terms of the foregoing sentence and any other term of the Plan providing for the continued efficacy of the Trust Preferreds Indentures, HSBC shall be permanently released and discharged from all duties, obligations and responsibilities under the Trust Preferreds Indentures immediately following the Initial Distribution. Indenture Trustee fees shall be paid in accordance with Section 4.04 of the Plan.

            (d) Distributions on Non-Business Days.

      Any payment or distribution due on a day other than a Business Day will be made, without interest, on the next Business Day.

            (e) Accrual of Post-Petition Interest or Post-Confirmation Interest.

      Unless otherwise provided for in the Plan, no holder of a pre-petition Allowed Claim will be entitled to the accrual of interest on account of such Claim either post-petition or post-confirmation.

            (f) No Distribution Pending Allowance.

      Notwithstanding any other provision of the Plan, no Cash or other property shall be distributed under the Plan on account of any Disputed Claim, unless and until such Claim

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

becomes an Allowed Claim. No distribution or payment shall be made to any holder of an Allowed General Unsecured Claim who is also a potential defendant in an avoidance action under chapter 5 of the Bankruptcy Code. Notwithstanding this section, a distribution to such potential defendant shall not constitute a waiver of any rights of the Plan Proponents, Debtor, New TAC or the Litigation Trustee(s), as the case may be. For purposes of the Plan, such distribution or payment on account of such Allowed General Unsecured Claim shall be held in the Disputed Claims Reserve Account as if it were a Disputed Claim

            (g) No Distribution of Fractional New TAC Securities and Trust Certificates.

      Notwithstanding any other provisions of the Plan, only whole shares of New TAC Securities and Trust Certificates shall be issued. When any distribution on account of an Allowed Claim would otherwise result in the issuance of a number of New TAC Securities and Trust Certificates that is not a whole number, any fractional New TAC Securities and Trust Certificates that otherwise would have been distributed shall be rounded to the nearest whole number. Notwithstanding the foregoing, if a Person holds more than one Claim, the fractional New TAC Securities and Trust Certificates that such Person otherwise would be entitled to on account of each such Claim held by such Person shall be aggregated and, after taking into account such aggregation, such Person shall receive on account thereof (in addition to any whole number of New TAC Securities, and Trust Certificates or other Distribution such Person is entitled to under the Plan prior to such aggregation) any resulting whole number of shares of New TAC Securities and Trust Certificates with any remaining fractional New TAC Securities and Trust Certificates.

            (h) No Distribution in Excess of Allowed Amount of Claim.

      Notwithstanding anything to the contrary in the Plan, no holder of an Allowed Claim will receive, in respect of such Claim, any distribution (of a value set forth in the Plan or in the Disclosure Statement) in excess of the Allowed amount of such.

      6. De Minimis Distributions

      Notwithstanding anything to the contrary in the Plan, if the amount of Cash to be distributed to the holder of an Allowed Claim in Classes 3, 4, 5, 6, 7, 9 or 10 as a Debt Payment, Trust Payment or a dividend on account of a New TAC Security or Trust Certificate, as the case may be, is less than $50.00, New TAC or the Litigation Trustee(s), as the case may be, may hold the Cash distributions to be made to such holder until the aggregate amount of Cash to be distributed to such holder is in an amount equal to or greater than $50.00 if New TAC or the Litigation Trustee(s) determine that the cost to distribute such Cash is unreasonable in light of the amount of Cash to be distributed. Notwithstanding the preceding sentence, if the amount of Cash distribution to such holder never aggregates to more than $50.00, then on the final Distribution Date, New TAC and the Litigation Trustee(s) may distribute such Cash to the holder entitled thereto.

      7. Setoffs

      Except as otherwise provided or limited in the Plan, the Debtor in consultation with the Plan Proponents or New TAC, as the case may be, is authorized, pursuant to section 553 of the

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

Bankruptcy Code, to set off against any Allowed Claim and the distributions to be made on account of such Allowed Claim, the claims, rights and causes of action of any nature that the Debtor may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall by itself constitute a waiver or release by the Debtor of any such claims, rights and causes of action that the Debtor may possess against such holder.

      8. Unclaimed Property

            (a) Escrow of Unclaimed Property.

      Unclaimed Property (and all Debt Payments, Trust Payments, dividends and other distributions thereon) shall be delivered promptly to New TAC. New TAC shall deposit such Unclaimed Property in an account (for the benefit of the holders of Allowed Claims entitled thereto under the terms of the Plan). For a period of one year following the Effective Date, Unclaimed Property, including any interest, Debt Payments, Trust Payments, dividends, and other distributions thereon, shall be: (i) held in such account solely for the benefit of the holders of Allowed Claims that have failed to claim such property; and (ii) released from such account and delivered to the holder of an Allowed Claim upon presentation of proper proof by such holder of its entitlement thereto. New TAC shall pay, or cause to be paid, out of the funds held in such account, any tax imposed by any federal, state or local taxing authority on the income generated by the funds held in such account. New TAC shall also file, or cause to be filed any tax or information return related to such accounts. All Cash held in such accounts shall be invested in accordance with section 345 of the Bankruptcy Code, as modified by the relevant orders of the Bankruptcy Court for investments made by the Debtor during the Chapter 11 Case. The earnings on such investments shall be held in trust as an addition to the balance of the subaccount for the benefit of the holders of Allowed Claims entitled to such Unclaimed Property, and shall not constitute property of New TAC.

            (b) Distribution of Unclaimed Property.

      At the end of one year following the relevant Distribution Date, the holders of Allowed Claims theretofore entitled to Unclaimed Property shall cease to be entitled thereto, and the Unclaimed Property shall be distributed to New TAC or the Litigation Trust, as the case may be, and thereafter distributed in accordance with the Plan; provided however, that any Trust Certificates constituting Unclaimed Property shall be distributed to the Litigation Trustee(s) and thereafter distributed in accordance with the Plan. Unclaimed Property in the form of Cash shall be distributed by New TAC on the next Quarterly Distribution Date to those parties entitled to the Free Cash Flow on such Quarterly Distribution Date. Securities that are Unclaimed Property shall be cancelled.

      9. Exemption from Transfer Taxes

      Pursuant to section 1146(c) of the Bankruptcy Code, the assignment or surrender of any lease or sublease, or the delivery, making, filing, or recording of any deed or other instrument of transfer in connection with the Plan and the transactions contemplated herein, including the Restructuring Transactions, or the issuance, transfer, or exchange of any security, including,

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

without limitation, the New TAC Securities, under, in furtherance of, or in connection with the Plan, whether arising prior or subsequent to the Confirmation Date, including any deeds, bills of sale or assignments executed in connection with any disposition of assets contemplated by the Plan (including the Restructuring Transactions) shall not be subject to any stamp, real estate transfer, mortgage, recording or other similar tax.

      10. Cancellation of Old Common Stock

      As of the Effective Date, by virtue of the Plan and in all events without any action on the part of the holders thereof, TAC or New TAC, each share of Old Common Stock issued and outstanding or held in treasury shall be cancelled and retired and no consideration will be paid or delivered with respect thereto. Notwithstanding anything herein to the contrary, holders of Old Common Stock shall not be required to surrender such stock to the Debtor.

      11. Cancellation of Senior Notes and Agreements, Old Securities and Other Instruments

      As of the Effective Date, and in consideration of the Trust Certificates, Trust Interests and New TAC Securities received under the Plan, except as otherwise provided for in the Plan, each Old Security and any other note, bond, Indenture (other than the Trust Preferreds Indentures) or other instrument or document evidencing or creating any indebtedness or obligation of the Debtor, including any guaranty claims of the LoC Bank Group against the Debtor, will be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court, or any Person including, but not limited to, governmental agencies. Notwithstanding the fact that the Trust Preferreds Indentures are not cancelled hereunder, for avoidance of doubt, the indebtedness under the Trust Preferreds Indentures, the Trust Preferreds, will be deemed cancelled because such indebtedness is treated under the Plan. The holders of such cancelled Old Securities and the LoC Bank Group will have no claims against the Debtor for payment of such except for the rights provided pursuant to the Plan.

      12. Disputed Payments

      If any dispute arises as to the identity of a holder of an Allowed Claim who is to receive any distribution, New TAC may, in lieu of making such distribution to such Person, make such distribution into an account to be held in trust for the benefit of such holder and shall not constitute property of the Debtor, its Estate, New TAC or the Litigation Trust. Such distribution shall be held in escrow until the disposition thereof shall be determined by order of the Bankruptcy Court or other court of competent jurisdiction or by written agreement among the interested parties to such dispute.

      13. Withholding Taxes

      In connection with the Plan, to the extent applicable, New TAC shall comply with all withholding and reporting requirements imposed on it by federal, state and local taxing authorities, and all distributions shall be subject to such withholding and reporting requirements.

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      14. Obligations Incurred After the Effective Date

      Payment obligations incurred after the Effective Date, including, without limitation, the fees and expenses of Professionals, shall not be subject to application or proof of claim and may be paid by New TAC, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval.

      15. Distribution Record Date for Distributions to Holders of Old
Securities

      At the close of business on the Distribution Record Date, the transfer ledgers of the Indenture Trustees, agents and servicers of the Old Securities will be closed, and there will be no further changes in the record holders of the Old Securities. The Debtors, the Litigation Trustee(s), New TAC, and the Indenture Trustees, agents and servicers for such Old Securities will have no obligation to recognize any transfer of such Old Securities occurring after such Date. The Debtors, the Litigation Trustee(s), New TAC, and the Indenture Trustees, agents and servicers for such Old Securities will be entitled instead to recognize and deal for all purposes under the Plan with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.

      16. Allocation of Plan Distributions Between Principal and Interest.

           To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

E. EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

      1. Jurisdiction of Bankruptcy Court

      Until the Effective Date, the Bankruptcy Court will retain jurisdiction over TAC and its Estate. Thereafter, jurisdiction of the Bankruptcy Court will be limited to the subject matters set forth in Article XI of the Plan.

      2. Binding Effect

      Except as otherwise provided in section 1141(d) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of the Plan will bind any holder of a Claim against, or Interest in, the Debtor and their respective successors and assigns, whether or not the Claim or Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

      3. Term of Injunctions or Stays

      Unless otherwise provided in the Plan, all injunctions or stays provided for in the Chapter 11 Case pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, will remain in full force and effect until the later of (i) Final Claims Resolution Date or
(ii) the Effective Date.

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

      4. Discharge

            (a) Scope.

      Except as otherwise provided in the Plan or Confirmation Order, and subject to section 1141(d)(1) of the Bankruptcy Code, when the Confirmation Order becomes a Final Order, the Plan and the Confirmation Order shall discharge, effective as of the Effective Date, all debts of, Claims against, Liens on, and Interests in the Debtor, its assets, or properties, which debts, Claims, Liens, and Interests arose at any time before the entry of the Confirmation Order. The discharge of the Debtor shall be effective as to each Claim or Interest, regardless of whether a Proof of Claim or Interest therefore was filed, whether the Claim is an Allowed Claim, or whether the holder thereof votes to accept the Plan. On the Effective Date, as to every discharged Claim and Interest, any holder of such Claim or Interest shall be precluded from asserting against the Debtor or New TAC or against the Debtor's or New TAC's assets or properties, any other or further Claim or Interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the Confirmation Date.

            (b) INJUNCTION.

      EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR CONFIRMATION ORDER, AS OF THE EFFECTIVE DATE, ALL ENTITIES THAT HOLD A CLAIM OR AN INTEREST OR OTHER RIGHT OF AN EQUITY SECURITY HOLDER THAT IS DISCHARGED OR TERMINATED PURSUANT TO THE TERMS OF THE PLAN, ARE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS ON ACCOUNT OF ANY SUCH DISCHARGED CLAIMS OR TERMINATED INTERESTS OR RIGHTS: (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING AGAINST THE DEBTOR, NEW TAC, THE DISPUTED CLAIMS RESERVE ACCOUNT, THE NEW TAC BANK GROUP ESCROW, THE LITIGATION TRUST OR ANY RELEASED PARTY; (2) ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE DEBTOR, NEW TAC, THE DISPUTED CLAIMS RESERVE ACCOUNT, THE NEW TAC BANK GROUP ESCROW OR ANY RELEASED PARTY OR ANY OF THEIR RESPECTIVE ASSETS; (3) CREATING, PERFECTING OR ENFORCING ANY LIEN OR ENCUMBRANCE AGAINST THE DEBTOR, NEW TAC THE DISPUTED CLAIMS RESERVE ACCOUNT, NEW TAC BANK GROUP ESCROW, THE LITIGATION TRUST OR ANY RELEASED PARTY; (4) ASSERTING A RIGHT OF OFFSET, SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE TO THE DEBTOR, NEW TAC, THE DISPUTED CLAIMS ACCOUNT, THE NEW TAC BANK GROUP ESCROW, THE LITIGATION TRUST OR ANY RELEASED PARTY; AND (5) COMMENCING OR CONTINUING ANY ACTION THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PLAN; PROVIDED, HOWEVER, NOTHING HEREIN SHALL AFFECT THE RIGHTS OF THE LOC BANK GROUP TO COMMENCE ANY ACTION OR PROCEEDING (WHETHER DIRECTLY, INDIRECTLY, DERIVATIVELY OR OTHERWISE) ON ACCOUNT OF, OR IN RESPECT OF ANY, CLAIM, DEBT, RIGHT OR CAUSE OF ACTION THAT THE LOC BANK GROUP MAY HAVE IN CONNECTION

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

WITH THE CREDIT DOCUMENTS OR OTHERWISE AGAINST ANY PARTY OTHER THAN THE DEBTOR OR NEW TAC.

            (c) Release of Collateral.

      Unless a particular Secured Claim is Reinstated or the holder thereof receives a return of its Collateral in respect of such Claim under the Plan: (i) each holder of (A) a Secured Claim against the Debtor; and/or (B) a Claim that is purportedly secured against the Debtor, shall on or immediately before the Effective Date: (x) turn over and release to New TAC any and all property that secures or purportedly secures such Claim; and (y) execute such documents and instruments as the Debtor or New TAC requires to evidence such claimant's release of such property; and (ii) on the Effective Date, all claims, right, title and interest in such property shall revert to New TAC, free and clear of all Claims and Interests, including (without limitation) Liens, charges, pledges, encumbrances and/or security interests of any kind. No distribution hereunder shall be made to or on behalf of any holder of such Claim unless and until such holder executes and delivers to the Debtor or New TAC such release of Liens. Any such holder that fails to execute and deliver such release of Liens within 180 days of the Effective Date shall be deemed to have no further Claim and shall not participate in any distribution hereunder. Notwithstanding the immediately preceding sentence, any holder of a Disputed Claim shall not be required to execute and deliver such release of Liens until the time such Claim is Allowed or Disallowed. Nothing herein shall affect the status of the collateral provided, or to be provided, to the LoC Bank Group under the Credit Documents by any other party other than collateral provided with respect to the Debtor or Trenwick (Barbados).

      5. CAUSE OF ACTION INJUNCTION

      ON AND AFTER THE EFFECTIVE DATE, FOR CAUSE SHOWN, (A) ALL PERSONS OTHER THAN NEW TAC, THE LITIGATION TRUSTEE(S) OR THE LITIGATION TRUST WILL BE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR PROCEEDING (WHETHER DIRECTLY, INDIRECTLY, DERIVATIVELY OR OTHERWISE) ON ACCOUNT OF, OR RESPECTING ANY, CLAIM, DEBT, RIGHT OR CAUSE OF ACTION THAT NEW TAC, THE LITIGATION TRUSTEE(S) OR THE LITIGATION TRUST, AS THE CASE MAY BE, RETAIN(S) SOLE AND EXCLUSIVE AUTHORITY TO PURSUE AND (B) ALL PERSONS OTHER THAN NEW TAC, THE LITIGATION TRUSTEE(S) OR THE LITIGATION TRUST WILL BE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR PROCEEDING (WHETHER DIRECTLY, INDIRECTLY, DERIVATIVELY OR OTHERWISE) ON ACCOUNT OF OR RESPECTING ANY SUCH CAUSES OF ACTION.

      6. RELEASE OF CERTAIN SPECIFIED CLAIMS RELATING TO PARTIES INTEGRAL TO REORGANIZATION

            (a) ON THE EFFECTIVE DATE, THE ESTATE, THE DEBTOR AND NEW TAC, ON BEHALF OF THEMSELVES, THE ESTATE AND EACH CREDITOR RECEIVING DISTRIBUTIONS UNDER THE PLAN, SHALL BE DEEMED TO RELEASE THE LOC BANK RELEASED PARTIES FROM ALL SPECIFIED LOC BANK RELEASED

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CLAIMS, AND SHALL BE DEEMED TO ALSO RELEASE THE JP MORGAN RELEASED PARTIES FROM
ALL SPECIFIED ADDITIONAL JPMORGAN RELEASED CLAIMS.

            (b) ON THE EFFECTIVE DATE, THE ESTATE, THE DEBTOR AND NEW TAC, ON BEHALF OF THEMSELVES, THE ESTATE AND EACH CREDITOR RECEIVING DISTRIBUTIONS UNDER THE PLAN, SHALL BE DEEMED TO RELEASE THE CREDITORS' COMMITTEE RELEASED PARTIES FROM ALL SPECIFIED COMMITTEE RELEASED CLAIMS.

            (c) ON THE EFFECTIVE DATE, THE ESTATE, THE DEBTOR AND NEW TAC, ON BEHALF OF THEMSELVES, THE ESTATE AND EACH CREDITOR RECEIVING DISTRIBUTIONS UNDER THE PLAN, SHALL BE DEEMED TO RELEASE THE SENIOR NOTEHOLDERS RELEASED PARTIES FROM ALL SPECIFIED SENIOR NOTEHOLDERS RELEASED CLAIMS.

            (d) ON THE EFFECTIVE DATE, THE ESTATE, THE DEBTOR AND NEW TAC, ON BEHALF OF THEMSELVES, THE ESTATE AND EACH CREDITOR RECEIVING DISTRIBUTIONS UNDER THE PLAN, SHALL BE DEEMED TO RELEASE THE TRUST PREFERREDS RELEASED PARTIES FROM ALL SPECIFIED TRUST PREFERREDS RELEASED CLAIMS.

            (e) ON THE EFFECTIVE DATE, THE ESTATE, THE DEBTOR AND NEW TAC, ON BEHALF OF THEMSELVES, THE ESTATE AND EACH CREDITOR RECEIVING DISTRIBUTIONS UNDER THE PLAN, SHALL BE DEEMED TO RELEASE THE MAGICSUNNY RELEASED PARTIES FROM THE SPECIFIED MAGICSUNNY RELEASED CLAIMS.

            (f) ON THE EFFECTIVE DATE, THE ESTATE, THE DEBTOR AND NEW TAC, ON BEHALF OF THEMSELVES, THE ESTATE AND EACH CREDITOR RECEIVING DISTRIBUTIONS UNDER THE PLAN, SHALL BE DEEMED TO RELEASE THE HSBC RELEASED PARTIES FROM ALL SPECIFIED HSBC RELEASED CLAIMS.

            (g) ON THE EFFECTIVE DATE, THE ESTATE, THE DEBTOR AND NEW TAC, ON BEHALF OF THEMSELVES, THE ESTATE AND EACH CREDITOR RECEIVING DISTRIBUTIONS UNDER THE PLAN, SHALL BE DEEMED TO RELEASE THE WILMINGTON RELEASED PARTIES FROM ALL SPECIFIED WILMINGTON RELEASED CLAIMS.

PROVIDED THAT NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, (I) IN NO EVENT SHALL ANY OF THE RELEASES PROVIDED HEREIN EXTEND TO ANY OF THE PERSONS EXCLUDED FROM RELEASES, (II) ANY RELEASES PROVIDED HEREIN SHALL NOT EXTEND TO ANY CAPACITY OTHER THAN THAT DESCRIBED HEREIN, (III) ANY RELEASES PROVIDED HEREIN SHALL NOT EXTEND TO MATTERS OR CLAIMS OTHER THAN THOSE DESCRIBED HEREIN, (IV) ANY AND ALL RELEASES PROVIDED HEREIN SHALL BE SUBJECT TO THE LIMITATIONS SET FORTH HEREIN, AND (V) ANY AND ALL RELEASES PROVIDED HEREIN SHALL NOT EXTEND TO FUTURE ACTS, OMISSIONS OR EVENTS THAT POST-DATE THE

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EFFECTIVE DATE; PROVIDED FURTHER THAT THE DEBTOR, NEW TAC, THE LITIGATION TRUST,
AND THE LITIGATION TRUSTEE(S) SHALL NOT RELINQUISH OR WAIVE THE RIGHT TO ASSERT ANY OF THE CLAIMS OR RIGHTS RELEASED AS A LEGAL OR EQUITABLE DEFENSE OR RIGHT, OFFSET OR RECOUPMENT AGAINST CLAIMS OF THE LOC BANKS IN EXCESS OF THE SETTLEMENT AMOUNT PROVIDED FOR HEREIN, AND/OR AGAINST CLAIMS OF ONE OR MORE OF THE RELEASED PARTIES ASSERTED AGAINST THE DEBTOR, NEW TAC, THE LITIGATION TRUST, OR
LITIGATION TRUSTEE(S); PROVIDED FURTHER THAT THE DEBTOR, NEW TAC, THE LITIGATION TRUST, AND THE LITIGATION TRUSTEE(S) SHALL NOT RELINQUISH OR WAIVE THEIR RIGHTS OF SUBROGATION.

      7. Subrogation of New TAC to Certain Rights of The LoC Bank Group

      At such time, and to the extent that, the LoC Bank Group has received payment in full on account of the LoC Bank Group's Maximum TAC Claim, payment in full of the New Junior Subordinated Notes, and after all obligations under the Credit Documents shall have been satisfied in full, New TAC, shall be subrogated to the LoC Bank Group and shall be entitled to receive all amounts owed by any Person to the LoC Bank Group on account of the LoCs Outstanding other than amounts due to the LoC Bank Group in connection with the LoC Bank Group UK Equity Interest which amounts are due to the LoC Bank Group and not to any other Person, regardless of whether the LoC Bank Group has received payment in full on account of the LoC Bank Group's Maximum TAC Claim or payment in full of the New TAC Subordinated Notes. The LoC Bank Group shall cooperate to the extent reasonably necessary to ensure that all payments on account of the LoCs Outstanding and the Credit Documents are directed to payment in full of the New TAC Debt Securities, and after all obligations thereunder have been satisfied in full, to New TAC.

      8. Exculpation, Release and Injunction of Released Parties

            (a) EXCULPATION. THE PLAN PROPONENTS, THE DEBTOR, NEW TAC AND THE RELEASED PARTIES SHALL HAVE NO LIABILITY WHATSOEVER TO ANY HOLDER OR PURPORTED HOLDER OF AN ADMINISTRATIVE CLAIM, CLAIM, OR INTEREST FOR ANY ACT OR OMISSION IN CONNECTION WITH, OR ARISING OUT OF, THE FORMULATION, NEGOTIATION, PREPARATION, DISSEMINATION, IMPLEMENTATION, CONFIRMATION OR CONSUMMATION OF THE CHAPTER 11 CASE, THE PLAN, THE DISCLOSURE STATEMENT, AND THE OTHER AGREEMENTS OR DOCUMENTS CREATED OR ENTERED INTO, OR ANY OTHER ACTION TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH OR RELATED TO THE PLAN, INCLUDING BUT NOT LIMITED TO THE LETTER OF INTENT, THE PURSUIT OF APPROVAL OF THE DISCLOSURE STATEMENT OR THE SOLICITATION OF VOTES FOR CONFIRMATION OF THE PLAN, EXCEPT FOR WILLFUL MISCONDUCT OR GROSS NEGLIGENCE AS DETERMINED BY A FINAL ORDER, AND, IN ALL RESPECTS, SHALL BE ENTITLED TO RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES UNDER THE PLAN. THIS EXCULPATION SHALL BE IN ADDITION TO, AND NOT IN LIMITATION OF, ALL OTHER RELEASES, INDEMNITIES, EXCULPATIONS AND ANY OTHER APPLICABLE LAW OR RULES PROTECTING SUCH RELEASED PARTIES FROM LIABILITY.

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

            (b) INJUNCTION. PURSUANT TO SECTION 105 OF THE BANKRUPTCY CODE, NO HOLDER OR PURPORTED HOLDER OF AN ADMINISTRATIVE CLAIM, CLAIM OR INTEREST SHALL BE PERMITTED TO COMMENCE OR CONTINUE ANY ACTION, EMPLOYMENT OF PROCESS, OR ANY ACT TO COLLECT, OFFSET, OR RECOVER ANY CLAIM THAT HAS BEEN RELEASED OR WAIVED PURSUANT TO SECTION 7.05 OF THE PLAN AGAINST A RELEASED PARTY THAT ACCRUED ON OR PRIOR TO THE EFFECTIVE DATE.

            (c) Limitation of Government Releases. Notwithstanding Section 7.07 of the Plan, the Plan shall not release, discharge, or exculpate any non-Debtor party from any debt owed to the U.S. Government and/or its agencies (the "Government"), or from any liability arising under the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the environmental laws, securities laws or criminal laws of the United States. In addition, notwithstanding Section 7.09(b) of the Plan, the Plan shall not enjoin or prevent the Government from collecting any such liability from any such non-Debtor party.

            (d) Term of Bankruptcy Injunction or Stays. All injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

      9. Releases, Injunctions, and Exculpations

      The Plan Proponents believe the foregoing releases, injunctions and exculpations are wholly appropriate. Bankruptcy law fosters negotiation of the terms of plans of reorganization among constituent creditors. Numerous parties negotiated the Plan and made various compromises. Limited releases, exculpations and indemnifications for participating in the plan process is appropriate where plan negotiations could not have occurred without protection from liability, as is the case here. Without creditor participation in formulation of the Plan, the value of TAC's Chapter 11 Estate would be immeasurably depleted by costly and lengthy litigation, thereby injuring all creditors. In the instant case, as detailed in Article IV hereof, the Creditors' Committee has investigated potential claims and Causes of Action against each of the various parties and constituencies which are granted releases, injunctions and exculpations in the Plan. Such investigations and the results thereof, as well as the terms of the global settlement which forms the basis of Plan, justify the releases, injunctions and exculpations contained herein.

F. EXECUTORY CONTRACTS

      1. Executory Contracts and Unexpired Leases

      As of the Effective Date, all executory contracts and unexpired leases of the Debtor will be deemed rejected by the Debtor pursuant to the provisions of section 365 of the Bankruptcy Code, except: (i) any executory contract or unexpired lease that has been or is the subject of a motion to assume or assume and assign filed pursuant to section 365 of the Bankruptcy Code by the Debtor before the Effective Date; (ii) any executory contract or unexpired lease listed in the "Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases" to be filed by the Plan Proponents as part of the Plan Supplement; (iii) any executory contract or

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

unexpired lease assumed or assumed and assigned pursuant to the provisions of the Plan; and (iv) any agreement, obligation, security interest, transaction or similar undertaking that the Plan Proponents believe is not executory or is not a lease, and which is later determined by the Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

      2. Cure

      At the election of the Plan Proponents, any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan will be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code, in one of the following ways: (i) by payment of the default amount in Cash on the Effective Date; or (ii) on such other terms as agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute regarding: (i) the amount of any cure payments; (ii) the ability of New TAC to provide adequate assurance of future performance under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving assumption.

      3. Rejection Damages Bar Date

      If the rejection by the Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease, results in a Claim, then such Claim will be forever barred and will not be enforceable against the Debtor, New TAC, the Litigation Trust or the property of any of them unless a Proof of Claim is Filed with the clerk of the Bankruptcy Court and served upon counsel to the Plan Proponents and Claims Agent on or before the earlier of: (i) the later of the Bar Date or within thirty (30) days after the date of service of an order of the Court authorizing such rejection, (ii) thirty (30) days after such rejection becomes effective if such rejection occurred by reason of expiration of a time period fixed by the Court, or (iii) such other period set by the Court.

      4. Executory Contracts and Unexpired Leases Entered Into and Other Obligations Incurred After the Petition Date

      Executory contracts and unexpired leases entered into and other obligations incurred after the Petition Date by any Debtor will be performed by New TAC. Accordingly, such executory contracts, unexpired leases and other obligations will survive and remain unaffected by entry of the Confirmation Order.

G. CONDITIONS TO CONFIRMATION AND OCCURRENCE OF EFFECTIVE DATE

      1. Conditions to Confirmation. This Plan may not be confirmed unless each of the conditions set forth below is satisfied. Except as provided in Section
9.02 of the Plan, any one or more of the following conditions may be waived at any time by the Plan Proponents with the agreement of MBIA and the LoC Bank Group.

            (a) The Disclosure Statement Order shall have been entered and be a Final Order; and

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            (b) The Confirmation Order shall have been entered.

      2. Conditions to Occurrence of Effective Date

      The Effective Date for the Plan may not occur unless each of the conditions set forth below is satisfied. Except as provided below, any one or more of the following conditions may be waived at any time by the Plan Proponents.

            (a) The Confirmation Order shall have been entered and become a Final Order;

            (b) All authorizations, consents and regulatory approvals required (if any) for the Plan's effectiveness shall have been obtained;

            (c) All settlements embodied in the Plan shall have been approved.

            (d) All documents included in the Plan Supplement (in a form satisfactory to the Plan Proponents) shall have been executed and approved;

            (e) The Restructuring Transactions, if determined necessary by the Plan Proponents, shall have been consummated;

            (f) The Litigation Trustee(s) shall have been appointed and the Litigation Trust shall have been established and funded;

            (g) The New Indentures shall have been qualified under the Trust Indenture Act;

            (h) The Prepetition Claim of Trenwick (Barbados) shall have been disallowed or settled under terms satisfactory to the Plan Proponents in their sole discretion;

            (i) Allowed Convenience Claims shall not exceed $20,000;

            (j) The New Revolver Facility and New Term Loan Facility shall have been subscribed and funded pursuant to the Rights Offering (which contains its own conditions to commitment);

            (k) A Runoff Manager acceptable to the Plan Proponents and the Senior Noteholders shall have been retained;

            (l) Form A filings under the Insurance Company Holding Acts of the State of New York and the State of Connecticut, or other appropriate regulatory body, shall have been filed and approved; and

            (m) No order of any court of competent jurisdiction shall have been entered and shall remain in effect restraining the Debtor or the Plan Proponents from consummating the Plan.

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

      3. Waiver of Conditions to Occurrence of Effective Date

      Each of the conditions to the occurrence of the Effective Date is for the benefit of the Estate. Other than the requirement that the Confirmation Order must be entered and that all authorizations, consents and regulatory approvals required have been obtained, the requirement that a particular condition be satisfied may be waived in whole or part by the Plan Proponents with the agreement of MBIA and the LoC Bank Group.

H. CONFIRMABILITY AND SEVERABILITY OF A PLAN AND CRAM-DOWN

      1. Confirmability and Severability of a Plan

      The Plan Proponents in consultation with the Creditors' Committee reserve the right to alter, amend, modify, revoke or withdraw the Plan. The Plan Proponents reserve the right to make non-substantive changes to the Plan, which changes may be necessary. If the Plan Proponents revoke or withdraw the Plan, nothing contained herein shall be deemed to constitute a waiver or release of the Claims by the Plan Proponents or by or against the Debtor, or to prejudice in any manner the rights of the Plan Proponents or any persons in any further proceedings involving the Debtor. Each provision of the Plan shall be considered separable, and, if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, the balance of the Plan shall be given effect without relation to the invalid provision.

      2. Cram-down

      As discussed in Section VI.G. Section G in this Disclosure Statement entitled "Confirmation Without Acceptance of All Impaired Classes ("Cram-down")" and in the Plan, the Plan Proponents reserve the right to request the Bankruptcy Court to confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code.

I. ADMINISTRATIVE PROVISIONS

      1. Plan Embodies Settlement

      As described more fully herein and embodied in the Letter of Intent, the Plan will constitute a good faith compromise and settlement of certain claims and interests between and among the LoC Bank Group, the Plan Proponents, TAC, the Creditors' Committee and other parties in interest. The Plan Proponents request that the Bankruptcy Court approve the terms of such compromise and settlement as embodied in the Plan pursuant to section 1123(b) of the Bankruptcy Code.

      2. Retention of Jurisdiction

      Notwithstanding confirmation of the Plan or occurrence of the Effective Date, the Bankruptcy Court will retain jurisdiction for all purposes permitted under applicable law, including, without limitation, the following purposes:

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

            (a) Determination of the estimation or allowability of Claims upon motion or objection with respect to such Claims by the Debtor in consultation with the Plan Proponents, the Plan Proponents or New TAC, as the case may be, including the determination of any applicable setoff with respect to such Claims, and the validity, extent, priority and nonavoidability of consensual and nonconsensual Liens and other encumbrances;

            (b) Determination of tax liability pursuant to section 505 of the Bankruptcy Code;

            (c) Approval, pursuant to section 365 of the Bankruptcy Code, of all matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease of the Debtor;

            (d) Determination of requests for payment of administrative expenses entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of parties entitled thereto under section 330 of the Bankruptcy Code;

            (e) Resolution of controversies and disputes regarding the interpretation of the Plan;

            (f) Implementation of the provisions of the Plan and entry of Orders in aid of confirmation and consummation of the Plan, including, without limitation, appropriate Orders protecting the Debtor, New TAC and the Estate from actions by creditors and/or Interest holders of the Debtor or any of them, ensuring distributions to holders of Allowed Claims and resolving disputes and controversies regarding property of the Estate;

            (g) Modification of (i) the Plan pursuant to section 1127 of the Bankruptcy Code and (ii) any agreement executed in connection therewith;

            (h) Matters relating to the Litigation Trust;

            (i) Issuance of orders, if appropriate, as requested by the Debtor, the Plan Proponents or New TAC under, and subject to, the provisions of Bankruptcy Rule 2004;

            (j) Adjudication, litigation, trial or administration of any Causes of Action or any matters relating thereto; in this regard, the Bankruptcy Court's jurisdiction over the subject matter of, or over any Persons that are parties to, any adjudication, litigation, trial or administration of any Causes of Action shall be co-extensive with its jurisdiction over such matters and Persons prior to Plan confirmation;

            (k) Adjudication, litigation, trial or administration of any claims, causes of action, adjudications, cases, lawsuits, litigation, trials and civil proceedings that arise under title 11 of the United States Code or that arise in or relate to cases under title 11 of the United States Code; in this regard, the Bankruptcy Court's jurisdiction over the subject matter of, or over any Persons that are parties to, any such claims, causes of action, adjudications, cases, lawsuits, litigation, trials and civil proceedings shall be co-extensive with its jurisdiction over such matters and Persons prior to Plan confirmation; and

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

            (l) Entry of a Final Order closing the Chapter 11 Case.

      3. Governing Law

      Except to the extent the Bankruptcy Code, Bankruptcy Rules, or other federal laws apply, except for the adjudication, litigation, trial of any Causes of Action or any matters relating thereto, and except for Reinstated Secured Claims governed by another jurisdiction's law, the rights and obligations arising under the Plan will be governed by the laws of the State of New York without giving effect to principles of conflicts of law.

      4. Administrative Bar Date

            (a) General Provisions

      Except as provided in Section 11.04(b) of the Plan for Administrative Claims of Professionals requesting compensation or reimbursement of expenses and in Section 11.04(c) for liabilities incurred by the Debtor in the ordinary course of its business, requests for payment of Administrative Claims must be Filed no later than 30 days after the Effective Date. Holders of Administrative Claims who are required to File a request for payment of such Claims and who do not File such requests by the applicable bar date will be forever barred from asserting such Claims against the Debtor, New TAC or their respective properties.

            (b) Professionals

      All Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including compensation requested by any Professional or other entity for making a substantial contribution in the Chapter 11 Case) will File an application for final allowance of compensation and reimbursement of expenses no later than 45 days after the Effective Date. Objections to applications of Professionals or other entities for compensation or reimbursement of expenses must be filed no later than 65 days after the Effective Date. All compensation and reimbursement of expenses Allowed by the Bankruptcy Court will be paid to the applicable Professional immediately thereafter. Each Professional that intends to seek payment for compensation or reimbursement of expenses from the Debtor (including compensation requested by a Professional or other entity for making a substantial contribution in the Chapter 11 Case) shall provide the Debtor with a statement, by no later than the Confirmation Date, of the amount of estimated unpaid fees and expenses that each such Professional has incurred or expects to incur through the Effective Date. The Debtor or New TAC, as appropriate, shall establish a reserve in an amount sufficient to satisfy any unpaid fees and expenses of such Professionals.

            (c) Ordinary Course Liabilities

      Holders of Administrative Claims based on liabilities incurred by the Debtor in the ordinary course of business will not be required to File any request for payment of such Claims. Such Administrative Claims will be assumed and paid by the Debtor or New TAC pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claim, without any further action by the holders of such Claims.

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

            (d) Payment of Statutory Fees

      All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Court on the Confirmation Date, will be paid on the Effective Date. Any statutory fees accruing after the Confirmation Date will be paid in accordance with Article IV of the Plan.

      5. Effectuating Documents and Further Transaction

      New TAC and the Litigation Trustee(s), as appropriate, will be authorized pursuant to section 1142 of the Bankruptcy Code to execute, deliver, file, or record such documents, contracts, instruments, and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan.

      6. Amendments

            (a) Preconfirmation Amendment

      The Plan Proponents may modify the Plan at any time prior to the entry of the Confirmation Order provided that the Plan, as modified, and the Disclosure Statement pertaining thereto meet applicable Bankruptcy Code requirements.

            (b) Post-confirmation Amendment Not Requiring Resolicitation

      After the entry of the Confirmation Order, the Plan Proponents may modify the Plan to remedy any defect or omission or to reconcile any inconsistencies in the Plan or in the Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided that: (i) the Plan Proponents obtain approval of the Bankruptcy Court for such modification, after notice and a hearing; and (ii) such modification will not materially and adversely affect the interests, rights, treatment, or distributions of any Class under the Plan.

            (c) Post-confirmation Amendment Requiring Resolicitation

      After the Confirmation Date and before the Effective Date of the Plan, the Plan Proponents may modify the Plan in a way that materially or adversely affects the interests, rights, treatment, or distributions of a class of Claims or Interests provided that: (i) the Plan, as modified, meets applicable Bankruptcy Code requirements; (ii) the Plan Proponents obtain Bankruptcy Court approval for such modification, after notice and a hearing; (iii) such modification is accepted by at least two-thirds in amount, and more than one-half in number, of Allowed Claims voting in each class affected by such modification; and (iv) the Plan Proponents comply with section 1125 of the Bankruptcy Code with respect to the Plan as modified.

      7. Successors and Assigns

      The rights, benefits, and obligations of any Person named or referred to in the Plan will be binding upon, and will inure to the benefit of, the heir, executor, administrator, successor or assign of such Person, but as for any releases provided in the Plan, only in their capacity as such.

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

      8. Dissolution of Creditors' Committee

      On the Effective Date, the Creditors' Committee will be deemed dissolved and the members of the Creditors' Committee will be deemed released and discharged from all rights and duties arising from or related to the Chapter 11 Case. The Professionals retained by such Creditors' Committee and the members thereof will not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except for services rendered and expenses incurred in connection with consummation of the Plan, effectuating the Initial Distributions or any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed after the Effective Date.

      9. Early Assignment of Causes of Action

      To the extent that the Plan Proponents file a notice with the Court notifying the Court that any delay in the Effective Date of the Plan is jeopardizing the value of any of the Causes of Action, as a result for example of potential statute of limitations issues, the Court may thereafter upon application by the Debtor or the Plan Proponents, on ten (10) days notice, or such shorter notice as necessary to preserve the Causes of Action, enter any orders necessary to assign and transfer the Causes of Action and/or otherwise provide standing to the Plan Proponents, as appropriate, prior to the Effective Date, with the Plan Proponents having all rights and powers with respect to the Causes of Action that would otherwise be given to the Litigation Trustee(s) upon the Effective Date. Upon such orders, the Plan Proponents shall obtain the benefit of bankruptcy tolling provisions or extensions, including those set forth in sections 108, 546, 549 and 550 of the Bankruptcy Code. If the Causes of Action are assigned and/or standing is otherwise provided to the Plan Proponents in accordance with this provision, such Causes of Action will automatically vest in the Litigation Trustee(s) upon the Effective Date in accordance with the above provisions.

      10. Close of Case

      For purposes of section 546(a), 549(d) and 550(f) of the Bankruptcy Code, the Chapter 11 Case shall be deemed closed on the date that the Bankruptcy Court enters a Final Order closing the Chapter 11 Case.

J. FINANCIAL PROJECTIONS AND ESTIMATES OF RECOVERY

      As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, that the Bankruptcy Court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor. In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, the Plan Proponents have, through the development of financial projections (the "Projections"), analyzed the ability of the Debtor to meet its obligations under the Plan while maintaining sufficient liquidity and capital resources to avoid a subsequent financial restructuring. The Projections and the Estimates of Recovery (the "Estimates"),(26) which are attached

-------------------------
(26) None of the Causes of Action have been commenced as of the date of the Disclosure Statement. The Creditors' Committee (and not the Debtor) have analyzed certain but not all potential Causes of Action. The Plan Proponents expect that the Litigation Trustee(s) will conduct further analysis.

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hereto as Exhibit "E" were also prepared to assist each holder of a Claim in determining whether to accept or reject the Plan.

      The Projections and Estimates should be read in conjunction with the assumptions, qualifications and footnotes to the Projections set forth therein, and the other information set forth herein. The Projections and Estimates were prepared by the Plan Proponents in good faith based upon assumptions believed to be reasonable and applied in a manner consistent with past practice. The estimated recoveries are pro forma projections based upon information with respect to projected revenues and expenses provided to the Plan Proponents, and are therefore uncertain by nature as they are based upon currently available data and will vary based upon the Runoff, the amount of payments received from TASCO, Cause of Action recoveries and recoveries from any and all other sources. Actual recoveries may vary substantially from the estimated recoveries and there is no assurance that the Estimates can be achieved. The assumptions about the projected revenues of New TAC after the Effective Date which are utilized in the Projections and Estimates were prepared in conjunction with and were based, in part, upon information provided to the Plan Proponents with respect to, inter alia, the Runoff Plans and the economic, competitive, and general business conditions prevailing at the time. While as of the date of this Disclosure Statement such conditions have not materially changed to the best of the Plan Proponents' knowledge, any future changes in these conditions may materially impact the ability of New TAC to achieve the Projections. Furthermore, as described in detail in Section VI. L.1.(c) hereof, if the Debtor fails to obtain certain favorable rulings from the IRS, the availability of the Debtor Group's NOLs as an offset against the Debtor Group's future income (or as an offset against income and gain realized upon consummation of the Restructuring Transactions) may be severely limited, depending on the application of the built-in gain rules; accordingly, the Projections and Estimates may be materially affected thereby. Due to the confidential and non-final nature of the Runoff Plans, the Plan Proponents are precluded from disclosing the content of the Runoff Plans herein.

      THE PROJECTIONS AND ESTIMATES WERE NOT PREPARED WITH A VIEW TOWARDS COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. NO FINANCIAL ADVISOR TO THE PLAN PROPONENTS HAS COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS OR ACCURACY THEREOF AND, ACCORDINGLY, HAS NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

      THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ASSUMPTIONS WHICH, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTOR'S OR THE PLAN PROPONENTS' CONTROL. THE PLAN PROPONENTS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS AND ESTIMATES OR TO NEW TAC'S ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE

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

PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, INCLUDING BUT NOT LIMITED TO, THE FAILURE TO GAIN REGULATORY APPROVAL OF THE RUNOFF PLANS AND RUNOFF AGREEMENTS OR THE SUBSEQUENT LIQUIDATION OF TARCO OR INSCORP BY THEIR RESPECTIVE STATE INSURANCE REGULATORY DEPARTMENTS. THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

      THE DEBTOR DOES NOT, AS A MATTER OF COURSE, PUBLISH PROJECTIONS OF ITS ANTICIPATED FINANCIAL POSITION, RESULTS OF OPERATIONS OR CASH FLOWS. ACCORDINGLY, THE PLAN PROPONENTS DO NOT INTEND TO, AND DISCLAIM ANY OBLIGATION TO (A) FURNISH UPDATED PROJECTIONS OR ESTIMATES TO HOLDERS OF CLAIMS OR INTERESTS PRIOR TO OR AFTER THE EFFECTIVE DATE, (B) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SEC, OR
(C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE.

 VI. VOTING REQUIREMENTS, ACCEPTANCE, CONFIRMATION AND CONSUMMATION OF THE PLAN

A. GENERAL

      To confirm the Plan, the Bankruptcy Code requires that the Bankruptcy Court make a series of findings concerning the Plan and the Debtor, including that: (i) the Plan classifies Claims and Interests in a permissible manner; (ii) the Plan complies with the applicable provisions of the Bankruptcy Code; (iii) the Plan Proponents comply with the applicable provisions of the Bankruptcy Code; (iv) the Plan Proponents have proposed the Plan in good faith and not by any means forbidden by law; (v) the disclosure required by section 1125 of the Bankruptcy Code has been made; (vi) the Plan has been accepted by the requisite votes of holders of Claims or Interests (except to the extent that "cram-down" is available under section 1129(b) of the Bankruptcy Code (see below discussion on "Cram-down," Section VI. G.7.), (vii) the Plan is feasible and Confirmation will not likely be followed by the liquidation or the need for further financial reorganization of the Debtor; (viii) the Plan is in the "best interests" of all holders of Claims or Interests in an impaired Class by providing to such holders on account of their Claims or Interests property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain in a Chapter 7 liquidation, unless each holder of a Claim or Interest in such Class has accepted the Plan (see Section VI.I. below entitled "Best Interests of Creditors"); (ix) all fees and expenses payable under 28 U.S.C. Section 1930 (relating to bankruptcy fees payable to the clerk of the Bankruptcy Court and the Office of the United States Trustee) have been paid or the Plan provides for the payment of such fees on the Effective Date; (x) the Plan provides for the continuation after the Effective Date of all retiree benefits, as defined in section 1114 of the Bankruptcy Code, at the level established at any time prior to Confirmation pursuant to section 1114 of the Bankruptcy Code, for the duration of the period that the Debtor has obligated itself to provide such benefits; and (xi) the Plan Proponents must have disclosed the identity and affiliations of any individual proposed to serve, after

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

confirmation of the Plan, as a director or officer of the Debtor or a successor to the Debtor under the Plan, and the appointment to or continuance in such office by such individual must be consistent with public policy.

      The Plan Proponents believe that the Plan satisfies all of the statutory requirements of Chapter 11 of the Bankruptcy Code. Certain of these requirements are discussed in more detail below. The Plan Proponents have proposed the Plan in good faith.

B. ELIGIBILITY TO VOTE

      Pursuant to the Bankruptcy Code, only classes of claims against or equity interests of a debtor that are "impaired" (within the meaning of section 1124 of the Bankruptcy Code) under the terms and provisions of a plan of reorganization are entitled to vote to accept or reject a plan. A class is "impaired" if the legal, equitable, or contractual rights attaching to the claims or interests of that class are modified, other than by curing defaults and reinstating maturity or by payment in full in cash. Classes of claims and interests that are not impaired are not entitled to vote on a plan and, under section 1126(f) of the Bankruptcy Code, are conclusively presumed to have accepted a plan. Therefore, holders of such unimpaired classes are not being solicited. In addition, under section 1126(g), classes of claims and interests that receive no distributions are deemed to have rejected the Plan and the votes of such holders will not be solicited. See "Summary of Classification and Treatment of Claims and Interests under the Plan" for a summary of the classification and treatment of Claims and Interests under the Plan, as well as a designation of whether each Class is impaired or unimpaired.

      The holder of a Claim in Classes 3, 4, 5, 6, 7, 8, 9 and 10 is entitled to vote to accept or reject the Plan if (i) such holder's Claim has been scheduled by the Debtor and such Claim is not scheduled as disputed, contingent or unliquidated, or (ii) such holder has filed a Proof of Claim on or before the Bar Date except where the Debtor has specifically agreed to a late filed Proof of Claim. Any Claim in the aforesaid Class as to which an objection has been filed and has not been withdrawn or dismissed is not entitled to vote unless the Bankruptcy Court, pursuant to Bankruptcy Rule 3018(a) and upon application of the holder whose Claim has been objected to, temporarily allows the Claim in an amount that the Bankruptcy Court deems proper solely for the purpose of accepting or rejecting the Plan.

      A vote may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

C. ESTIMATION AND TEMPORARY ALLOWANCE OF CLAIMS

      Pursuant to section 502 of the Bankruptcy Code and Bankruptcy Rule 3018, the Bankruptcy Court may estimate and temporarily allow a Claim for voting and other purposes. The Plan Proponents or holders of particular Claims may seek an order of the Bankruptcy Court temporarily allowing, for voting purposes only, certain Disputed Claims.

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

D. ACCEPTANCE REQUIREMENTS

      The Bankruptcy Code defines acceptance of a plan by a class of claims as acceptance by creditors that hold at least two-thirds in dollar amount and more than one-half in number of the allowed claims of such class who actually vote for acceptance or rejection of a plan. The vote of a holder of a claim may be disregarded if the bankruptcy court determines, after notice and a hearing, that the acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

E. TRANSMISSION OF BALLOTS

      All record holders of undisputed, Allowed Claims which are impaired (including any Claims that are temporarily Allowed for voting purposes) as of the date the order approving this Disclosure Statement was entered by the Bankruptcy Court are entitled to vote to accept or reject the Plan and may do so by completing the appropriate ballot which is enclosed with this Disclosure Statement. In most cases, each ballot enclosed with this Disclosure Statement has been encoded with the amount of your Claim for voting purposes (if your Claim is a Disputed Claim, this amount may not be the amount ultimately allowed for purposes of distributions under the Plan) and the Class to which your Claim relates. PLEASE CAREFULLY FOLLOW THE INSTRUCTIONS ACCOMPANYING THE ENCLOSED BALLOT, AS DESCRIBED IN SECTION I.E. OF THIS DISCLOSURE STATEMENT.

      VOTING ON THE PLAN BY EACH HOLDER OF AN IMPAIRED CLAIM ENTITLED TO VOTE ON THE PLAN IS IMPORTANT. IF YOU HOLD CLAIMS IN MORE THAN ONE CLASS YOU MAY RECEIVE MORE THAN ONE BALLOT. YOU SHOULD COMPLETE, SIGN AND RETURN EACH BALLOT THAT YOU RECEIVE.

F. ACCEPTANCES REQUIRED FROM IMPAIRED CLASSES

      In order for a Plan to be confirmed without resort to the "cram-down" provisions of the Bankruptcy Code, each Class of "impaired" Claims and Interests must be determined to have accepted the Plan. As previously mentioned, each Class of "impaired" Claims and Interests will be determined to have accepted the Plan if creditors and Interest holders who actually vote, accept the Plan by votes (i) representing at least two-thirds in amount of Allowed Claims or Interests in such impaired Class and (ii) more than one-half in number of Allowed Claims in such Class.

      The holders of Class 3, 4, 5, 6, 7, 8, 9 and 10 Claims are "impaired" under the Plan, and the Plan Proponents are soliciting acceptances for the Plan from the holders of Claims in such Classes. The holders of Section 510(b) Claims in Class 11 and the holders of Interests in Class 12 will receive no distributions under the Plan and, therefore, are deemed to reject the Plan.

      All other Classes are unimpaired under the Plan (Classes 1 and 2) and are deemed to have accepted the Plan.

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

G. CONFIRMATION WITHOUT ACCEPTANCE OF ALL IMPAIRED CLASSES ("CRAM-DOWN")

      In the event that a plan otherwise satisfies the Bankruptcy Code's requirements for confirmation, but one or more classes of Claims or Interests votes to reject the Plan, a debtor has the right to seek confirmation of its plan under the "cram-down" provisions of the Bankruptcy Code. The Plan Proponents intend to exercise their right to "cram-down" the Plan.

      The Bankruptcy Court can "cram-down" the Plan at the Plan Proponents' request only if at least one impaired Class of Claims (excluding the votes of Insiders) has accepted the Plan and all other requirements of section 1129(a) of the Bankruptcy Code are satisfied.

      In addition, the Bankruptcy Court must find that, as to each impaired Class that has not accepted the Plan, the Plan does not "discriminate unfairly" and is "fair and equitable" with respect to such non-accepting Class. Because Classes 11 and 12 are deemed to have rejected the Plan, the Bankruptcy Court will have to determine at the Confirmation Hearing whether the Plan is fair and equitable to, and does not discriminate unfairly against, Classes 11 and 12 and any rejecting impaired Class of Claims.

      A plan does not "discriminate unfairly" within the meaning of the Bankruptcy Code if the dissenting class will receive value relatively equal to the value given to all other similarly situated classes.

      A plan of reorganization is "fair and equitable" within the meaning of the Bankruptcy Code if no class receives more than it is legally entitled to receive for its claims or interests.

      A plan is "fair and equitable" as to a class of secured claims that rejects a plan if the plan provides (i) that the holders of claims included in the rejecting class retain the liens securing those claims whether the property subject to those liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such claims, and (ii) that each holder of a claim of such class receives on account of that claim (a) deferred cash payments totaling at least the allowed amount of that claim, of a value, as of the effective date of the plan, equal to at least the value of the holder's interest in the estate's interest in such property; or (b) for the realization by such holders of the indubitable equivalent of such claims.

      If a class of unsecured claims rejects a plan, the plan may still be confirmed as long as the plan provides (i) for each holder of a claim included in the rejecting class to receive or retain on account of that claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim, or (ii) that the holder of any claim or any interest that is junior to the claims of such class will not receive or retain on account of such junior claim or interest any property at all.

      If a class of interests rejects a plan, the plan may still be confirmed as long as the plan provides (i) that each holder of an interest included in the rejecting class receive or retain on account of that interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest, or (ii) that the holder of any interest that is junior to the interest of such class will not receive or retain under the plan on account of such junior interest any property at all.

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

      Holders of Section 510(b) Claims in Class 11 and the holders of Interests in Class 12 will not receive or retain any property under the Plan, and are therefore deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, the Plan Proponents intend to seek confirmation of the Plan pursuant to the "cram-down" provisions of section 1129(b) of the Bankruptcy Code. The Plan Proponents further believe that the Plan satisfies the requirements of section 1129(b) since no claim or interest that is junior to the aforementioned classes will receive any property under the Plan.

H. FEASIBILITY OF THE PLAN

      In connection with confirmation of the Plan, the Bankruptcy Court will have to determine that the Plan is feasible pursuant to section 1129(a)(11), which means that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor. The Plan Proponents believe that the Plan is comparable to a liquidation and, therefore, no further restructuring will be necessary.

I. BEST INTERESTS OF CREDITORS

      To confirm the Plan over the objections of dissenting holders of Claims and Interests, the Bankruptcy Court must also independently determine that the Plan is in the "best interests" of all dissenting holders of Claims and Interests impaired under the Plan. Under the "best interests" test, the Bankruptcy Court must find that the Plan provides to each dissenting holder of an impaired Claim or Interest a recovery of a value at least equal to the value, as of the Effective Date, of the distribution that each such holder would receive were the Debtor liquidated under Chapter 7 of the Bankruptcy Code. Since it is the Plan Proponents' belief that the Plan is comparable to a liquidation, a liquidation under Chapter 7 of the Bankruptcy Code would merely increase administrative costs in the form of Chapter 7 trustee's fees and other professional fees.

      To calculate a Chapter 7 trustee's fees, section 326(a) of the Bankruptcy Code provides that such fee is calculated based on all monies disbursed not to exceed twenty-five percent (25%) on the first $5,000 or less, ten percent (10%) on any amount in excess of $5,000 but not in excess of $50,000, five percent (5%) on any amount in excess of $50,000 but not in excess of $1,000,000, and reasonable compensation not to exceed three percent (3%) of such moneys in excess of $1,000,000. In addition to the Chapter 7 trustee's fee, a Chapter 7 trustee would require the assistance of other professionals and such professionals' fees would in addition to the Chapter 7 trustee's fee.

      Additionally, it is the Plan Proponents' belief that in a liquidation scenario, the CT DOI and the NY DOI, or other applicable regulatory body, would seize control of the Runoff of TAC's subsidiaries. As such, the Plan Proponents anticipate that proceeds from the regulated entities would be insufficient to make any distributions to TAC's creditors.

      Furthermore, as the Litigation Trust is being funded from the New Term Loan Facility and the New Revolver Facility, each of which are only be provided pursuant to confirmation of the Plan, the Litigation Trust will not increase the expenses of liquidation. Therefore, the Plan Proponents believe the Plan is in the best interest of creditors, and all creditors are receiving value greater than or at least equal to the value, as of the Effective Date, of the distribution that

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

each such holder would receive were the Debtor liquidated under Chapter 7 of the Bankruptcy Code.

J. COMPLIANCE WITH SECURITIES LAWS

      In reliance upon section 1145 of the Bankruptcy Code, the issuance of the New TAC Securities and the Trust Certificates on the Initial Distribution Date will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and equivalent provisions in state securities laws. Section 1145(a) of the Bankruptcy Code generally exempts from such registration the issuance of securities if the following conditions are satisfied: (i) the securities are issued by a debtor (or its successor) under a plan of reorganization; (ii) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against the debtor; and (iii) the securities are issued entirely in exchange for the recipient's claim against or interest in the debtor, or are issued principally in such exchange and partly for cash or property.

      The Plan Proponents believe that the issuance of the New TAC Securities and the Trust Certificates will satisfy the requirements of section 1145(a) of the Bankruptcy Code. As such, the New TAC Securities and the Trust Certificates to be issued pursuant to the Plan on the Initial Distribution Date will be deemed to have been issued in a registered public offering under the Securities Act and, therefore, may be resold by any holder thereof without registration under the Securities Act pursuant to the exemption provided by section 4(1) thereof, unless the holder is an "underwriter" with respect to such securities, as that term is defined in section 1145(b)(1) of the Bankruptcy Code (a "statutory underwriter"). In addition, such securities generally may be resold by the recipients thereof without registration under state securities or "blue sky" laws pursuant to various exemptions provided by the respective laws of the individual states. However, recipients of New TAC Securities and Trust Certificates issued under the Plan are advised to consult with their own counsel as to the availability of any such exemption from registration under federal securities laws and any relevant state securities laws in any given instance and as to any applicable requirements or conditions to the availability thereof.

      Section 1145(b)(1) of the Bankruptcy Code defines "underwriter" for purposes of the Securities Act as one who (a) purchases a claim with a view to distribution of any security to be received in exchange for the claim, or (b) offers to sell securities issued under a plan for the holders of such securities, or (c) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution of such securities, or (d) is an issuer of the securities within the meaning of section 2(11) of the Securities Act.

      The term "issuer" is defined in section 2(4) of the Securities Act; however, the reference contained in section 1l45(b)(1)(D) of the Bankruptcy Code to section 2(11) of the Securities Act purports to include as statutory underwriters all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. "Control" (as defined in Rule 405 under the Securities
Act) means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a "control person" of such debtor or successor, particularly if the management position or

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

directorship is coupled with ownership of a significant percentage of the reorganized debtor's or its successor's voting securities. Moreover, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor to which is distributed at least ten percent (10%) of the voting securities of a reorganized debtor under its plan of reorganization may be presumed to be an "underwriter" within the meaning of section 1l45(b)(1) of the Bankruptcy Code.

      To the extent that persons deemed to be "underwriters" receive New TAC Securities and/or Trust Certificates pursuant to the Plan (collectively, "Restricted Holders"), resales by Restricted Holders would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Restricted Holders may, however, be able, at a future time and under certain conditions described below, to sell securities without registration pursuant to the resale provisions of Rule 144 and Rule 144A under the Securities Act.

      Under certain circumstances, Restricted Holders may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule
144. Generally, Rule 144 provides that if certain conditions are met (e.g., the availability of current public information with respect to the issuer, volume limitations and notice and manner of sale requirements), specified persons who resell "restricted securities" or who resell securities which are not restricted but who are "affiliates" of the issuer of the securities sought to be resold, will not be deemed to be "underwriters" as defined in section 2(11) of the Securities Act. Under paragraph (k) of Rule 144, the aforementioned conditions will not limit the resale of restricted securities that are sold for the account of a holder who is not an affiliate of the company at the time of such resale and was not an affiliate of the company during the three-month period preceding such sale, so long as a period of at least two (2) years has elapsed since the later of (i) the Effective Date and (ii) the date on which such holder acquired his or its securities from New TAC or an Affiliate of New TAC.

      Rule 144A provides a non-exclusive safe harbor exemption from the registration requirements of the Securities Act for resales to certain "qualified institutional buyers" of securities that are "restricted securities" within the meaning of the Securities Act, irrespective of whether the seller of such securities purchased its securities with a view towards reselling such securities, if certain other conditions are met (e.g., the availability of information required by paragraph (d)(4) of Rule l44A and certain notice provisions). Under Rule 144A, a "qualified institutional buyer" is defined to include, among other persons, "dealers" registered as such pursuant to Section 15 of the Exchange Act, and entities that purchase securities for their own account or for the account of another qualified institutional buyer and that (in the aggregate) own and invest on a discretionary basis at least $100 million in the securities of unaffiliated issuers. Subject to certain qualifications, Rule 144A does not exempt the offer or sale of securities that, at the time of their issuance, were securities of the same class of securities then listed on a national securities exchange (registered as such pursuant to Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system).

      Pursuant to the Plan, certificates evidencing shares of New TAC Securities and Trust Certificates received by Restricted Holders or by a holder that New TAC determines is an underwriter as defined in section 1145 of the Bankruptcy Code will bear a legend substantially in the form below:

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

      THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

      A holder of New TAC Securities that is distributed ten percent (10%) or more of the outstanding New TAC Interests on the Initial Distribution Date or is determined by New TAC to be an underwriter under section 1145 of the Bankruptcy Code as a result of being part of a "control group," that would otherwise receive legended securities as provided above, may instead receive certificates evidencing New TAC Securities and Trust Certificates without such legend if, prior to the Initial Distribution Date, such person or entity delivers to New TAC (i) an opinion of counsel reasonably satisfactory to New TAC to the effect that the New TAC Securities or Trust Certificates to be received by such person or entity are not subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code and may be sold without registration under the Securities Act and (ii) a certification that such person or entity is not an "underwriter" within the meaning of section 1145 of the Bankruptcy Code.

      Any holder of a certificate evidencing shares of New TAC Securities and/or Trust Certificates bearing such legend may present such certificate to the transfer agent for the New TAC Securities and/or Trust Certificates for exchange for one or more new certificates not bearing such legend or for transfer to a new holder without such legend at such time as (i) such securities are sold pursuant to an effective registration statement under the Securities Act, (ii) such holder delivers to New TAC an opinion of counsel reasonably satisfactory to New TAC to the effect that such securities are no longer subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code or (iii) such holder delivers to New TAC an opinion of counsel reasonably satisfactory to New TAC to the effect that such securities are no longer subject to the restrictions pursuant to an exemption under the Securities Act and such securities may be sold without registration under the Securities Act or to the effect that such transfer is exempt from registration under the Securities Act, in which event the certificate issued to the transferee shall not bear such legend.

      IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A RECIPIENT OF NEW TAC SECURITIES AND/OR TRUST CERTIFICATES MAY BE AN UNDERWRITER OR AN AFFILIATE OF NEW TAC, THE PLAN PROPONENTS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLAN. ACCORDINGLY, THE PLAN PROPONENTS RECOMMEND THAT POTENTIAL RECIPIENTS OF SUCH SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

      In reliance upon an exemption from the registration requirements of the Securities Act and equivalent state securities laws afforded by section 4(2) of the Securities Act of 1933 and the safe harbor set forth in Regulation D promulgated thereunder, the Rights offered pursuant to the

Rights Offering will be exempt from the registration requirements of the Securities Act and equivalent state securities laws. The Rights offered in the Rights Offering will be offered and available only to investors that are Accredited Investors. Offers and sales of securities under Rule 506 of Regulation D may be made to an unlimited number of Accredited Investors without regard to the dollar amount of the offering. The Rights must be exercised prior to the Voting Deadline and may not be transferred by any holder thereof. Any holder of Trust Preferreds that is eligible to participate in the Rights Offering and exercises its Rights may only be allowed to transfer such holder's interest in the New Term Loan Facility and the New Revolver Facility in accordance with the terms set forth in the New Loan Agreement.

K. CERTAIN RISK FACTORS TO BE CONSIDERED

      The holder of an impaired Claim should consider carefully the following risk factors as well as all of the other information contained in this Disclosure Statement, including the Plan and other Exhibits hereto, before deciding whether to vote to accept or reject the Plan.

      The formulation of a plan of reorganization is the principal purpose of a Chapter 11 case. The Plan sets forth the means for satisfying the holders of Claims against the Debtor.

      1. Settlements Embodied in the Plan

      The Plan contains various debtor-creditor and inter-creditor settlements that are reflected in the relative recoveries of the creditor groups and that are designed to achieve a resolution of the Chapter 11 Case. The Plan is premised upon settlement, rather than litigation of these disputes.

      The Plan Proponents believe that settlement of these disputes is the best way to ensure a prompt resolution of the Chapter 11 Case. The Plan Proponents further believe that although litigation may produce somewhat different absolute and relative recoveries from those embodied in the Plan, such litigation may not increase the values to be distributed under the Plan and may not be finally resolved for years, thus delaying distributions to creditors and will be costly to the Estate.

      2. Regulatory Approvals

      TAC, TARCO, and InsCorp are subject to the regulation of certain state regulatory bodies, including but not limited to, the CT DOI and the NY DOI. Under existing state laws and regulations, the CT DOI and the NY DOI could seek to otherwise liquidate TARCO or InsCorp in accordance with their respective state laws and regulations. As New TAC's principal source of funding will be dividends/payments received from TARCO/TASCO, the Plan Proponents can give no assurances that these dividends will be available in the event of the liquidation of TARCO or InsCorp. The forced liquidation of TARCO or InsCorp could have an adverse effect on the ability to consummate the Plan.

      Furthermore, as is detailed in Section III.I., the effectiveness of the Plan shall depend upon the execution of the Runoff Plans, the Runoff Agreements, and the treatment of the Prepetition Claims of TARCO and InsCorp being satisfactory to the respective insurance departments. The Plan Proponents can give no assurance as to whether such regulatory

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

approvals will be received or the timing thereof. Failure to obtain regulatory approvals related to the foregoing and significant delays in the timing thereof could have an adverse effect on the ability to consummate the Plan.

      The effectiveness of the Plan shall further depend upon the approval of certain regulatory filings by TAC, New TAC, or certain of their affiliates or subsidiaries. The Debtor and New TAC shall continue to be responsible for preparing, and shall cause their respective subsidiaries and affiliates, if necessary and as appropriate, to prepare the appropriate regulatory filings in the ordinary course with their respective governing regulatory bodies with respect to insurance matters. Additionally, as a condition to any change of control, Form A Filings must be filed with the appropriate governing regulatory bodies and approved by them. The preparation of such regulatory and Form A Filings and the approval thereof may take three (3) or more months. Failure to obtain regulatory approvals could have an adverse effect on the ability to consummate the Plan.

      3. The LoC Bank Group Settlement

      Pursuant to section 1123(b)(3)(A) of the Bankruptcy Code, the Plan will constitute a good faith compromise and settlement of claims, demands, rights and Causes of Action that may be asserted by the Debtor and its Estate against the LoC Bank Group. The LoC Bank Group Settlement provides tangible benefits to the Debtor's Estate in return for the resolution of and the opportunity to avoid a likely protracted and expensive litigation, which the Debtor cannot afford.

            (a) The Letter of Credit Facility.

      As described above, prior to the Petition Date, there was $182.5 million outstanding under the Letter of Credit Facility. Pursuant to the guaranty entered into concurrently with the Credit Agreement, TAC is a guarantor of the obligations under the Letter of Credit Facility. The LoC Bank Group's claim against TAC under the guaranty of the Letter of Credit Facility is unsecured and, accordingly, ranks pari passu with the Senior Notes Claims, the CI Notes Claim, the Other Intercompany Claims and the General Unsecured Claims.

      The Letter of Credit Facility was scheduled to terminate on December 31, 2006. In addition, under the Letter of Credit Facility, the following amounts were due the LoC Bank Group (the "Fee Arrangements"): (a) Letter of Credit fees in the aggregate amount of $6.9 million due 2Q-4Q 2003 ("LoC Fees"); (b) 15% profit sharing for 2002-2003 years of account (each a "YOA") at Lloyd's; (c) amounts owing under certain pay-in-kind notes; (d) the right to receive additional security in Oaks; and (e) future accrued interest.

            (b) The Letter of Intent.

      As discussed above, prior to the Petition Date, the Debtors reached an agreement in principal with their major creditor constituencies regarding a long-term restructuring of their debt obligations to be implemented through the Chapter 11 process and entered into the LOI. The LOI was subsequently amended and modified by the Letter of Intent. Under the Letter of Intent, in consideration for the LoC Bank Group's (i) participation in the U.K. Sales, (ii) agreement to waive the Fee Arrangements, (iii) waiver of any and all rights to the proceeds of the intercompany receivable from TAC to Trenwick (Barbados),
(iv) its agreement to cooperate and

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take reasonable steps to ensure that the claim referenced in (iii) is not asserted against New TAC, and (v) agreement to substantially subordinate and limit its recovery from the Debtor, the Plan Proponents have agreed to Allow the LoC Bank Group Claim, as set forth in the Plan, and provide the LoC Bank Group with a mutual and general release.

            (c) The LoC Bank Group's Participation in the U.K. Transactions.

      As part of the U.K. Sales, the LoC Bank Group extended the Letter of Credit Facility commitment (as reduced to approximately $162,000,000) through December 31, 2009 in order to support underwriting 2004-2006 YOAs. No LoC fees will be charged. The LoC Bank Group also agreed to make available FaL to CCM1, a corporate capital member of Magicsunny formed to support underwriting at Lloyd's, to support (pound)150,000,000 of capacity for the 2004 YOA and as much capacity as possible for the 2005 and 2006 YOAs, not exceeding (pound)150 million and not requiring an increase in the LoC Bank Group's FaL. There were no objections by the Debtor's creditors to the relief sought by the Debtor in connection with the U.K. Sales. The LoC Bank Group's commitment to the U.K. Sales provided a benefit to the Debtor's U.S. operations because, without such commitment, Lloyd's would have almost certainly drawn down on the Letters of Credit thereby transforming a contingent guaranty Claim against the Debtor's estate into a fixed $182,000,000 LoC Bank Group claim.

      The Plan Proponents can give no assurance that some or all of the LoCs Outstanding will expire prior to being drawn by Lloyd's and that the LoC Bank Group's claims thereunder will ever be reduced.

            (d) Treatment of the LoC Bank Group Under the Plan.

      Subordination

      The LoC Bank Group agreed to subordinate a portion of its recovery from the Debtor on account of the LoC Bank Group Claim to the Allowed Claims of the holders of the Senior Notes Claims, the CI Notes Claims, General Unsecured Claims, the InsCorp Claim and the Other Intercompany Claims until the holders of Senior Notes Claims have received $35,000,000. Furthermore, the LoC Bank Group has agreed that should the LoC Bank Group receive any funds either directly or indirectly on account of the Prepetition Claim of Trenwick (Barbados), including but not limited to, distributions on account thereof, the Allowed LoC Bank Group Claim shall be reduced or setoff by the amount of such distributions. Furthermore, any such funds shall be deposited with the New TAC Escrow Agent into the New TAC Bank Group Escrow and become subject to the New TAC Escrow Agreement. Such funds shall be distributed from the New TAC Bank Group Escrow in accordance with the same priorities and on the same terms provided in the Plan, with the exception that Trenwick (Barbados) shall not be entitled to receive any distributions from the funds released from the New TAC Bank Group Escrow. Accordingly, the LoC Bank Group shall only be entitled to one recovery in the maximum amount of $19,505,000, either from distributions on account of an Allowed Trenwick (Barbados) Claim or an Allowed LoC Bank Group Claim.

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      Escrow

      Distributions to holders of the Allowed LoC Bank Group Claim will be deposited into the New TAC Bank Escrow established by New TAC and held in trust until an LoC Claim Date. By establishing the escrow and ensuring that amounts in excess of the LoC Bank Group's Maximum TAC Claim are returned to New TAC, the Debtor's creditors are not harmed by the Allowance of the LoC Bank Group Claim.

      Waiver of Rights

      The LoC Bank Group also agreed to waive its rights under the Credit Documents to assert a Claim against the Debtor for the Fee Arrangements. This lowers the Allowed LoC Bank Group Claim and thus benefits the Debtor's other creditors.

      Release and Allowance of Claim

      In consideration for the above, the Debtor and New TAC, on behalf of themselves, the Estate and each creditor receiving a distribution under the Plan, as of the Effective Date, agreed to provide the release set forth in
Section 7.07 of the Plan as well as to Allow the LoC Bank Group Claim in the amount of $19,505,000, subject to adjustment on the LoC Claim Date.

      Additionally, the Plan Proponents agreed that pursuant to the Plan, that TGL, LSH and any and all of their predecessors, successors, assigns, parents, subsidiaries and present and past Affiliates (collectively, referred for purposes of this paragraph as the "TGL and LSH Parties") would be excluded from the releases provided in Section 7.07 of the Plan under certain conditions. Until the LoC Bank Group has received payment in full on its claim for reimbursement or otherwise on account of the LoCs Outstanding, no action of any kind will be taken by any Person on behalf of the Debtor, New TAC or the Litigation Trustee(s) against any of the TGL and LSH Parties (except to the extent that such parties are Trenwick (Barbados) or any direct or indirect subsidiaries of the Debtor) except to the limited extent necessary (i) to establish a timely, sufficient and adequate claim against such parties, or (ii) to enter into a timely, sufficient and adequate agreement with such parties that sufficiently and adequately preserves the ability to enforce any avoidance or other actions against such parties and that shall toll any statute of limitations against such parties until the LoC Bank Group has received payment in full of its claim for reimbursement or otherwise on account of the LoCs Outstanding; provided further, that to the extent, and only to the extent, that the parties fail in good faith to establish a timely, sufficient and adequate claim or enter into a timely, sufficient and adequate tolling agreement as referenced in subclauses (i) and (ii) above, any Person on behalf of the Debtor, New TAC or the Litigation Trustee(s) may bring an action against one or more of the TGL and LSH Parties, but, so long as any avoidance or other judgment is sufficiently and adequately preserved, the Person initiating such action shall not enforce any judgment obtained in connection with such actions until the LoC Bank Group has received payment in full on its claim for reimbursement or otherwise on account of the LoCs Outstanding. No tolling agreement will be deemed sufficient or adequate and no judgment will be deemed sufficiently or adequately preserved if any claim or judgment to avoid the transfer of THL and/or its subsidiaries is not adequately preserved. Should any judgment to avoid any transfer be enforced before the LoC Bank Group has received payment in full on its claim for reimbursement or otherwise on account

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of the LoCs Outstanding, to the extent such judgment is against parties other than Trenwick (Barbados) or any direct or indirect subsidiaries of TAC, the LoC Bank Group will retain its priority to any distributions with respect to such assets. In this regard, with respect to any judgment to avoid the transfer of THL and/or its subsidiaries, neither TAC, New TAC, the Litigation Trustee(s) nor any Person acting on behalf of TAC, New TAC, or the Litigation Trustee(s) will be entitled to any distributions from THL or its subsidiaries until the LoC Bank Group has received payment in full of its claim for reimbursement or otherwise on account of the LoCs Outstanding.

      In view of the limited funds available to the Debtor to prosecute claims against the LoC Bank Group, some of the largest financial institutions in the world, such compromises, which give the Debtor's creditors in excess of $35 million in immediate benefit, are in the best interest of the Debtor's creditors.

      4. Matters Affecting Trading

      There is no assurance that an active market will exist for trading the New TAC Securities and the Trust Certificates. No trading market currently exists for such instruments.

      The New TAC Securities and Trust Certificates will be issued pursuant to the Plan and certain recipients of such instruments may prefer to liquidate such instruments rather than to hold them on a long-term basis. Accordingly, it is anticipated that the market, to the extent one exists, may be volatile. Moreover, while the Plan was developed based upon an estimated range of possible recoveries, valuation was not an estimate of the prices at which the New TAC Securities and Trust Certificates may trade in the market, and the Debtor nor the Plan Proponents have attempted to make any such estimate in connection with the development of the Plan. No assurance can be given as to the market price that will prevail following the Effective Date.

      5. Matters Affecting Distribution

      New TAC will be a holding company and will have as its principal asset, directly or indirectly through subsidiaries 100% of the outstanding shares of stock of TARCO and InsCorp. New TAC's principal source of funding will be dividends it receives from TARCO and payments received from TASCO. A Litigation Trust may be formed to which TAC will, on behalf of all of its creditors, assign all of its rights to (i) pursue all Causes of Action (against parties not released under the Plan) and (ii) receive all Causes of Action recoveries. The Plan Proponents can give no assurances that such Causes of Action will provide any meaningful recovery for creditors.

      Creditors in Classes 3 through 7 and 10 under the Plan will receive in exchange for their Claim against TAC New TAC Debt Securities and Trust Certificates. There is no assurance that New TAC will receive (i) any dividends from TARCO, (ii) any payments from TASCO, or (iii) any payments on account of the LaSalle UK Notes or that funds will be available in the Litigation Trust for distribution to holders of the New TAC Debt Securities. The New TAC Debt Securities are cash flow securities. Thus, if TAC does not have Available Cash to make payments on account of the New TAC Debt Securities, TAC will not be required to may such payments and holders of such securities will receive no recovery. Nor is New TAC required to

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make any distributions on account of the New TAC Interests if there is no
Available Cash. The failure by New TAC to make such payments will not cause any default under the New TAC Debt Securities or New TAC Interests and the holders of the New TAC Securities will have no remedies against New TAC with respect thereto.

L. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

      THE FOLLOWING DISCUSSION IS A SUMMARY OF CERTAIN OF THE SIGNIFICANT FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO THE DEBTOR, TO HOLDERS OF CLAIMS AND TO HOLDERS OF INTERESTS WHO HOLD SUCH CLAIMS OR INTERESTS AS CAPITAL ASSETS WITHIN THE MEANING OF SECTION 1221 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED TO THE DATE HEREOF ("TAX CODE"). THIS DISCUSSION IS BASED ON THE TAX CODE, TREASURY REGULATIONS PROMULGATED AND PROPOSED THEREUNDER, JUDICIAL DECISIONS AND PUBLISHED ADMINISTRATIVE RULES AND PRONOUNCEMENTS OF THE INTERNAL REVENUE SERVICE ("IRS") AS IN EFFECT ON THE DATE HEREOF. CHANGES IN SUCH RULES OR NEW INTERPRETATIONS THEREOF COULD SIGNIFICANTLY AFFECT THE TAX CONSEQUENCES DESCRIBED BELOW.

      THE PLAN PROPONENTS UNDERSTAND THAT THE DEBTOR HAS REQUESTED A RULING FROM THE IRS ON CERTAIN DISCRETE ISSUES DESCRIBED BELOW. AS OF THE DATE HEREOF, NO RULING HAS BEEN REQUESTED FROM THE IRS. MOREOVER, NO LEGAL OPINIONS HAVE BEEN REQUESTED FROM COUNSEL WITH RESPECT TO ANY OF THE TAX ASPECTS OF THE PLAN. SOME OF THE CONCLUSIONS SET FORTH HEREIN ARE UNCERTAIN BECAUSE OF THE ABSENCE OF CONTROLLING LEGAL AUTHORITY WITH RESPECT TO THE ISSUES PRESENTED.

      THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE PLAN TO THE HOLDERS OF CLAIMS AND INTERESTS MAY VARY BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER. IN ADDITION, THIS DISCUSSION DOES NOT COVER ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO THE DEBTOR OR THE HOLDERS OF ALLOWED CLAIMS OR INTERESTS, NOR DOES THE DISCUSSION DEAL WITH TAX ISSUES PECULIAR TO CERTAIN TYPES OF TAXPAYERS (SUCH AS BROKER-DEALERS, TRADERS IN SECURITIES THAT ELECT TO USE A MARK-TO-MARKET METHOD OF ACCOUNTING FOR THEIR SECURITIES HOLDINGS, PARTNERSHIPS, S CORPORATIONS AND OTHER PASS-THROUGH ENTITIES, LIFE INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, TAX-EXEMPT ORGANIZATIONS, PERSONS WHO HOLD SECURITIES ISSUED UNDER THE PLAN AS PART OF A "STRADDLE," "HEDGE" OR "CONVERSION TRANSACTION" OR OTHER INTEGRATED TRANSACTION, PERSONS WHO HAVE A FUNCTIONAL CURRENCY OTHER THAN THE U.S. DOLLAR OR CERTAIN EXPATRIATES OR FORMER LONG-TERM RESIDENTS OF THE UNITED STATES). NO ASPECT OF FOREIGN, STATE, LOCAL OR ESTATE AND GIFT TAXATION IS ADDRESSED. IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS THE U.S. ALTERNATIVE MINIMUM TAX RULES OF THE TAX

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CODE, EXCEPT WITH RESPECT TO U.S. ALTERNATIVE MINIMUM TAX CONSEQUENCES TO THE
DEBTOR TO THE EXTENT DESCRIBED BELOW.

      THE FOLLOWING SUMMARY IS, THEREFORE, NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM OR INTEREST. HOLDERS OF CLAIMS AND INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES PECULIAR TO THEM UNDER THE PLAN.

      1. U.S. Federal Income Tax Consequences to the Debtor

            (a) Discharge Of Indebtedness Income Generally.

      In general, the discharge of a debt obligation by a debtor for an amount less than the adjusted issue price (generally, the amount received upon incurring the obligation plus the amount of any previously amortized original issue discount ("OID") and less the amount of any previously amortized bond premium) gives rise to cancellation of indebtedness ("COD") income which must be included in a debtor's income for federal income tax purposes, unless, in accordance with Section 108(e)(2) of the Tax Code, payment of the liability would have given rise to a deduction. A corporate debtor that issues its own stock or its own debt in satisfaction of its debt is treated as realizing COD income to the extent the fair market value of the stock or the issue price of new debt instrument is less than the adjusted issue price of the old debt. COD income is not recognized by a taxpayer that is a debtor in a title 11 (bankruptcy) case if a discharge is granted by the court or pursuant to a plan approved by the court (the "bankruptcy exclusion rules"). Pursuant to the Plan, Secured Claims, Allowed Administrative Claims, Allowed Priority Tax Claims, Priority Claims and Convenience Claims generally will be paid in full and, therefore, treatment of such Claims should not give rise to COD income. With respect to other Claims there could be COD income if such Claims are not satisfied in full. In particular, the New Senior Subordinated Notes, the New Series A Junior Subordinated Notes and the New Series B Junior Subordinated Notes will not bear interest. Accordingly, the respective issue prices (or possibly the fair market values) of such notes will be less than the amounts payable at their maturity, and at least to that extent, COD income will arise. Based upon current estimates of value, the Plan Proponents believe that consummation of the Plan will give rise to approximately $210,000,000 of COD income that will be excluded from gross income as described above, but will reduce attributes as described below.

            (b) Attribute Reduction

      The relief accorded to COD income by the bankruptcy exclusion rules is not without cost. If a taxpayer excludes COD income because of the bankruptcy exclusion rules, it is required to reduce prescribed tax attributes in the following order and in the following amounts: (i) net operating losses ("NOLs") for the taxable year of the discharge and NOL carryovers to such taxable year, dollar for dollar; (ii) general business credit carryovers, 33-1/3 cents for each dollar of excluded income; (iii) the minimum tax credit available under
Section 53(b) of the Tax Code as of the beginning of the taxable year immediately following the taxable year of the discharge, 33-1/3 cents for each dollar of excluded income; (iv) any capital losses for the taxable year of the

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discharge and any capital loss carryovers to such taxable year, dollar for dollar; (v) the basis of the taxpayer's assets, both depreciable and non-depreciable, dollar for dollar, but the basis cannot be reduced below an amount based on the taxpayer's aggregate liabilities immediately after the discharge; (vi) passive activity loss or credit carryovers of the taxpayer under
Section 469(b) of the Tax Code from the taxable year of the discharge, dollar for dollar in the case of loss carryovers and 33-1/3 cents for each dollar of excluded income in the case of any passive activity credit carryover; (vii) foreign tax credit carryovers, 33-1/3 cents for each dollar of excluded income. However, under Section 108(b)(5) of the Tax Code, the taxpayer may elect to avoid the prescribed order of attribute reduction and instead reduce the basis of depreciable property first, without regard to the "aggregate liabilities" floor. This election extends to stock of a subsidiary if the subsidiary consents to reduce the basis of its depreciable property. If the Debtor makes this election, the limitation prohibiting the reduction of basis below the amount of the remaining undischarged liabilities does not apply. The Plan Proponents do not know at this time whether they will cause the Debtor to make the election to reduce the basis of its depreciable assets first under Section 108(b)(5) of the Tax Code.

      Temporary regulations now in effect provide that in the case of COD income incurred by a corporation that is a member of an affiliated group filing a consolidated return, the attribute reduction rules of Section 108(b)(2) of the Tax Code described above are applied to the group as follows: first, the Debtor realizing COD income applies Section 108(b)(2) to its own attributes; second, to the extent that these rules would apply to reduce such debtor's basis in the stock of a subsidiary that is also a member of the group, such basis reduction is treated as COD income of such subsidiary for the purpose of applying the attribute reduction rules to it; and third, any remaining attribute reduction required will apply to other corporate members of the group to the extent of their share of consolidated attributes, such as NOL and credit carryovers (but not asset basis).

            (c) Utilization of Net Operating Loss Carryovers.

      In general, and subject to special bankruptcy rules described below, when there is a fifty percent (50%) ownership change of a loss corporation during a three-year period, the ownership change rules in Section 382 of the Tax Code limit the utility of NOLs on an annual basis to the product of the fair market value of the corporate equity immediately before the ownership change, multiplied by a hypothetical interest rate published monthly by the IRS called the "long-term tax-exempt rate." The long-term tax-exempt rate for ownership changes in September 2004 is 4.72%. In any given year, this limitation may be increased by certain built-in gains realized after, but accruing economically before, the ownership change and the carryover of unused Section 382 limitations from prior years. On the other hand, if at the date of an ownership change, the adjusted basis for federal income tax purposes of a debtor's assets exceeds the fair market value of such assets by prescribed amounts (a "net unrealized built-in loss") then, upon the realization of such net unrealized built-in losses during a five-year period beginning on the date of the ownership change, such losses are treated as if they were part of the net operating loss carryover, rather than the current deduction, and are also subject to the
Section 382 limitation.

      The Plan Proponents believe that the Debtor's consolidated tax group (the "Debtor Group") has NOLs as of the Effective Date of approximately $374,239,000. Of this amount, approximately $32 million are subject to an annual limitation under Section 382 of the Tax Code

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of approximately $5 million as a result of a change of ownership that occurred in 2000. The Plan Proponents believe that the Debtor Group has no remaining NOLs that are currently subject to limitation under Section 382 of the Tax Code; however, this conclusion is not free from doubt. On August 20, 2004, the Debtor filed a request for a private letter ruling from the IRS (the "Ruling Request") to the effect that the NOLs of the Debtor Group are not further limited under
Section 382 of the Tax Code prior to the Effective Date of the Plan by reason of certain transactions that occurred since the prior ownership change. There can be no assurance that the Debtor will obtain a favorable ruling or that the IRS will provide guidance prior to the Effective Date. If the Debtor does not receive a favorable ruling, and if such transactions resulted in a further ownership change, the availability of the Debtor Group's NOL as an offset against the Debtor Group's future income (or as an offset against income and gain realized upon consummation of the Restructuring Transactions) may be severely limited, depending on the application of the built-in gain rules.

      The Ruling Request also will seek a ruling that an amount equal to the Debtor Group's tax reserves existing on the date of the ownership change will be included in the computation of the Debtor Group's net unrealized built-in gain and any reinsurance commutation income realized during the five-year recognition period after the ownership change will be taken into account in computing net unrealized built-in gain and recognized built-in gain for purposes of applying the Section 382 limitation. If the Debtor fails to obtain that ruling, and if the recovery of such reserves and if the realization of such commutation income are not treated as recognized built-in gains, then recovery of such reserves and realization of such reinsurance commutation income will not be absorbed by NOLs that would otherwise be available.

      The Plan Proponents believe that implementation of the Plan will create a
Section 382 ownership change. The harsh effects of the ownership change rules can be ameliorated by an exception that applies in the case of reorganization under the Bankruptcy Code. Under the so-called "Section 382 (l)(5) Bankruptcy Exception" to Section 382 of the Tax Code, if the reorganization results in an exchange by qualifying creditors and stockholders of their claims and interests for at least fifty percent (50%) of the debtor's stock (by vote and value), then the general ownership change rules will not apply and a more liberal NOL reduction rule applies. The Plan Proponents do not believe that the Debtor will qualify for relief under Section 382(l)(5) of the Tax Code.

      If a debtor does not qualify for the Section 382(l)(5) Bankruptcy Exception, the utility of its NOL will automatically be governed by Section 382(l)(6) of the Tax Code (the "Section 382(l)(6) Limitation"). Under the
Section 382(l)(6) Limitation, a debtor is permitted to value the equity of the corporation for purposes of applying the formula by using the value immediately after the ownership change (by increasing the value of the corporation to reflect any surrender or cancellation of creditors' claims) instead of immediately before the ownership change. Based on the Debtor Group's returns as filed and upon estimates at the close of the taxable year ending December 31, 2003, the Plan Proponents believe that the Debtor Group will have an NOL of approximately $374,239,000. The Plan Proponents also believe that there will be positive taxable income of up to $35 million in 2004 and that the Debtor Group will have commutation income in 2005 and 2006. On information and belief, Plan Proponents anticipate that even if the NOL is reduced by COD income as a result of the attribute reduction rules discussed above, there will be sufficient NOLs to absorb any recapture of tax reserves and reinsurance

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commutation income, except to the extent that there has been an ownership change after the 2000 ownership change, as set forth above.

            (d) Treatment of Certain High Yield Discount Obligations.

      In the event that a debt obligation issued with substantial OID constitutes an applicable high yield discount obligation ("AHYDO") within the meaning of the Tax Code, a portion of the issuer's deduction with respect to the accrued OID may be disallowed, and an equivalent portion of a corporate holder's income with respect to such OID may be treated as a dividend for purposes of the dividend-received deduction to the extent such amount would be so treated if it had been a distribution made by the issuer with respect to its stock (that is, to the extent the issuer has sufficient earnings and profits such that a distribution in respect of stock would constitute a dividend for federal income tax purposes and, presumably, subject to certain holding period and taxable income requirements and other limitations on the dividend-received deduction).

      A debt obligation is treated as an AHYDO if it is issued with substantial OID (meaning that there is accrued OID as of the end of the fifth year after issuance in excess of one year's interest, both actual and imputed), has a yield to maturity of at least five percentage points over the applicable federal rate in effect for the calendar month in which such notes are issued, and has a maturity of over five (5) years. An issuer's interest deduction is disallowed, however, only to the extent the yield to maturity on its debt obligation is at least six percentage points over the applicable federal rate; otherwise, the deduction is merely deferred until paid in Cash.

      It is possible that one or more of the debt instruments issued pursuant to the Plan will constitute an AHYDO.

            (e) Consolidated Return Items.

      The confirmation of the Plan may result in the recognition of income or loss attributable to the existence of deferred intercompany transactions, excess loss accounts or similar items. The Plan Proponents, however, do not believe that the consequence of such items (if any) would have a material effect on the Debtor Group.

            (f) The Restructuring Transactions.

      If the Debtor does not receive a favorable ruling on the built-in gain issues addressed in the Ruling Request or if the Ruling Request is pending as of the Effective Date, the Plan Proponents will consider implementing the Restructuring Transactions. The Restructuring Transactions may include a sale by TAC of the TARCO stock to a newly formed corporation ("New TARCO") that, upon the making of a valid election under Section 338(h)(10) of the Tax Code by the appropriate parties, would be treated as a taxable sale by TARCO and InsCorp of all of their assets in exchange for the New TAC Securities and an assumption of the liabilities of TARCO and InsCorp, followed by a tax-free liquidation of InsCorp into TARCO and a tax-free liquidation of TARCO into TAC.

      Assuming that the Debtor Group's NOLs are available without additional limitation under Section 382 of the Tax Code (or are available to the extent of recognized built-in gains, as

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described above), the Plan Proponents believe that the NOLs would offset the gain or income realized by the Debtor Group upon consummation of the Restructuring Transactions. Although there would be no "regular" corporate income tax imposed thereon, the Restructuring Transactions may trigger some alternative minimum tax ("AMT"), which would be calculated in the same manner described below. The Restructuring Transactions are expected to generate COD income attributable to the exchange the New TAC Securities for the Old Securities. However, since TAC is a debtor in a title 11 case, the COD income will not be taxable, but the Debtor Group will be required to reduce certain of its tax attributes, in this case its NOLs, by the amount of COD income. See supra "Discharge of Indebtedness Income Generally," "Attribute Reduction."

      If the Restructuring Transactions are implemented, and subject to the discussion below, New TARCO and New InsCorp would have a "cost basis" in their assets as of the Effective Date. The aggregate deemed purchase price of such assets would be equal to the issue price of the New TAC Securities that constitute debt, the fair market value of the New TAC Securities that constitute equity and the amount of liabilities of TARCO and InsCorp deemed assumed by New TARCO and New InsCorp. See infra "Characterization of Plan Securities," below. The liabilities deemed assumed are expected to include the tax reserves of TARCO and InsCorp at the time the election under Section 338(h)(10) of the Tax Code is effective.

      Although the Restructuring Transactions are expected to be treated as a taxable asset sale in which income and gains are offset by the Debtor Group's NOLs, there can be no assurance that the Restructuring Transactions will be so viewed by the IRS. For example, if the Restructuring Transactions were deemed to constitute a tax-free reorganization, an election under Section 338(h)(10) of the Tax Code would not be available. In such event, the sale of the TARCO stock would constitute a change of ownership of TARCO and InsCorp and would significantly limit the ability to use the Debtor Group's NOLs to offset any future income realized by TARCO and InsCorp after the sale. Moreover, the exchange by TAC of the New TAC Securities for the Old Securities in accordance with the Plan may constitute a change of ownership of TAC and, if it did, it would limit TAC's ability to utilize its NOL to offset any future income it might realize. However, any COD realized by TAC on that exchange would not be taxable under the bankruptcy exclusion rules.

      2. U.S. Federal Income Tax Consequences to Creditors

            (a) Generally

      The federal income tax consequences of the implementation of the Plan to a holder of a Claim or Interest will depend, among other things, upon the origin of the holder's Claim or Interest, when a holder's Claim or Interest becomes an Allowed Claim or Interest, when the holder receives payment in respect of such Claim or Interest , whether the holder reports income using the accrual or cash method of accounting, whether the holder has taken a bad debt deduction or worthless security deduction with respect to such Claim or Interest and whether the holder's Claim constitutes a "security" for federal income tax purposes.

      Generally, the holder of an Allowed Claim will realize gain or loss on the exchange under the Plan of its Allowed Claim for stock and other property (such as cash and new debt

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instruments), in an amount equal to the difference between (i) the sum of the amount of any cash, the issue price of any debt instrument, and the fair market value on the date of the exchange of any other property received by the holder (other than any consideration attributable to a Claim for accrued but unpaid interest) and (ii) the adjusted basis of the Allowed Claim exchanged therefor (other than basis attributable to accrued but unpaid interest previously included in the holder's taxable income). With respect to the treatment of accrued but unpaid interest and amounts allocable thereto, see infra "Allocation of Consideration to Interest."

      Whether or not such realized gain or loss will be recognized (i.e., taken into account) for federal income tax purposes will depend in part upon whether such exchange qualifies as a recapitalization or other "reorganization" as defined in the Tax Code, which may in turn depend upon whether the Claim exchanged or the instruments received in exchange therefor are classified as "securities" for federal income tax purposes. The term "security" is not defined in the Tax Code or in the Treasury Regulations. One of the most significant factors considered in determining whether a particular debt instrument is a security for this purpose is the original term thereof. In general, the longer the term of an instrument, the greater the likelihood that it will be considered a security. As a general rule, a debt instrument having an original term of ten
(10) years or more will be classified as a security, and the debt instrument having an original term of fewer than five (5) years will not. Debt instruments having a term of least five (5) years but less than ten (10) years are likely to be treated as securities, but may not be, depending upon their resemblance to ordinary promissory notes, whether they are publicly traded, whether the instruments are secured, the financial condition of the debtor at the time the debt instruments are issued and other factors. Each holder of an Allowed Claim should consult its own tax advisor to determine whether its Allowed Claim constitutes security for federal income tax purposes.

            (b) Holders of Unclassified Claims

      Holders of Allowed Administrative Claims and Allowed Priority Tax Claims and various fees described in Article IV of the Plan generally will be paid in full in Cash on, or subsequent to, the Effective Date. Holders of such Claims who are taxpayers must include amounts received in excess of their adjusted tax basis in their Claim (if any) in gross income in the taxable year in which such amounts are actually or constructively received by them. Where appropriate, income tax and employment tax will be withheld from such payments as required by law. With respect to the treatment of accrued but unpaid interest and amounts allocable thereto, see infra "Allocation of Consideration to Interest."

            (c) Holders of Allowed Secured Claims (Class 1)

      In general, a holder of an Allowed Secured Claim will (i) have its Allowed Secured Claim Reinstated or (ii) receive Cash in an amount equal to such Allowed Secured Claim.

      If a holder has its Claim Reinstated, such holder will not realize any gain or loss for federal income tax purposes because the transaction will not give rise to a significant modification of the Allowed Secured Claim within the meaning of the Treasury Regulations.

      If a holder of an Allowed Secured Claim receives Cash, such holder will realize gain or loss in an amount equal to the difference between (a) the holder's basis in the Allowed Secured

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Claim and (b) the amount of Cash received in the exchange (other than cash allocable to a Claim for accrued but unpaid interest). See infra "Allocation of Consideration to Interest."

            (d) Holders of LoC Bank Group Claims (Class 3)

      Whether and when the holder of an LoC Bank Group Claim will receive a distribution under the Plan is dependent upon whether certain LoCs Outstanding issued by such a holder will be drawn. Holders of LoC Bank Group Claims should consult their own tax advisors as to whether effectiveness of the Plan will give rise to a significant modification of such holders' Claims, resulting in the realization of gain or loss, or whether such realization must await a distribution to the holder of an LoC Bank Group Claim by the New TAC Escrow Agent on the Business Day following an LoC Claim Date.

            (e) Holders of Priority Claims (Class 2); Convenience Claims (Class
8).

      Holders of Class 2 Priority Claims and Class 8 Convenience Claims will receive Cash in exchange for their Claims. The holder of such a Claim will recognize gain or loss in an amount equal to the difference between the amount of Cash received (other than cash allocable to a Claim for accrued but unpaid interest) and the holder's adjusted tax basis in its Claim. See infra "Allocation of Consideration to Interest."

            (f) Holders of Senior Notes Claims (Class 4), CI Notes Claims (Class
6) and General Unsecured Claims (Class 7).

      Holders of Class 4 Senior Notes Claims, Class 6 CI Notes Claims and Class 7 General Unsecured Claims will receive a package consisting of New TAC Debt Securities and Trust Certificates. To the extent New TAC Debt Securities and Trust Certificates are received in respect of accrued but unpaid interest, see infra "Allocation of Consideration to Interest." As discussed infra under the heading "U.S. Federal Tax Treatment of the Litigation Trust," the Plan Proponents believe, and the following discussion assumes, that the Trust Certificates do not have independent economic significance except to provide a source of payment with respect to the New TAC Securities.

      If the Restructuring Transactions are consummated and such transactions are not treated as a reorganization under the Tax Code, a holder will recognize gain or loss on the exchange of its Old Securities for New TAC Debt Securities in an amount equal to the difference between the issue price (or possibly the fair market value) of the New TAC Debt Securities received and the adjusted tax basis of the Old Securities surrendered (other than basis attributable to accrued but unpaid interest).

      If the Restructuring Transactions are not consummated or the Restructuring Transactions are treated as a reorganization under the Tax Code, then the tax consequences to a holder will depend upon whether the New TAC Debt Securities or the Old Securities are properly characterized as "securities" under the Tax Code. If either the New TAC Debt Securities or the Old Securities are not properly characterized as "securities," then a holder will recognize gain or loss equal to the difference between the issue price (or possibly the fair market value) of the New TAC Debt Securities received (other than amounts received in respect of accrued but unpaid interest) and the adjusted tax basis of the Old Securities surrendered (other than basis attributable to accrued but unpaid interest). If both the Old Securities surrendered and the New TAC Debt Securities received constitute "securities" for federal income tax purposes, then no realized gain or loss will be recognized for federal income tax purposes (other than with respect to amounts attributable

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to accrued but unpaid interest). See infra "Allocation of Consideration to
Interest." A holder's adjusted basis in the New TAC Debt Securities will equal the holder's aggregate adjusted tax basis in the Old Securities surrendered, increased by any interest income recognized in respect of its Allowed Claim. The holder's holding period for the New TAC Debt Securities received will include the holder's holding period for its Old Securities surrendered, except to the extent that the New TAC Debt Securities are issued in respect of a Claim for accrued but unpaid interest. In such case, a holder's holding period for the New TAC Debt Securities received will begin on the day after the exchange. Because the New TAC Debt Securities issued will not bear interest, holders of such securities will be required to include in their income each year an amount constituting OID. In the case of corporate holders, see infra "Treatment of Certain High Yield Discount Obligations."

            (g) Holders of Trust Preferreds Claims (Class 9)

      Each holder of a Trust Preferreds Claim will receive in respect of its Claim its pro rata share of New TAC Interests and Residual Trust Certificates. The Plan Proponents believe that the Trust Preferreds Claims constitute "securities" for federal income tax purposes. Accordingly, if the Restructuring Transactions are not implemented, no loss will be recognized by the holder of a Trust Preferreds Claim who surrenders its Claim in exchange for New TAC Interests and Residual Trust Certificates. To the extent that New TAC Interests and Residual Trust Certificates are received in respect of a claim for accrued but unpaid interest, see infra "Allocation of Consideration to Interest." With respect to the value of remaining consideration received, gain, if any, will be recognized, but such gain may not exceed the value of the Residual Trust Certificates. The basis of Residual Trust Certificates in the hands of an exchanging holder will be equal to the fair market value of such Residual Trust Certificates. The basis of New TAC Interests received will be equal to the basis of the Trust Preferreds Claim surrendered, increased by the amount of any gain or interest recognized and decreased by the fair market value of any Residual Trust Certificates received. The holding period for the New TAC Interests received will include the period during which the Trust Preferreds Claim was held. The holding period for any Residual Trust Certificates received will begin on the day after the exchange. It is possible that in the case of a holder of a Claim in Class 9, the Residual Trust Certificates would be treated as additional equity and not as a separate non-stock property interest, in which case no gain would be recognized. Each holder of a Trust Preferreds Claim should consult its own tax advisor. If the Restructuring Transactions are implemented, then gain or loss will be recognized by the holder of a Trust Preferreds Claim in an amount equal to the difference between the basis of the Trust Preferreds Claim surrendered and the sum of the fair market values of the New TAC Interests and the Residual Trust Certificates received.

            (h) Holders of Section 510(b) Claims (Class 11)

      Holders of Allowed Claims in Class 11 (Section 510(b) Claims) shall not receive any distribution under the Plan. The Plan Proponents are not aware of any such Claims at this time. Any holder of a Claim in Class 11 should consult its own tax advisor as to the federal income tax consequences to it of its treatment under the Plan.

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

            (i) Holders of Old Common (Class 12)

      Holders of Old Common Stock will not be entitled to any distribution under the Plan. To the extent that a holder has not properly claimed a worthless stock deduction in respect of his shares of Old Common Stock in a prior taxable year, then loss will be recognized by such a holder in an amount equal to the adjusted basis of his Old Common Stock.

            (j) Allocation of Consideration to Interest

      Pursuant to the Plan, all distributions in respect of Allowed Claims will be allocated first to the principal amount of the Allowed Claim, with any excess allocated to unpaid accrued interest. However, there is no assurance that such allocation would be respected by the IRS for federal income tax purposes. In general, to the extent any amount received, whether stock, cash or other property, by a holder of a debt is received in satisfaction of accrued interest during its holding period, such amount will be taxable to the holder as interest income (if not previously included in the holder's gross income). Conversely, a holder generally recognizes a deductible loss to the extent any accrued interest claimed was previously included in its gross income and is not paid in full. Each holder of an Allowed Claim is urged to consult its own tax advisor regarding the allocation of consideration and deductibility of unpaid interest for tax purposes.

            (k) Market Discount.

      Where gain or loss is recognized by a holder in respect of its Allowed Claim, the character of such gain as capital gain or ordinary income will be determined by a number of factors, including whether the Claim was acquired at a market discount. A holder that purchased its Claim from a prior holder at a market discount may be subject to the market discount rules of the Tax Code. Under those rules, assuming that the holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of such Allowed Claim (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Allowed Claim as of the date of the exchange. In addition, to the extent that the holder of an Allowed Claim does not recognize income because its exchange is treated as a reorganization under the Tax Code, any unamortized market discount would carry over to the non-recognition property received in the exchange, so that any gain recognized by the holder on a subsequent disposition of such property would also be treated as ordinary income to the extent of any accrued market discount not previously included in income.

            (l) Withholding.

      All distributions under the Plan are subject to any applicable withholding. Under federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to "back-up withholding" at a twenty-eight percent (28%) rate. Back-up withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends or (d) under certain circumstances fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to back-up withholding. Back-up withholding is not an additional tax, but merely

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an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from back-up withholding, including, in certain circumstances, corporations and financial institutions.

            (m) Alternative Minimum Tax.

      A corporation is required to pay AMT to the extent that twenty percent (20%) of "alternative minimum taxable income" ("AMTI") exceeds the corporation's regular tax liability for the year. AMTI is generally equal to regular taxable income with certain adjustments. For purposes of computing AMTI, a corporation is entitled to offset no more than ninety percent (90%) of its AMTI with NOLs (as computed for AMT purposes). Thus, if the reorganized Debtor's consolidated group is subject to the AMT in future years, a federal tax of two percent (2%) (20% of the 10% of the AMTI not offset by NOLs) will apply to any net taxable income earned by the reorganized Debtor's consolidated group in future years that is otherwise offset by NOLs.

            (n) Characterization of Plan Securities.

      It is expected that the New TAC Debt Securities will constitute debt, while New TAC Interests will constitute equity. The IRS may not agree with this characterization and, for example, may also treat some or all of the New TAC Debt Securities as equity.

      3. U.S. Federal Tax Treatment of the Litigation Trust

      Under the Plan, the Litigation Trust may be established. On the Initial Distribution Date, New TAC will distribute the New TAC Securities in accordance with the Plan, and the Litigation Trust will issue the Trust Certificates. A New TAC Security and the corresponding Trust Certificate cannot be transferred, sold or otherwise disposed of separately.

      With respect to the New TAC Debt Securities issued under the Plan and the corresponding Litigation Trust Certificates, the Face Amount of the corresponding Litigation Trust Certificates will be equal to the Face Amount of the New TAC Debt Securities to which they correspond. On each Quarterly Distribution Date, each holder of a New TAC Debt Security will receive its Applicable Share of the Debt Payments made by New TAC in respect of the New TAC Debt Securities. On each Quarterly Distribution Date, until the earlier to occur of the final maturity date of the New TAC Debt Securities or such time that such holder of the New TAC Debt Securities has received Debt Payments in respect of its New TAC Debt Securities and Trust Payments in respect of its Litigation Trust Certificates totaling the aggregate Face Amount of the New TAC Debt Securities distributed under the Plan, Trust Payments will be paid by the Litigation Trustee(s) in accordance with the Litigation Trust Agreement. Each Trust Payment with respect to a Litigation Trust Certificate will be deemed to also be a Debt Payment and will reduce the outstanding principal amount of the New TAC Debt Securities to which it corresponds by the amount of the Trust Payment. Under the Plan, the recovery receivable by the holder of a Claim to whom New TAC Debt Securities and corresponding Litigation Trust Certificates are distributed will be capped at an amount equal to the Face Amount of the New TAC Debt Securities to which the Litigation Trust Certificates correspond. At such time, if any,

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

as the holder of a New TAC Debt Security receives a distribution equal to its maximum Allowed Claim, such holder will have no further interest in the Litigation Trust.

      With respect to New TAC Interests issued under the Plan and the corresponding Residual Trust Certificates, at such time that all obligations under the New TAC Debt Securities have been paid in full, holders of New TAC Interests will be entitled to receive distributions on account of the New TAC Interests, to the extent there is Available Cash (or as otherwise required under the Plan) and Trust Payments in respect of the Residual Trust Certificates.

      There is no authority clearly governing the tax treatment of the Litigation Trust for federal income tax purposes. Although for purposes of non-tax law, if the Litigation Trust is formed, the Debtor has divested itself of the Litigation Trust Assets, and all decisions with respect to such assets are in the hands of the Litigation Trustee(s) and the Litigation Trust Board, it would appear that the holders of Claims do not have an interest in the Litigation Trust separate and apart from their interest in the New TAC Debt Securities, and once the New TAC Debt Securities are satisfied in full, whether by distributions from the Litigation Trust or direct payments on the New TAC Debt Securities, any value remaining in the Litigation Trust will not inure to the benefit of the holders thereof. Accordingly, New TAC will take the position that although the Debtor has divested itself of any interest in the Litigation Trust Assets, that it continues to be the owner of such assets for federal income tax purposes, and that distribution of Trust Payments by the Litigation Trustee(s) to the holders of Trust Certificates satisfies New TAC's obligations under the New TAC Debt Securities. Accordingly, New TAC will report any income attributable to prosecution of the Litigation Trust Causes of Action on its federal income tax returns and will deduct any expenses associated therewith to the extent allowable for federal income tax purposes. For information reporting purposes, New TAC will treat payments made by the Litigation Trustee(s) to holders of Trust Certificates as payments on the New TAC Debt Securities, and will not treat the distribution of the Trust Certificates as a distribution to which Sections 311(b) or 1001 of the Tax Code applies or as the receipt of a separate property interest by the recipients thereof.

      The IRS may disagree with this position. The IRS may take the position either that the Litigation Trust is (i) an association taxable as a corporation for federal income tax purposes, (ii) a grantor trust for the benefit of the creditors within the meaning of Treasury Regulations Section 301.7701-4(d) or
(iii) a trust not owned by New TAC that is governed by Subchapter J of the Tax Code. In any of these cases, holders of Claims will be treated as having received a distribution on the Effective Date in an amount equal to the value of the Litigation Trust Assets, affecting the amount of gain or loss realized or recognized in connection with the consummation of the Plan. Holders are strongly urged to consult with their own tax advisors. If the distribution to the holders of Trust Certificates under the Plan is treated for purposes of the Tax Code as the distribution of Litigation Trust Assets to the creditors who are the beneficiaries of the Litigation Trust, and the transfer of Litigation Trust Assets by the beneficiary creditors to the Litigation Trust, such creditors will be treated as the grantors and deemed owners of the Litigation Trust. The Litigation Trustee(s) would then be required to file federal income tax returns for the Litigation Trust as a grantor trust pursuant to Treas. Reg. Section 1.671-4(a), and any income of the Litigation Trust would be treated as subject to tax on a current basis in the hands of the holders of Trust Certificates. The Litigation Trust Agreement will provide that the sole purpose of the Litigation Trust will be to liquidate and distribute under the Plan the assets transferred to it

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

for the benefit of the beneficiary creditors as expeditiously as reasonably possible, recognizing that the assets distributed to the Litigation Trust are primarily illiquid and will take some time to monetize, and not to engage in any trade or business, and to terminate upon the completion of such liquidation and distribution. The Litigation Trust Agreement will provide that such termination shall occur no later than five (5) years after the Effective Date unless the Bankruptcy Court shall approve an extension based upon a finding that such an extension is necessary for the Litigation Trust to complete its liquidating purpose, not to exceed ten (10) years from the Effective Date. The Litigation Trust Agreement will also limit the investment powers of the Litigation Trustee(s) in accordance with Rev. Proc. 94-45, 1994-2 C.B. 684, and will require the Litigation Trust to distribute at least annually to the beneficiary creditors (as such may be determined at such time) its net income except for amounts retained as reasonably necessary to maintain the value of the Litigation Trust Assets.

M. ALTERNATIVES TO CONFIRMATION OF THE PLAN

      The Plan Proponents believe that the Plan affords the holders of Claims the potential for the greatest realization on the Debtor's assets and, thus, is in the best interests of such holders. If the Plan is not confirmed, however, alternatives include (i) alternative plans of reorganization or (ii) liquidation of the Debtor under Chapter 7 or Chapter 11. As discussed, the Plan Proponents believe that the Plan is comparable to a liquidation without the increased costs associated with the appointment of a trustee under Chapters 7 or 11.

N. ALTERNATIVE PLANS OF REORGANIZATION

      If the Plan is not confirmed, the Plan Proponents, the Debtor, or any other party-in-interest in the Chapter 11 Case could propose a different plan or plans. Such plans might involve either a reorganization and continuation of the Debtor's businesses, or an orderly liquidation of its assets or a combination of both. The Plan Proponents do not believe that an alternative plan could provide greater recoveries than those provided in the Plan. Moreover, the filing of alternative plans would result in additional costs in administering the Chapter 11 Case and significant delays in making distributions.

O. CONFIRMATION HEARING

      By Order of the Bankruptcy Court dated September 13, 2004, the Confirmation Hearing has been scheduled for October 27, 2004 at 11:30 a.m. Eastern Time, before the Honorable Mary J. Walrath, in the United States Bankruptcy Court for the District of Delaware. The Confirmation Hearing may be adjourned from time to time by the Court without further notice except for an announcement made at the Confirmation Hearing or any adjourned hearing. Any objection to confirmation must be made in writing, filed with the Clerk of the Bankruptcy Court and served upon the following parties, together with proof of service thereof, so as to be ACTUALLY RECEIVED on or before October 18, 2004 at 5:00 p.m. (Eastern Time):

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

            For the Plan Proponents

            Weil, Gotshal & Manges LLP
            200 Crescent Court, Suite 300
            Dallas, TX  75201
            (214) 746-7700
            Attn: Martin A. Sosland, Esq.
                  Stephen A. Youngman, Esq.

            and

            Bayard Firm
            222 Delaware Avenue, Suite 900
            P.O. Box 25130
            Wilmington, DE 19899
            (302) 655-5000
            Attn: Neil B. Glassman, Esq.

            For the Debtor

            Trenwick America Corporation
            One Canterbury Green
            Stamford, CT 06901
            (203) 353-5505
            Attn: Timothy R. Graham, Esq.

            with copies to:

            Dewey Ballantine LLP
            Attorneys for the Debtors
            1301 Avenue of the Americas
            New York, New York 10019-6092
            (212) 259-8000
            Attn: Benjamin Hoch, Esq.
                  Carey D. Schreiber, Esq.

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

            Ashby & Geddes
            Attorneys for the Debtors
            222 Delaware Avenue, 17th Floor
            P.O. Box 1150
            Wilmington, Delaware 19899
            (302) 654-1888
            Attn: Christopher S. Sontchi, Esq.
                  Don A. Beskrone, Esq.

            For the Official Creditors' Committee of Unsecured Creditors

            Young Conaway Stargatt & Taylor, LLP
            The Brandywine Building
            1000 West Street, 17th Floor
            P.O. Box 391
            Wilmington, Delaware 19899-0391
            (302) 571-6600
            Attn: Brendan L. Shannon, Esq.

      Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED IT WILL NOT BE CONSIDERED BY THE COURT.

      At the Confirmation Hearing, the Court must determine whether the requirements of section 1129 of the Bankruptcy Code have been satisfied and, upon demonstration of such compliance, the Court will enter the Confirmation Order.

                                VII. CONCLUSION

      The Plan Proponents submit that the Plan complies in all respects with Chapter 11 of the Bankruptcy Code and the Plan Proponents recommend to holders of Claims who are entitled to vote on the Plan that they vote to accept the Plan. The Plan Proponents remind such holders that, to be counted, each ballot, signed and marked to indicate the holder's vote, must be actually received by no later than 5:00 p.m. Eastern Time on October 18, 2004.

Dated: September 10, 2004

                                         Respectfully submitted,

                                         J. C. WATERFALL

                                         By: /s/ J. C. Waterfall
                                            ------------------------
                                         Name:
                                         Title: Authorized Agent

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

                                         PHOENIX PARTNERS, L.P.

                                         By: /s/ J. C. Waterfall
                                            ------------------------
                                         Name:
                                         Title: Authorized Agent

                                         PHOENIX PARTNERS, II, L.P.

                                         By: /s/ J. C. Waterfall
                                            ------------------------
                                         Name:
                                         Title: Authorized Agent

                                         PHAETON INTERNATIONAL (BVI) LTD.

                                         By: /s/ J. C. Waterfall
                                            ------------------------
                                         Name:
                                         Title: Authorized Agent

                                         TEJAS SECURITIES GROUP, INC. 401(k)
                                         PLAN AND TRUST FBO JOHN J. GORMAN

                                         By: /s/ John J. Gorman
                                            ------------------------
                                         Name:
                                         Title: Authorized Agent

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